UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Players Network

(Exact name of registrant as specified in its charter)

Nevada	4841	88-0343702
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

1771 E. Flamingo Road, #201-A

Las Vegas, NV 89119

(702) 734-3457

(Address, including zip code, and Telephone Number, including area code, of Registrant’s Principal

Executive Offices)

Copies to:

Mark E. Crone, Esq.

The Crone Law Group

101 Montgomery Street

San Francisco, CA 94104

Telephone: (415) 955-8900

Facsimile: (415) 525-8263

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee
Common Stock, $0.001 par value	14,500,000	$0.078	$1,131,000	$155

(1) In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act. The amount of shares to be registered represents the Company’s good faith estimate of the number of shares that the registrant may issue pursuant to an Investment Agreement with the selling security holder.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933. Our common stock is quoted under the symbol “PNTV” on the Over-the-Counter Markets (“OTCQB”). As of November 29, 2012, the last sale reported price was $0.078 per share. Accordingly, the registration fee is $155 based on $0.078 per share.

(3) This amount represents the maximum aggregate market value of common stock which may be put to the selling stockholder by the registrant pursuant to the terms and conditions of an Investment Agreement between the selling stockholder and the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Pursuant to the provisions of Rule 429 under Securities Act of 1933, this Registration Statement relates to Registration Statement No. 333-162316 filed by the Registrant. The prospectus forming part of this Registration Statement shall serve the purpose of a post-effective amendment to Registration Statement No. 333-162316 as specified in Rule 429.

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, Par Value $.0001

(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (section 232.405 on this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.               ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).

Yes ☐ No ☒

The aggregate market value of the voting and non-voting stock held by non-affiliates of the registrant, as of November 29, 2012, was approximately $3,244,478 based on a share value of $0.078. All executive officers and directors of the registrant have been deemed, solely for the purpose of the foregoing calculation, to be "affiliates" of the registrant.

As of November 29, 2012, there were 68,235,424 shares of the issuer's common stock, $0.001 par value per share, issued and outstanding.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED December 3, 2012

PRELIMINARY PROSPECTUS

14,500,000 Shares of common stock

This prospectus relates to the resale of up to 14,500,000 shares of our the common stock that will be offered and sold by the selling stockholder, Dutchess Opportunity Fund, II, LP, or Dutchess, pursuant to a “put right” under an Investment Agreement for an Equity Line Financing, that we entered into with Dutchess on November 7, 2012. The Investment Agreement permits us to “put” up to an aggregate of $8,500,000 in shares of our $0.001 par value common stock to Dutchess during a 36 month period ending on the third anniversary of the effective date of the registration statement in which this prospectus is contained.

Dutchess is an “underwriter” within the meaning of the Securities Act of 1933, or the Securities Act, in connection with the resale of our $0.001 par value common stock sold to it by our exercise of the put right under the Investment Agreement. Under the Investment Agreement with Dutchess, the per share purchase price of our $0.001 common stock which will be equal to 95% of the lowest Volume Weighted Average Price of our common stock during the four consecutive trading days immediately following the date the notice of our election to put shares pursuant to the Investment Agreement is delivered to Dutchess (the date of delivery of such notice is referred to as the “put date”). The amount we may put will be equal to up to either 1) 300% of the average daily volume (U.S. market only) of the $0.001 par value common stock for the three Trading Days prior to the applicable put notice date, multiplied by the average of the three daily closing prices immediately preceding the put date or 2) $50,000.

For each put notice submitted to Dutchess by us, we have the option to specify a Suspension Price for that put. In the event the Common Stock falls below the Suspension Price, the put shall be temporarily suspended. The Put shall resume at such time as the Common Stock is above the Suspension Price, provided the dates for the Pricing Period for that particular put are still valid. In the event the Pricing Period has been complete, any shares above the Suspension Price due to Dutchess shall be sold to Dutchess by us at the Suspension Price under the terms of this Agreement. The Suspension Price for a Put may not be changed by us once submitted to Dutchess.

Our shares of $0.001 par value common stock are traded on the Over-the-Counter Markets under the symbol “PNTV.OB.” On November 29, 2012, the closing sale price of our common stock was $0.078 per share.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 9.

Our principal executive offices are located at 1771 E. Flamingo Road, #201-A, Las Vegas, NV 89119. Our telephone number is (702) 734-3457.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2012

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TABLE OF CONTENTS

Prospectus Summary	4

Summary Financial Data	8

Risk Factors	9

Use of Proceeds	16

Selling Stockholder	16

Plan of Distribution	18

Description of Securities	19

Interests of Named Experts and Counsel	20

Description of Business	20

Governmental Approval and Regulation	24

Properties	25

Legal Proceedings	25

Market for Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities	25

Management’s Discussion And Analysis Of Financial Condition And Results Of Operation	26

Management	36

Executive Compensation	39

Available Information	41

Security Ownership of Certain Beneficial Owners and Management	41

Disclosure of Commission Position of Indemnification for Securities Act Liabilities	42

Index to Financial Statements	F-1

Part II	II-1

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not, and the selling security holder has not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling security holder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus, “Players Network”, “PNTV” “the Company”, “we”, “us” and “our” refer to Players Network, a Nevada corporation, unless the context otherwise requires.

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PROSPECTUS DELIVERY REQUIREMENTS

Until ________________, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision.

About Our Company

Players Network was incorporated in the State of Nevada in March of 1993. Players Network is a global media and entertainment company engaged in the development of Digital Networks. We distribute broadband video and other social media content over a wide variety of internet enabled devices and cable television channels. Due to recent capital infusions and an expanded management team, the Company has been able to complete the first phase of development and launch its proprietary scalable technology platform. The platform is designed to deliver video content and develop digital social communities, including “Vegas On Demand TV”, which is our first digital branded network that was in development during 2011. We launched our beta version on October 7, 2011.

The Company operates a Video On Demand (“VOD”) television channel, also named Vegas On Demand, which consists of original programming that is distributed over its own VOD channels to approximately 24,000,000 homes over the internet with distribution partners that include, Comcast, Hulu, Blinkx, Google, YouTube and Yahoo Video, for DVD home video, and various mobile platforms. Players Network has a fourteen year history of providing consumers with quality ‘Gaming and Las Vegas Lifestyle’ video content.

Vegas On Demand TV offers its audience the ability to connect to Vegas Insiders through unique, high-quality programming that captures the excitement, sex appeal, entertainment, and the non-stop adrenaline rush of the Las Vegas gaming lifestyle. Players Network’s content goes beyond poker, casino action, sports betting, and racing, to lifestyle programs about entertainment and fine living that attract young and sophisticated viewers that comprise the major digital media demographic. Whenever possible our content incorporates an expert, insider or celebrity within the Vegas community in order to enhance promotional merchandising to prospective customers.

The Company plans to use both its platform and original branded programming and events as a means to develop additional revenue streams, as well as marketing and membership benefits of our social media platform. These revenue streams include branded entertainment, sponsorships for events, and media placement, third party commissions for video and banner advertisements, merchandise and production sales and services.

Players Network has addressed the digital market in an effort to grow as a New Media Company using “Vegas On Demand”, its flagship Branded Television Channel Destination, it use its scalable, custom Enterprise Web Platform to host “Vegas On Demand”, which can also be replicated to launch thousands of Channel Destinations in any Lifestyle Category, for any Lifestyle Brand.

PNTV’s Enterprise Platform efficiently deploys, manages and distributes videos with integrated revenue-generating tools that go beyond traditional advertising. On our Platform, the viewer of a video is brought into a web environment encompassing that video’s lifestyle, where they are presented with Membership, Merchandising, Couponing, Subscription, Loyalty Programs, Contest and other Marketing opportunities, including the integration of Live Events. The Platform also integrates Branded Sponsorships, and a game-like Virtual Economy supported by our Cost Per Action Advertising network.

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PNTV’s next-generation Media Network operates across all distribution platforms from TV screens to mobile devices, gaming consoles, computers and tablets. We have positioned ourselves to provide companies with an affordable, turnkey, integrated solution that creates bookable revenue while generating net profits. We have not yet generated revenues from our Platform, but plan to market our services to companies in 2012 that can make their initial investment using a small portion of their existing marketing budget.

By providing companies and Lifestyle Brands with their own Channel Destination on our Enterprise Web Platform and offering our Media and Production expertise, we plan to provide an integrated Media, Marketing and Merchandising solution that aims to save our customers significant time and money that would need to be incurred to replicate equivalent services.

We have also leveraged our existing library of original content, and distribution network, to build this infrastructure hub and launch our initial digital Lifestyle Network: “VegasOnDemand.tv”.

Through the cross-promotional integration of Sponsored Live Events, Contests and Media creation and distribution, PNTV’s Platform can deliver a targeted audience that can be monetized in multiple ways. The Platform is a Revenue Engine that grows as audience and page views increase. The Platform also provides a self-perpetuating aggregation juncture where Las Vegas businesses and “Insiders” can connect socially with their audience/customer and generate shared revenues.

The ability to Monetize Video in so many ways, coupled with an efficient, easy-to-use technical and administrative back-end dashboard, is a powerful feature of PNTV’s Platform. It allows the creation of unlimited, new Channel Destinations using our scalable Content Management System (“CMS”) framework, with cost-competitive operations. Importantly, it allows Content Management by administrative and editorial level employees without the expense of having a full-time technical engineering staff in-house.

The Company’s platform has two main membership categories: 1) the Consumer/User who visits our digital communities and partakes in viewing ad-supported and pay-per-view premium videos, purchases products and connects with “Insiders”, who are our 2) Premium Members.

Premium Members must be industry Insiders and/or experts in their Lifestyle category. For example, with regard to Vegas On Demand, Insiders are designed to be the who’s-who of Vegas: Entertainers, Nightclub Promoters, Casino Hosts, famous Chefs, etc. who offer our Members deals on transactions connected to their sphere of influence. Deals may include being invited to a special VIP Event, Line Passes, two-for-one offers, PPV Video discounts, etc.

Transactions can be purchased using credit cards, or our incentivized Virtual Economy. When using our Virtual Economy, we set the value of the goods and services that are redeemed through a Points (Virtual Currency) System. Points can be bought or earned using our CPA Ad Network. Our Virtual Economy allows the Company to realize revenue every time Points are earned, as well as every time Points are redeemed.

On May 11, 2011, we acquired a 10% interest in iCandy, Inc. (“ICI”), and a 10% interest in iCandy Burlesque, Inc. (“ICB”), Nevada entertainment companies that develop and operate a variety of entertainment shows in the United States, primarily in casinos within Las Vegas, NV and Atlantic City, NJ. We acquired these interests in exchange for $25,499 that was in turn spent on the development of a promotional video that will be distributed over our media channels. In addition, we agreed to pay a license fee of 20% of the adjusted gross revenues that we earn from the distribution and sales related to the promotional video content. No such revenues have been earned to date.

In December of 2011, the Company signed an agreement with J&H Productions to produce a series of three reality shows centered on a family that is in the Las Vegas nightlife and night club business. The agreement also provides for the production of forty short video segments to be used to develop a new branded Channel Destination using the Company’s scalable platform.

Recent Developments

On November 7, 2012, we (i) entered into an Investment Agreement with Dutchess Opportunity Fund, II, LP, or Dutchess, and (ii) issued to Dutchess a Promissory Note with a face value of $35,000. The net proceeds from the Note, approximately $27,000, will be used for general working capital.

5

Equity Line Financing

Pursuant to the Investment Agreement, Dutchess committed to purchase up to $8,500,000 of our common stock, over the course of thirty-six months, which is referred to as an Equity Line Financing.

We may draw on the Equity Line Financing facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that we are entitled to put in any one notice is 1) 300% of the average daily volume (U.S. market only) of the common stock for the three trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days, or 2) $50,000. The purchase price will be set at ninety-five percent (95%) of the lowest daily volume weighted average price of our common stock during the four consecutive trading day period beginning on the trading day immediately following the date Dutchess receives the applicable put notice. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During this time, we may not deliver another put notice. In addition, Dutchess is not obligated to purchase shares if Dutchess' total number of shares beneficially held at that time would exceed 4.99% of the number of shares of our outstanding common stock. In addition, we are not permitted to draw on the facility unless there is an effective registration statement to cover the resale of the shares.

Pursuant to the terms of a Registration Rights Agreement dated November 7, 2012 between us and Dutchess, we are obligated to file a registration statement with the SEC, of which this prospectus forms a part, to register the resale by Dutchess of 14,500,000 shares of the common stock. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the date the registration statement is filed.

In connection with the preparation of the Investment Agreement and the Registration Rights Agreement, we are required to pay Dutchess a document preparation fee in the amount of $10,000.

Note

The Note matures on May 6, 2013. Repayment of the Note will be made monthly in the amount of $1,000 per month commencing 90 days after closing, with the balance due on maturity. If the Note is not paid in full by the maturity date, or in the event of our bankruptcy, Dutchess may convert the Note into common stock at a price equal to the lower of $0.07 per share and 60% of the lowest trading price of the common stock for the 20 trading days prior to conversion. The Note must be repaid out of the proceeds of a debt or equity financing by us or sale of our assets.

We issued to Dutchess 73,000 shares of unregistered restricted common stock as an incentive for entering into the Note.

Where You Can Find Us

Our principal executive offices are located at 1771 E. Flamingo Road, #201-A, Las Vegas, NV 89119. Our telephone number is (702) 734-3457.

The Offering

This prospectus relates to the resale of up to 14,500,000 shares of our $0.001 par value common stock that may be issued to Dutchess pursuant to a “put right” under the Investment Agreement, that we entered into with Dutchess.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we have assumed that we will issue not more than 14,500,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be significantly less than 14,500,000, depending on the trading price of our $0.001 par value common stock.

6

Under the Investment Agreement with Dutchess the per share purchase price of our $0.001 common stock which will be equal to 95% of the lowest Volume Weighted Average Price of our common stock during the four consecutive trading days immediately following the date the notice of our election to put shares pursuant to the Investment Agreement is delivered to Dutchess (the date of delivery of such notice is referred to as the “put date”). The amount we may put will be equal to up to either 1) 300% of the average daily volume (U.S. market only) of the $0.001 par value common stock for the three Trading Days prior to the applicable put notice date, multiplied by the average of the three daily closing prices immediately preceding the put date or 2) $50,000.

For each put notice submitted to Dutchess by the Company, the Company shall have the option to specify a Suspension Price for that put. In the event the Common Stock falls below the Suspension Price, the put shall be temporarily suspended. The Put shall resume at such time as the Common Stock is above the Suspension Price, provided the dates for the Pricing Period for that particular put are still valid. In the event the Pricing Period has been complete, any shares above the Suspension Price due to Dutchess shall be sold to Dutchess by the Company at the Suspension Price under the terms of the Investment Agreement. The Suspension Price for a Put may not be changed by the Company once submitted to Dutchess.

Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions. Dutchess’ obligations under the Investment Agreement are not transferrable and this registration statement does not cover sales of our common stock by transferees of Dutchess.

Except as described above, there are no other conditions that must be met in order for Dutchess to be obligated to purchase the shares set forth in the put notice.

The Investment Agreement will terminate when any of the following events occur:

*	Dutchess has purchased an aggregate of $8,500,000 of our $0.001 par value common stock; or

*	The third anniversary of the effective date of the registration statement covering the Equity Line Financing with Dutchess.

As we draw down on the Equity Line Financing, shares of our $0.001 par value common stock will be sold into the market by Dutchess. The sale of these additional shares could cause our stock price to decline. In turn, if the stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price. You should be aware that there is an inverse relationship between the market price of our $0.001 par value common stock and the number of shares to be issued under the Equity Line Financing. If our stock price declines, we will be required to issue a greater number of shares under the Equity Line Financing. We have no obligation to utilize the full amount available under the Equity Line Financing.

Terms of the Offering

$0.001 par value common stock offered:	Up to 14,500,000 shares of $0.001 par value common stock to be offered for resale by Dutchess.

Class $0.001 par value common stock outstanding before this offering:	68,235,424 shares

Common $0.001 par value common stock to be outstanding after this offering:	82,735,424 shares

Use of proceeds:	We will not receive any proceeds from the sale of the shares of $0.001 par value common stock. However, we will receive proceeds from the Equity Line Financing. See “Use of Proceeds”.

Risk factors:	An investment in our $0.001 par value common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus.

OTCQB Markets symbol:	“PNTV”

7

SUMMARY FINANCIAL DATA

The following table provides summary financial statement data of Players Network. The financial data have been derived from our audited and unaudited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

The following table provides summary financial statement data of Player Network, Inc. The financial data have been derived from our audited and unaudited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

	For the Nine	For the	For the
	Months Ended	Year Ended	Year Ended
	September 30,	December 31,	December 31,
	2012	2011	2010
	(Unaudited)	(Audited)	(Audited)
Revenue	$11,254	$75,367	$63,731

Total Operating Expenses	$241,687	$1,232,079	$1,828,087

Loss from Operations	$(230,433)	$(1,156,712)	$1,764,356

Net Loss	$(232,266)	$(1,181,481)	$(1,692,210)

Loss Per Share – Basic and Diluted	$(0.00)	$(0.02)	$(0.03)

	As of	As of	As of
	September 30,	December 31,	December 31,
	2012	2011	2010
	(Unaudited)	(Audited)	(Audited)
Total Assets	$276,334	$181,851	$825,140

Total Liabilities	$1,420,631	$918,558	$1,000,544

Accumulated (Deficit)	$(21,621,137)	$(20,731,928)	$(19,550,447)

Stockholders’ Equity (Deficit)	$(1,144,297)	$(736,707)	$(175,404)

Working Capital (Deficit)	$(1,241,013)	$(850,268)	$(175,867)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and its subsidiary not to the selling stockholders.

In addition to the other information in this Annual Report, the following risk factors, among others, should be considered carefully in evaluating the Company and its business.

Risks Related To Our Company

We have had a history of losses, we expect losses in the future, and there can be no assurance that we will become profitable in the future.

The Company was incorporated under the laws of the State of Nevada on March 16, 1993. Since inception, we have experienced operating losses on an on-going basis. For our fiscal year ended December 31, 2011, we incurred a net loss of $1,181,481. As of such date, we had an accumulated deficit of $20,731,928. For the nine months ended September 30, 2012 we incurred a net loss of $232,266 and had an accumulated deficit of $20,964,194. We expect our losses to continue for the foreseeable future. These continuing losses may be greater than current levels. If our revenues do not increase substantially or if our expenses exceed our expectations, we may never become profitable. Even if we do achieve profitability at some point in the future we may not sustain profitability on a quarterly or annual basis in the future.

Our auditor has given us a "going concern" qualification, which questions our ability to continue as a going concern without additional financing.

Our independent certified public accountant has added an emphasis paragraph to its report on our financial statements for the year ended December 31, 2011 regarding our ability to continue as a going concern. Key to this determination is our recurring net losses, an accumulated deficit, and a working capital deficiency. Management plans to try to increase sales and improve operating results through the expansion of the distribution channels of our programming with a view to increasing advertising and sponsorship revenues. Management believes that funds generated from operations will not be sufficient to cover cash needs in the foreseeable future, and we will continue to rely on expected increased revenues and private equity to cover our cash needs, although there can be no assurance in this regard. In the event sales do not materialize at the expected rates, management would seek additional financing or would conserve cash by further reducing expenses. There can be no assurance that we will be successful in achieving these objectives, becoming profitable or continuing our business without either a temporary interruption or a permanent cessation.

We need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We do not now have funds sufficient to fund our operations at their current level for the next 12 months. We need to raise additional cash to fund our operations and implement our business plan. We are maintaining an on-going effort to locate sources of additional funding, without which we will not be able to remain a viable entity. No financing arrangements are currently under contract, and there are no assurances that we will be able to obtain adequate financing. If we are able to obtain the financing required to remain in business, eventually achieving operating profits will require substantially increasing revenues or drastically reducing expenses from their current levels or both. If we are able to obtain the required financing to remain in business, future operating results depend upon a number of factors that are outside of our control. The expected operating losses, coupled with a lack of liquidity, raise a substantial doubt about our ability to continue as a going concern. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders. For more information about our capital needs and abilities, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - OVERVIEW AND OUTLOOK - Liquidity and Capital Resources” in our Form 10-K filed with the Securities and Exchange Commission on April 16, 2012 and our Form 10Q filed with the Securities and Exchange Commission on November 19, 2012

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At this stage of our business operations, even with our good faith efforts, potential investors have a possibility of losing their investment.

Because the nature of our business is expected to change as a result of shifts as a result of market conditions, competition, and the development of new and improved technology, management forecasts are not necessarily indicative of future operations and should not be relied upon as an indication of future performance. While management believes its estimates of projected occurrences and events are within the timetable of its business plan, our actual results may differ substantially from those that are currently anticipated.

If we are unable to retain the services of Messrs. Bradley or Berk, or if we are unable to successfully recruit qualified managerial and sales personnel having experience in business, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued service of Mr. Mark Bradley, our Chief Executive Officer and Mr. Michael Berk, our President of Programming. Loss of the services of Messrs. Bradley or Berk could have a material adverse effect on our growth, revenues, and prospective business. In order to successfully implement and manage our business plan, we will be dependent upon (among other things) successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Our current management resources may not be sufficient for the future, and we have no assurance that we can attract additional qualified personnel.

There can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform. Our success in attracting additional qualified personnel will depend on many factors, including our ability to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that (if we need to) we will be successful in attracting highly qualified individuals in key management positions.

Limitations on claims against our officers and directors, and our obligation to indemnify them, could prevent our recovery for losses caused by them.

The corporation law of Nevada allows a Nevada corporation to limit the liability of its directors to the corporation and its stockholders to a certain extent, and our Articles of Incorporation have eliminated our directors’ and officers’ personal liability for damages for breaches of fiduciary duty but do not eliminate or limit the liability of a director officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (b) the payment of dividends in violation of applicable law. The corporation law of Nevada allows a Nevada corporation to indemnify each director, officer, agent and/or employee to the extent that certain standards are met. Further, we may purchase and maintain insurance on behalf of any such persons whether or not we have the power to indemnify such person against the liability insured against. Consequently, because of the actions or omissions of officers, directors, agents and employees, we could incur substantial losses and be prevented from recovering such losses from such persons. Further, the Commission maintains that indemnification for liabilities arising under the Securities Act is against the public policy expressed in the Securities Act, and is therefore unenforceable.

Officers and Directors own a large percentage of our outstanding stock, and cumulative voting is not available to stockholders.

Our current Officers and Directors currently own (directly or indirectly) approximately 30.4% of our outstanding common stock and 100% of our outstanding Series A Preferred Stock. Each share of common stock is entitled to one vote on stockholder matters and each share of Series A Preferred Stock is entitled to 25 votes on stockholder matters. Cumulative voting is not provided for in the election of directors. Accordingly, the holder or holders of a majority of our outstanding shares of voting stock may elect all of our directors. Management's large percentage ownership of our outstanding common stock helps enable them to maintain their positions as such and thus control of our business and affairs.

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We may experience rapid growth, and in such case we will need to manage this growth effectively.

We believe that, given the right business opportunities, we may expand our operations rapidly and significantly. If rapid growth were to occur, it could place a significant strain on our management, operational and financial resources. To manage any significant growth of our operations, we will be required to undertake the following successfully:

•	Manage relationships with various strategic partners and other third parties;
•	Hire and retain skilled personnel necessary to support our business;
•	Train and manage a growing employee base; and
•	Continually develop our financial and information management systems.

If we fail to make adequate allowances for the costs and risks associated with this expansion or if our systems, procedures or controls are not adequate to support our operations, our business could be harmed. Our inability to manage growth effectively could materially adversely affect our business, results of operations and financial condition.

Risks Related To Our Business

Our business is speculative (among other reasons) because our revenues are derived from the acceptance of our programming and the timely expansion to new media distribution, which is difficult to predict, and our failure to develop appealing programming would probably materially adversely affect us.

Our programming is the key to our success. It represents the catalyst for generating our revenues, and is subject to a number of uncertainties. Our success depends on the quality of our programming and the quality of other programming released into marketplace at or near the same time as ours, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. There can be no assurance that our current or future programming will appeal to consumer or persons who would pay to broadcast it. Any failure to develop appealing programming would materially and adversely affect our business, results of operations and financial condition.

There are various risks associated with our proprietary rights.

No patent protection. We have no proprietary technology, and accordingly, have no patents. We intend to rely on a combination of copyright and trade secret protection and nondisclosure agreements to establish and protect our proprietary rights. Despite our precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information, products or technology without authorization, to imitate our programming, or to develop similar or superior programming or ideas independently. Imitation of our programming, the creation of similar or superior programming, or the infringement of our intellectual property rights could diminish the value of our programming or otherwise adversely affect our potential for revenue. Policing unauthorized use of our intellectual property will be difficult and expensive. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. We cannot provide any assurances that the steps we take will prevent misappropriation of our technology or that our confidentiality or other protective agreements will be enforceable.

Enforcing our proprietary rights may require litigation. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to protect our copyrights, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results or financial condition.

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Others may assert infringement claims against us. One of the risks of our business is the possibility of claims that our productions infringe on the intellectual property rights of third parties with respect to previously developed content. In addition, our technology and software may be subject to patent, copyright or other intellectual property claims of third parties. We could receive in the future claims of infringement of other parties’ proprietary rights. There can be no assurance that infringement claims will not be asserted or prosecuted against us, or that any assertions or prosecutions will not materially adversely affect our business, financial condition or results of operations. Irrespective of the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources with respect to the defense thereof, which could have a material adverse effect on our business, financial condition or results of operations. If any claims or actions are asserted against us, we may seek to obtain a license under a third party’s intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license would be available on reasonable terms or at all.

We may be adversely affected by changing consumer preferences

Gambling and new media appears to have become more accepted by and popular with many more persons in recent years. However, the gambling industry is subject to shifting consumer preferences and perceptions. A dramatic shift in consumer acceptance or interest in gaming could materially adversely affect us. We are also dependent on consumers becoming acclimated to using new media by watching video over the internet and on VOD television platforms.

We will rely on a number of third parties, and such reliance exposes us to a number of risks.

Our operations will depend on a number of third parties. We will have limited control over these third parties. We will probably not have many long-term agreements with many of them. We rely upon a number of third parties to carry our programming, and we will need to expand in the future the number of third parties doing this on our behalf. There can be no assurance that existing such agreements will not be terminated or that they will be renewed in the future on terms acceptable to us, or that we will be able to enter into additional such agreements. Our inability to preserve and expand the channels for distributing our programming would likely materially adversely affect our business, results of operations and financial condition. We also will rely on a variety of technology that we will license from third parties. Our loss of or inability to maintain or obtain upgrades to any of these technology licenses could result in delays. These delays could materially adversely affect our business, results of operations and financial condition, until equivalent technology could be identified, licensed or developed and integrated. Moreover, we occasionally use third parties in connection with our production work and work on our Web site. In addition, we do not own a gateway onto the Internet. Instead, we now and presumably always will rely on a network operating center to connect our Web site to the Internet. Overall, our inability to maintain satisfactory relationships with the requisite third parties on acceptable commercial terms, or the failure of such third parties to maintain the quality of services they provide at a satisfactory standard, could materially adversely affect our business, results of operations and financial condition.

We could be materially adversely affected by future regulatory changes applicable to our business.

We do not believe that any governmental approvals are required to sell our products or services, and that we are not currently subject to significant regulation by any government agency in the United States, other than regulations applicable to businesses generally. However, a number of laws and regulations may be adopted with respect to our business in the future. Such legislation could dampen or increase the cost of our business. Such a development could materially and adversely affect our business, results of operations and financial condition.

Competition in our industry is moderate. We are very small and have a limited operating history although compared to the vast majority of our competitors we are more experienced.

We intend to compete with major and independent providers of content to the Broadband and VOD television the majority of our anticipated competitors have substantially greater financial and other resources than we do. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for technology upgrades and marketing. In addition, some of our competitors have been operating in our core areas for a much longer time than we have and have demonstrated the ability to operate through industry cycles.

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Risks Related To Our Common Stock

We have both the obligation and the ability to issue additional shares of our common stock, and the issuance of such additional shares of common and preferred stock may depress the price of our common stock.

We have both the ability as well as outstanding obligations to issue additional shares of common stock in the future. These include the following:

•	Our 2004 Non-Qualified Stock Plan allows us to issue up to 7,500,000 shares of common stock and options. We currently have no shares of our common stock available for issuance under our 2004 Non-Qualified Stock Plan;
•	There 10,904,565 of common stock issuable pursuant to options and warrants outstanding as of the date of this filing;
•	There are 6,349,339 shares of common stock reserved for issuance upon conversion of 2,000,000 shares of outstanding Series A Preferred Stock.
•	There are 4,349,339 shares of Series B Preferred Stock reserved for issuance pursuant to an outstanding Series B Preferred Stock warrant. These shares of Series B Preferred Stock, if issued, will be convertible into 4,349,339 shares of common stock.

The options described above will permit the holders to purchase shares of common stock at specified prices. These purchase prices may be less than the then current market price of our common stock. Any shares of common stock issued pursuant to these options would further dilute the percentage ownership of existing stockholders. The terms on which we could obtain additional capital during the life of these options may be adversely affected because of such potential dilution. Finally, we may issue additional shares in the future other than as listed above. There are no preemptive rights in connection with our common stock. Thus, the percentage ownership of existing stockholders may be diluted if we issue additional shares in the future. For grants of options, our Board of Directors will determine the timing and size of the grants and the consideration or services required. Our Board of Directors intends to use its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any such grant. Nonetheless, future issuances of additional shares pursuant to options granted could cause immediate and substantial dilution to the net tangible book value of shares of common stock issued and outstanding immediately before such transaction. Any future decrease in the net tangible book value of such issued and outstanding shares could materially and adversely affect the market value of the shares.

We may issue additional stock without stockholder consent.

Our board of directors has authority, without action or vote of the stockholders, to issue all or part of our authorized but unissued shares. Additional shares may be issued in connection with future financing, acquisitions, employee stock plans, or otherwise. Any such issuance will dilute the percentage ownership of existing stockholders. We are also currently authorized to issue up to 2,000,000 shares and 10,873,347 shares of Series A preferred stock and Series B preferred stock, respectively, of which 2,000,000 and 4,349,339, respectively, are currently issued and outstanding. The board of directors can issue preferred stock in one or more series and fix the terms of such stock without stockholder approval. Preferred stock may include the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of preferred stock could adversely affect the rights of the holders of common stock and reduce the value of the common stock. In addition, specific rights granted to holders of preferred stock could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. Such issuance could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could hinder our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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The trading price of our common stock may entail additional regulatory requirements, which may negatively affect such trading price.

The trading price of our common stock has been and may continue to be below $5.00 per share. As a result of this price level, trading in our common stock is subject to the requirements of certain rules promulgated under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

Because our board of directors does not intend to pay dividends on our common stock in the foreseeable future, stockholders may have to sell their shares of our common stock to realize a return on their investment in the company.

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available. To date, we have paid no dividends. Our Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Accordingly, a return on an investment in shares of our common stock may be realized only through a sale of such shares, if at all.

Risk Factors Related to the Equity Line Financing and This Offering

We are registering an aggregate of approximately 14,500,000 shares of $0.001 par value Common Stock to be issued under the Equity Line Financing. The sale of such shares could depress the market price of our $0.001 par value common stock.

We are registering an aggregate of 14,500,000 shares of our $0.001 par value common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Line Financing. The sale of these shares into the public market by Dutchess could depress the market price of our common stock. As of November 29, 2012 there were 68,235,424 shares of our common stock issued and outstanding.

We may not have access to the full amount under the Equity Line Financing.

As of November 29, 2012 the closing market price of our common stock was $0.078. There is no assurance that the market price of our $0.001 par value common stock will increase substantially in the near future. The entire commitment under the Equity Line Financing is $8,500,000. We expect that, initially, the resale by Dutchess of the shares of our $0.001 par value common stock that we will sell to them under our Equity Line Financing may cause our stock to decrease. However, if we are able to report positive developments in our product and business development efforts, we expect that such announcements will cause our stock price to increase sufficiently to a price per share above the price we need to allow us to obtain $8,500,000 or whatever amount we decide to draw on under the Equity Line Financing. The Equity Line Financing is designed to raise $8,500,000 over a 36 month period. If we achieve our product and business development goals, we expect that the announcement of such achievements will have a significant positive impact on the price of our $0.001 par value common stock. Technology research and development is very risky. We cannot be certain that we will achieve our product and business development goals. Any setbacks in our product and business development activities may cause our stock price to drop, in which event we would probably not be able to raise $8,500,000 under our Equity Line Financing. In the event that we raise substantially less than the maximum proceeds we expect to raise under the equity lines of credit by the expiration of its 36 month term, we may seek to extend or renew the Equity Line Financing with Dutchess to raise the short-fall additional revenue on substantially the same terms as under the Investment Agreement. If Dutchess is unwilling or unable to enter into such an arrangement, we will be forced to raise additional capital from other investors. Alternatively, if our business development yields some promising or positive results, we may seek a corporate partner in a joint venture or licensing arrangement in which we would seek to negotiation an upfront licensing fee and/or capital investment from such corporate partner. We have not yet identified any corporate partners for any such joint venture or licensing arrangement.

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Dutchess will pay less than the then-prevailing market price for our $0.001 par value common stock.

The $0.001 par value common stock to be issued to Dutchess pursuant to the Investment Agreement will be equal to 95% of the lowest Volume Weighted Average Price of our common stock during the four consecutive trading days immediately following the date the notice of our election to put shares pursuant to the Investment Agreement is delivered to Dutchess (the date of delivery of such notice is referred to as the “put date”). Dutchess has a financial incentive to sell our $0.001 par value common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Dutchess sells the shares, the price of our $0.001 par value common stock could decrease. If our stock price decreases, Dutchess may have a further incentive to sell the shares of our $0.001 par value common stock that it holds. These sales may have a further impact on our stock price.

There may not be sufficient trading volume in our $0.001 par value common stock to permit us to generate adequate funds from the exercise of our put.

The Investment Agreement provides that the dollar value that we will be permitted to put to Dutchess will be equal to up to either 1) 300% of the average daily volume (U.S. market only) of the $0.001 par value common stock for the three Trading Days prior to the applicable put notice date, multiplied by the average of the three daily closing prices immediately preceding the put date or 2) $50,000. If the average daily trading volume in our $0.001 par value common stock is too low, it is possible that we would exercise a put for less funds than may be adequate for funding for our planned operations.

Our $0.001 par value common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock has historically been sporadically or “thinly-traded” on the OTCQB, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

The selling stockholder may engage in hedging transactions, other than short sales, which may result in broker-dealers or other financial institutions engaging in short sales for their own account and not for the benefit of the selling security holder, which may cause a steep decline of our share price.

In connection with the distribution of the $0.001 par value common stock or otherwise, the selling stockholder may enter into hedging transactions, other than short sales, with broker-dealers or other financial institutions. In connection with such hedging transactions, broker-dealers or other financial institutions may, for their own account and not for the benefit of Dutchess, engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. If there are significant short sales of our stock by such broker-dealers or other financial institutions, the price decline that would result from this activity will cause our share price to decline which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

To date, we have had a very limited trading volume in our $0.001 par value common stock. As long as this condition continues, the sale of a significant number of shares of $0.001 par value common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of $0.001 par value common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

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If we fail to remain current on our reporting requirements, we could be removed from the OTCQB, which would limit the ability of Broker-Dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTCQB, such as the Company, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

USE OF PROCEEDS

We will not receive any net proceeds from sales of shares of our common stock being registered for resale by the Selling Stockholders named in this prospectus.

SELLING STOCKHOLDER

The following table sets forth the name of the selling stockholder, the number of shares of common stock owned, the number of shares of common stock registered by this prospectus and the number and percent of outstanding shares that the selling stockholder will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholder. As used in this prospectus, “selling stockholder” includes donees, pledges, transferees or other successors in interest selling shares of our common stock received from the named selling stockholder as a gift, pledge, distribution or other non sale-related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. As of November 29, 2012, there were 68,235,424 shares of our common stock issued and outstanding.

On November 7, 2012, we entered into the Investment Agreement with Dutchess to raise up to $8,500,000 through an Equity Line Financing. Other than a bridge loan received from Dutchess in the form of a $35,000 (net proceeds of $27,000) promissory note dated November 6, 2012, to our knowledge Dutchess has not had a material relationship with us during the last three years.

Beneficial Ownership of $0.001 par value Common Shares Prior to this Offering			Number of Shares to be Sold	Beneficial Ownership of $0.001 par value Common Shares after this Offering
Selling Stockholder	Number of Shares	Percent of Class (3)	Under this Prospectus (1)	Number of Shares (2)	Percent of Class (3)
Dutchess Opportunity Fund, II, LP 50 Commonwealth Avenue Suite 2 Boston, MA 02116	-0-	0.0%	14,500,000	-0-	0.0%

Total	-0-	0.0%	14,500,000	-0-	0.0%

_____________________

(1)	The number of shares set forth in the table includes an estimate of the number of common shares to be offered by the selling stockholder. We have assumed that all of the shares of common offered under this prospectus will be sold. However, as the selling stockholder can offer all, some or none of its shares of common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will offer or sell under this prospectus.

(2)	Assumes the sale of all shares offered by the selling stockholder

(3)	Based on 14,500,000 shares of $0.001 par value common stock outstanding after the completion of the offering.

(4)	Dutchess Opportunity Fund, II, LP is a Delaware Limited Partnership. Douglas H. Leighton is managing member of Dutchess with voting and investment power over the shares.

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Equity Line Financing

The selling security holder is reselling shares of our $0.001 par value common stock sold to it by our exercise of the put right under the Investment Agreement. Each put may be for up to either 1) 300% of the average daily volume (U.S. market only) of the $0.001 par value common stock for the three Trading Days prior to the applicable put notice date, multiplied by the average of the three daily closing prices immediately preceding the put date or 2) $50,000.

For each put notice submitted to Dutchess by the Company, the Company shall have the option to specify a Suspension Price for that put. In the event the Common Stock falls below the Suspension Price, the put shall be temporarily suspended. The Put shall resume at such time as the Common Stock is above the Suspension Price, provided the dates for the Pricing Period for that particular put are still valid. In the event the Pricing Period has been complete, any shares above the Suspension Price due to Dutchess shall be sold to Dutchess by the Company at the Suspension Price under the terms of this Agreement. The Suspension Price for a Put may not be changed by the Company once submitted to Dutchess.

The selling stockholder will not receive any compensation, fees or commissions under the Investment Agreement.

We have no expectations that we will be able to raise the full $8,500,000 available from the Equity Line Financing. However, we believe that if we achieve positive results from our research and development efforts those results may help increase our stock price and, therefore, reduce the number of shares we will need to put to Dutchess in order to raise the full $8,500,000 in gross proceeds we are seeking to raise under the Equity Line Financing. Additionally, we have authorized 150,000,000 shares of $0.001 par value common stock outstanding and currently have 68,235,424 issued and outstanding.

Our equity line with Dutchess contemplates our future possible issuance of up to an aggregate 14,500,000 shares of our $0.001 par value common stock as a result of this registration statement, subject to certain restrictions. Currently, we believe it is unlikely we will need to draw the full amount available under this equity line prior to the expiration of the equity line. If the terms and conditions of the equity line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell all of the 14,500,000 shares of our common stock to Dutchess, the ownership by our existing non-affiliate stockholders will be diluted by approximately 10.7%, or from 61.0% to 50.3%, based on 41,595,878 shares of $0.001 par value common stock held by non-affiliates on November 29, 2012. If we issue all of the shares under the equity line, we would have 82,735,424 shares issued and outstanding, of which 56,095,878 shares will be held by non-affiliates, resulting in a 6.8% increase in the shares held by non-affiliates from 61.0% to 67.8%. We expect that the initial issuance of the shares under the equity lines and subsequent resale by Dutchess will probably cause our share price to decrease. However, we also expect that with a substantial amount of the proceeds from the equity line being spent on research and development activities we may be able to offset such downward pressure on our stock price with announcements of our ongoing research and development. If our research and development efforts are positive, we would expect that the announcement of such result would cause our share price to increase. Conversely, if our research and development efforts fail to produce positive results, we would expect that such result would cause a significant decrease in our stock price.

In the event that we raise substantially less than the maximum proceeds we expect to raise under the equity lines of credit by the expiration of its 36 month term, we may seek to extend or renew the Equity Line Financing with Dutchess to raise the short-fall additional revenue on substantially the same terms as under the Investment Agreement. If Dutchess is unwilling or unable to enter into such an arrangement, we will be forced to raise additional capital from other investors.

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PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholder to offer and sell up to an aggregate of 14,500,000 shares at such times and at such places as it chooses. The decision to sell any shares is within the sole discretion of the holder thereof.

The distribution of the $0.001 par value common stock by the selling stockholder may be effected from time to time in one or more transactions. Any of the $0.001 par value common stock may be offered for sale, from time to time, by the selling stockholder, or by permitted transferees or successors of the selling stockholder, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The $0.001 par value common stock may be sold by one or more of the following:

•	On the OTCQB or any other national common stock exchange or automated quotation system on which our $0.001 par value common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

•	Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:
•	Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.
•	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

•	Ordinary brokerage transactions.

•	Directly to one or more purchasers.

•	A combination of these methods.

Dutchess and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

In connection with the distribution of the $0.001 par value common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may, for their own account and not for the benefit of the selling stockholder, engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. Under the Investment Agreement, the selling stockholder cannot sell shares short. The selling stockholder may enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the $0.001 par value common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. The selling stockholder may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may affect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any $0.001 par value common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholder or its underwriters, dealers or agents may sell the $0.001 par value common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or re-allowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the $0.001 par value common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

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Unless granted an exemption by the Commission from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with our $0.001 par value common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any $0.001 par value common stock of our or attempt to induce any person to purchase any of the $0.001 par value common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of $0.001 par value common stock offered by the selling stockholder. We shall use our best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We have agreed to pay all expenses of the registration of the shares of common stock; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

DESCRIPTION OF SECURITIES

General

We currently have authorized 150,000,000 shares of $0.001 par value common stock, 2,000,000 shares of Series A $0.001 par value preferred stock and 10,873,347 Series B $0.001 par value preferred stock.

Common Stock

As of November 29, 2012, 68,235,424 shares of common stock $0.001 par value were issued and outstanding and held by 285 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Preferred Stock

As of November 29, 2012, 2,000,000 shares of Series A preferred stock were issued and outstanding and held by two stockholders of record. Holders of our of Series A $0.001 par value preferred stock are entitled to 25 votes for each share on all matters submitted to a stockholder vote. As of November 29, 2012, 4,349,339 shares of Series B $0.001 par value preferred stock common stock were issued and outstanding and held by one stockholder of record. Holders of the Company’s Series B Preferred Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our Series B Preferred Stock have the right to designate or elect one of the Company’s directors and holders of our of Series A and Series B Preferred Stock voting together as a single class have the right to designate or elect one of the Company’s directors. .

Dividends

Since inception we have not paid any dividends on our $0.001 par value common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities offered hereby has been passed upon for us by The Crone Law Group, San Francisco, California. The financial statements as of and for the years ended December 31, 2011 and 2010 included in this prospectus and in the registration statement have been audited by M&K CPAs PLCC, an independent registered public accounting firm, as stated in their report appearing herein.

DESCRIPTION OF BUSINESS

Overview

Players Network was incorporated in the State of Nevada in March of 1993. Players Network is a global media and entertainment company engaged in the development of Digital Networks. We distribute broadband video and other social media content over a wide variety of internet enabled devices and cable television channels. Due to recent capital infusions and an expanded management team, the Company has been able to complete the first phase of development and launch its proprietary scalable technology platform. The platform is designed to deliver video content and develop digital social communities, including “Vegas On Demand TV”, which is our first digital branded network that was in development during the nine months ended, September 30, 2011. We launched our beta version on October 7, 2011.

The Company operates a Video On Demand (“VOD”) television channel, also named Vegas On Demand, which consists of original programming that is distributed over its own VOD channels to approximately 24,000,000 homes over the internet with distribution partners that include, Comcast, Hulu, Blinkx, Google, YouTube and Yahoo Video, for DVD home video, and various mobile platforms. Players Network has a fourteen year history of providing consumers with quality ‘Gaming and Las Vegas Lifestyle’ video content.

Vegas On Demand TV offers its audience the ability to connect to Vegas Insiders through unique, high-quality programming that captures the excitement, sex appeal, entertainment, and the non-stop adrenaline rush of the Las Vegas gaming lifestyle. Players Network’s content goes beyond poker, casino action, sports betting, and racing, to lifestyle programs about entertainment and fine living that attract young and sophisticated viewers that comprise the major digital media demographic. Whenever possible our content incorporates an expert, insider or celebrity within the Vegas community in order to enhance promotional merchandising to prospective customers.

The Company plans to use both its platform and original branded programming and events as a means to develop additional revenue streams, as well as marketing and membership benefits of our social media platform. These revenue streams include branded entertainment, sponsorships for events, and media placement, third party commissions for video and banner advertisements, merchandise and production sales and services.

Players Network has addressed the digital market in an effort to grow as a New Media Company using “Vegas On Demand”, its flagship Branded Television Channel Destination, it use its scalable, custom Enterprise Web Platform to host “Vegas On Demand”, which can also be replicated to launch thousands of Channel Destinations in any Lifestyle Category, for any Lifestyle Brand.

PNTV’s Enterprise Platform efficiently deploys, manages and distributes videos with integrated revenue-generating tools that go beyond traditional advertising. On our Platform, the viewer of a video is brought into a web environment encompassing that video’s lifestyle, where they are presented with Membership, Merchandising, Couponing, Subscription, Loyalty Programs, Contest and other Marketing opportunities, including the integration of Live Events. The Platform also integrates Branded Sponsorships, and a game-like Virtual Economy supported by our Cost Per Action Advertising network.

PNTV’s next-generation Media Network operates across all distribution platforms from TV screens to mobile devices, gaming consoles, computers and tablets. We have positioned ourselves to provide companies with an affordable, turnkey, integrated solution that creates bookable revenue while generating net profits. We have not yet generated revenues from our Platform, but plan to market our services to companies in 2012 that can make their initial investment using a small portion of their existing marketing budget.

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By providing companies and Lifestyle Brands with their own Channel Destination on our Enterprise Web Platform and offering our Media and Production expertise, we plan to provide an integrated Media, Marketing and Merchandising solution that aims to save our customers significant time and money that would need to be incurred to replicate equivalent services.

We have also leveraged our existing library of original content, and distribution network, to build this infrastructure hub and launch our initial digital Lifestyle Network: “VegasOnDemand.tv”.

Through the cross-promotional integration of Sponsored Live Events, Contests and Media creation and distribution, PNTV’s Platform can deliver a targeted audience that can be monetized in multiple ways. The Platform is a Revenue Engine that grows as audience and page views increase. The Platform also provides a self-perpetuating aggregation juncture where Las Vegas businesses and “Insiders” can connect socially with their audience/customer and generate shared revenues.

The ability to Monetize Video in so many ways, coupled with an efficient, easy-to-use technical and administrative back-end dashboard, is a powerful feature of PNTV’s Platform. It allows the creation of unlimited, new Channel Destinations using our scalable Content Management System (“CMS”) framework, with cost-competitive operations. Importantly, it allows Content Management by administrative and editorial level employees without the expense of having a full-time technical engineering staff in-house.

The Company’s platform has two main membership categories: 1) the Consumer/User who visits our digital communities and partakes in viewing ad-supported and pay-per-view premium videos, purchases products and connects with “Insiders”, who are our 2) Premium Members.

Premium Members must be industry Insiders and/or experts in their Lifestyle category. For example, with regard to Vegas On Demand, Insiders are designed to be the who’s-who of Vegas: Entertainers, Nightclub Promoters, Casino Hosts, famous Chefs, etc. who offer our Members deals on transactions connected to their sphere of influence. Deals may include being invited to a special VIP Event, Line Passes, two-for-one offers, PPV Video discounts, etc.

Transactions can be purchased using credit cards, or our incentivized Virtual Economy. When using our Virtual Economy, we set the value of the goods and services that are redeemed through a Points (Virtual Currency) System. Points can be bought or earned using our CPA Ad Network. Our Virtual Economy allows the Company to realize revenue every time Points are earned, as well as every time Points are redeemed.

In December, the Company signed an agreement with J&H Productions to produce a series of three reality shows centered on a family that is in the Las Vegas nightlife and night club business. The agreement also provides for the production of forty short video segments to be used to develop a new branded Channel Destination using the Company’s scalable platform.

On May 11, 2011, we acquired a 10% interest in iCandy, Inc. (“ICI”), and a 10% interest in iCandy Burlesque, Inc. (“ICB”), Nevada entertainment companies that develop and operate a variety of entertainment shows in the United States, primarily in casinos within Las Vegas, NV and Atlantic City, NJ. We acquired these interests in exchange for $25,499 that was in turn spent on the development of a promotional video that will be distributed over our media channels. In addition, we agreed to pay a license fee of 20% of the adjusted gross revenues that we earn from the distribution and sales related to the promotional video content. No such revenues have been earned to date.

Market Opportunity

The Company’s opportunity to capitalize on its early adaptation in the market place is primarily due to the advancement in technology and digital platforms. This digital revolution has rapidly changed the way consumers’ access television content. Instead of scheduled programming, video can now be viewed “On Demand” through digital cable television and satellite networks, broadband internet, and by downloading content to mobile and wireless devices such as MP3 players, Smart phones and PDAs.

Players Network has spent the last five years creating electronic distribution opportunities through distribution agreements with substantial media companies such as the cable company, Comcast. This has allowed the Company to position itself to capitalize on technological developments in the near future, such as, dynamic ad insertion technology, which is expected to be rolled out within the next year. Dynamic ad insertion will allow the Company to capture advertising revenue every time one of its videos is viewed.

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Each new network will become an integrated Channel Destination that will include VOD television and a social community to complete and compliment a vertical distribution and marketing strategy. Each network will command a new audience and advertisement tied to the amount of monthly viewers, thus ultimately increasing Players Network’s advertising revenues.

Social media websites have exploded during the past few years with the likes of Facebook and Twitter, however many people have not heard of the hundreds of upcoming niche social networks. Players Network plans to underline all its websites with social elements in order to create communities and increase its memberships. Increased membership will lead to increased web traffic and commerce opportunities that target the many revenue streams that surround the seventy billion dollar US gaming industry.

Distribution

During the last several years, the Company has built a substantial distribution base with major partners that are now delivering Players Network’s programming. As such, Players Network has expanded and can be viewed in over 24 million VOD television homes. This has allowed the company to become one of the first new content companies to establish itself as a leader in new media distribution. The company has built relationships in the Video on Demand (“VOD”) and internet protocol television (“IPTV”) space, by signing distribution agreements with Comcast, AT&T, Verizon, Direct TV and Dish Network. As part of the Company’s agreements, Players Network retains the rights to all advertising revenue earned by its programming. In addition to television households, the Company has signed distribution agreements, launched programming and revenue sharing agreements with Sling Media, Hulu.com and Blinkx in the rapidly expanding IPTV market.

The Company intends to keep expanding its new media distribution platforms and continue its production of original programming for its own distribution platforms, while also expanding its distribution through partnerships with new and traditional media companies in areas that include cable television, broadcast and satellite television, Pay-Per-View, television syndication, including more broadband, smart TVs, tablets, game consoles, downloadable devices and mobile devices, additional land-based locations, in-flight venues, and on-board sources. The Company plans to generate new revenues from sponsorship, advertising, content licensing, subscriptions and live events through video chat and commerce.

Content/Programming

Players Network’s Programming Brands include, (1) Vegas On Demand focuses on Gaming lifestyle and produces programming about Horse Racing, Sports Betting, Casino Games, Poker and much more; (2) Vegas On Demand, which is about Las Vegas lifestyle and covers celebrity, night clubs, poolside experiences, entertainment and more; and (3) Sexy Sin City TV covers the adult and sexy side of Las Vegas after dark.

Players Network develops, produces, acquires and distributes a wide range of original, high-quality lifestyle television programming to serve consumers interested in gaming and entertainment, and activities associated with, or surrounding gaming. Our programming focuses primarily on Las Vegas, but also includes gaming lifestyle programming worldwide. The Company’s proprietary productions include gaming instruction, gaming news, instruction on sports and racing wagering, gaming entertainment, tournaments, events and travel.

The development of Players Network’s programming is led by Michael Berk, who is one of Hollywood’s most successful television producers. Michael Berk has created over 500 hours of network television that includes five television series. Mr. Berk is best known for his series “Baywatch”, which he created and for which he was the Executive Producer for twelve years. Baywatch is distributed in 144 countries and is in the Guinness World Book of Records as the most watched television show in history.

We have a library of 1,550 gambling and gaming lifestyle videos, including several new series of both long and short form content. Some of these series include Players Network originals; Hidden Vegas, Tattoo Tails that include 30 originally produced hours of programming from the World Series of Poker(R), which Players Network had the exclusive rights to produce and air live. Players Network produced over 50 videos at the Hooters Hotel and Casino, 28 new gaming instructional videos aimed at slots and video poker players, a series of 23 videos on magic entitled “Hocus Pocus”, The “Best of Vegas” series, “Neon Buzz”, an entertainment report that covered red carpet events and many more. Our growing programming library is an asset which represents long-term revenue opportunities in advertising, sponsorship, direct sales and product integration, domestic and international program sales, broadband syndication, subscription fees and increased home video sales.

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Strategy

Our goal is to leverage our Enterprise Platform to collaborate with industry experts and content producers in selected lifestyle and service fields in an effort to incubate digital business extensions with existing and new businesses by:

•	Creating a brand identity as “the trusted name in gaming entertainment, education, information and services” that addresses the full spectrum of audience demographics within all of our Destination Cannels;
•	Building an ever-expanding, valuable library of entertainment, instruction and information content that enables targeted audiences to connect with experts and insiders within any specific Channel Destination;
•	Leveraging our various distribution channels as a mechanism to bring value to both our business to business relationships that attract consumers with the goal of building a strong customer base and community;
•	Gaining a broad and diversified audience base through its distribution arrangement with Comcast as well as other distribution channels, including linear programming via digital cable, internet and broadband, wireless, packaged media, video games, mobile media through cell phones and I-pods, radio, publishing, and IPTV.
•	In our flagship Vegas On Demand TV, harnessing the power of the media in order to provide customized media solutions and marketing services for key Lifestyle Category companies, principally major Las Vegas Casino Properties. Players Network uses its strong relationships in the Gaming Industry to lock in special trade relationships that can contribute to content, advertising, VIP Services, and club amenities which will solidify Players Network’s credibility in the category;
•	Grow the Company’s robust, proprietary database of gaming enthusiasts, and create lifestyle communities by offering deals, discounts, and prizes to its customers, while marketing its strategic partners and sponsors;
•	Offering advertisers a new content category with creative cross-platform advertising/sponsorship packages, at reasonable rates, in an environment of unique, sexy content surrounded by sizzling attitude, that delivers desirable demographics;
•	Expanding its production and operations infrastructure to include a Digital Asset Management System (DAMS) that will enable Players Network to: 1) accommodate any distribution platform immediately, 2) manage and fully exploit the value of all produced and acquired content in Players Network’s own library (and for third-parties with digital assets) including re-purposing content for all platforms
•	Continuing to build a lean management team with proven experience that can move quickly, control costs, rapidly create a broad range of high-quality content, and leverage significant, long-term relationships in the media, entertainment and gaming industries allowing the company to accelerate its market leadership.

Distribution

We distribute our gaming lifestyle media programming through a variety of media platforms, including Video on Demand, broadband/Internet, Satellite television, Cable Television, packaged media, and on our proprietary website. Through our new dedicated channel available through Comcast, we intend to deliver live and taped original television series, live pay per view events, mobile and internet content down loading, information segments and interactive content. The channel’s expanded programming will include popular poker programs, reality shows, game shows, documentaries, talk shows and special events on the gaming lifestyle. In the fall of 2006, we launched our Players Network channel by upgrading the content and production value and changed the Electronic Programming Guide (EPG) to Vegas on Demand. This change immediately increased our viewership substantially.

Broadband/Internet

Broadband / Internet is the future, as consumers are tired of paying high cable and satellite bills and younger generations are spending the majority of their time on internet and mobile devices, millions of consumer are cutting their cable and satellite services and accessing their content through less expensive, new media devices connected to the internet.

Currently there are over 6 billion interconnected devices that served up 350 billion videos in 2011 and are expected to grow to 12 billion devices by 2014. This shift in consumer habits is breaking down the barriers of entry in the content business and allowing producers and publishers to distribute directly to its targeted audiences through key word searches.

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The Company is continuously seeking advertiser and sponsorship support with some premium content available to consumers for a fee. As brand awareness grows through advertising and major industry tie-ins, the Company will seek to become an aggregating portal for other gaming sites.

Players Network intends to heavily market and cross-promote its website and the Company is actively exploring additional relationships through the social media networks, such as Face Book, My Space and Twitter.

The Company also believes there is a great opportunity to provide content to and share content with other internet gaming-related information, data, entertainment, gambling and educational sites. Players Network intends to use its website to develop gaming lifestyle communities, then offer the members of these communities live video events, information services, discounts, travel, commerce, etc., as well as instant messaging, chat, comments, reviews and perspectives from consumers on a variety of topical subjects.

International Television

In creating a truly global brand, Players Network plans to take advantage of opportunities for channel and programming distribution outside of the U.S. on both full channels and as programming blocks on existing services. One of our key objectives in 2012 is to produce a ½-hour weekly Vegas On Demand entertainment show that we expect to be distributed to several European and South American countries.

As the Company begins its program sales efforts to license individual programs and series to overseas distributors, it will have the advantage of determining the specific global distribution partners with which it desires to develop deeper, longer-lasting linear channel relationships.

Mobile

The mobile apps market is continuing to grow and has become a part of global culture. All of our Channel Destinations will have a mobile extension to give our members access to features and benefits contained within each community. For example, our Vegas on Demand Channel will offer a mobile app that allows members to access “How to Play Blackjack/Craps/Roulette” videos, and offers of VIP Vegas access for our Members.

Competition

Although we are unaware of any other company that is aimed exclusively at the gaming lifestyle market, we face intense competition from a variety of other companies that develop and distribute gaming lifestyle content, including (i) full service in-room providers, (ii) cable television companies, (ii) direct broadcast satellite services, (iv) television networks and programmers, such as ESPN, the Travel Channel, E!, the Food Network; (v) Internet service providers, (vi) broadband connectivity companies, and (vi) other telecommunications companies. In addition, our services compete for a viewer’s time and entertainment resources with other forms of entertainment.

As we expand and our users become more acclimated to social interaction and Video On Demand, we believe that the whole world will be competing for the same viewers. Our advantage is that competition has driven users to our market and that the key to success will be to produce fresh content that is exclusive to our Channel Destinations and target markets.

GOVERNMENTAL APPROVAL AND REGULATION

Players Network does not believe that any governmental approvals are required to sell its products or services. The Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996, governs the distribution of video programming by cable, satellite or over-the-air technology, through regulation by the Federal Communications Commission (“FCC”). However, because Players Network’s video distribution systems do not use any public rights of way, they are not classified as cable systems and are subject to minimal regulation. Thus, the FCC does not directly regulate the programming provided by the Company.

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Although the FCC generally does not directly regulate the services provided by Players Network, the regulation of video distribution and communications services is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and there can be no assurance that Players Network’s business will not be adversely affected by future legislation or new regulations.

PROPERTIES

We have a library of over 1,050 gambling and gaming lifestyle videos and we produce an average of fifteen to twenty new videos per month. We own the intellectual property rights in the programming and content that we produce. Moreover, the slogans “Everybody wants to be a player” and “The only game in town” are registered trademarks of the Company with the United States Patent and Trademark Office (the “PTO”). The Company has received from the PTO the trademark for “Players Network” and for the service mark “Players Network.”

The principal executive office of Players Network is located at 1771 E. Flamingo Road, #201-A, Las Vegas, Nevada, 89119. Players Network occupies approximately 2,800 square feet of office space at these premises pursuant to a month to month sub-lease that commenced on September 1, 2009. The monthly rent was $2,000 through June, 2011 at which time it was raised to approximately $4,025 per month with the acquisition of additional office space.

These properties are in good condition, well maintained and adequate for Players Network’s current and immediately foreseeable operating needs. Players Network does not have any policies regarding investments in real estate, securities or other forms of property.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

(a) Market Information

Market Information

Our common stock is traded on the OTCQB system under the symbol “PNTV.”

The following table sets forth the high and low trade information for our $0.001 par value common stock for each quarter during the past two years. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

Until recently, the Company's Common Stock was quoted and traded on the over-the-counter bulletin board market (OTCBB) under the symbol PNTV.OB. In order to be quoted on the OTCBB, the Company is required to have one market maker who agrees to make a market in the Company’s common stock. However, due to recent rule changes enacted by the OTCBB, a number of firms ceased to act as market makers for OTCBB quoted securities, including ours. As a result, our Company’s stock along with the securities of a number of other companies, are no longer quoted by the OTCBB. The Company’s stock is now quoted on the OTCQB, which is the middle tier of the OTC market.

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The following table sets forth the high and low bid prices for each quarter within the last two fiscal years. The source of these quotations is the OTCBB Trade Activity Report. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	COMMON STOCK
	MARKET PRICE

	HIGH	LOW
NINE MONTHS ENDED SEPTEMBER 30, 2012
Third Quarter	$0.16	$0.06
Second Quarter	$0.15	$0.06
First Quarter	$0.10	$0.05
FISCAL YEAR ENDED DECEMBER 31, 2011:
Fourth Quarter	$0.17	$0.05
Third Quarter	$0.15	$0.07
Second Quarter	$0.18	$0.10
First Quarter	$0.22	$0.10
FISCAL YEAR ENDED DECEMBER 31, 2010:
Fourth Quarter	$0.30	$0.12
Third Quarter	$0.28	$0.15
Second Quarter	$0.41	$0.07
First Quarter	$0.12	$0.04

Holders

As of November 29, 2012 in accordance with our transfer agent records, we had 285 record holders of our $0.001 par value common stock.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Transfer Agent and Registrar

Our transfer agent is Registrar and Transfer Company, Pacific Stock Transfer and its phone number is (702) 361-3033.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview and Outlook

Players Network was incorporated in the State of Nevada in March of 1993. Players Network is a global media and entertainment company engaged in the development of Digital Networks. We distribute broadband video and other social media content over a wide variety of internet enabled devices and cable television channels. Due to recent capital infusions and an expanded management team, the Company has been able to complete the first phase of development and launch its proprietary scalable technology platform. The platform is designed to deliver video content and develop digital social communities, including “Vegas On Demand TV”, which is our first digital branded network that was in development during 2011. We launched our beta version on October 7, 2011.

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The Company operates a Video On Demand (“VOD”) television channel, also named Vegas On Demand, which consists of original programming that is distributed over its own VOD channels to approximately 24,000,000 homes over the internet with distribution partners that include, Comcast, Hulu, Blinkx, Google, YouTube and Yahoo Video, for DVD home video, and various mobile platforms. Players Network has a fourteen year history of providing consumers with quality ‘Gaming and Las Vegas Lifestyle’ video content.

Vegas On Demand TV offers its audience the ability to connect to Vegas Insiders through unique, high-quality programming that captures the excitement, sex appeal, entertainment, and the non-stop adrenaline rush of the Las Vegas gaming lifestyle. Players Network’s content goes beyond poker, casino action, sports betting, and racing, to lifestyle programs about entertainment and fine living that attract young and sophisticated viewers that comprise the major digital media demographic. Whenever possible our content incorporates an expert, insider or celebrity within the Vegas community in order to enhance promotional merchandising to prospective customers.

The Company plans to use both its platform and original branded programming and events as a means to develop additional revenue streams, as well as marketing and membership benefits of our social media platform. These revenue streams include branded entertainment, sponsorships for events, and media placement, third party commissions for video and banner advertisements, merchandise and production sales and services.

Players Network has addressed the digital market in an effort to grow as a New Media Company using “Vegas On Demand”, its flagship Branded Television Channel Destination, it use its scalable, custom Enterprise Web Platform to host “Vegas On Demand”, which can also be replicated to launch thousands of Channel Destinations in any Lifestyle Category, for any Lifestyle Brand.

PNTV’s Enterprise Platform efficiently deploys, manages and distributes videos with integrated revenue-generating tools that go beyond traditional advertising. On our Platform, the viewer of a video is brought into a web environment encompassing that video’s lifestyle, where they are presented with Membership, Merchandising, Couponing, Subscription, Loyalty Programs, Contest and other Marketing opportunities, including the integration of Live Events. The Platform also integrates Branded Sponsorships, and a game-like Virtual Economy supported by our Cost Per Action Advertising network.

PNTV’s next-generation Media Network operates across all distribution platforms from TV screens to mobile devices, gaming consoles, computers and tablets. We have positioned ourselves to provide companies with an affordable, turnkey, integrated solution that creates bookable revenue while generating net profits. We have not yet generated revenues from our Platform, but plan to market our services to companies in 2013 that can make their initial investment using a small portion of their existing marketing budget.

By providing companies and Lifestyle Brands with their own Channel Destination on our Enterprise Web Platform and offering our Media and Production expertise, we plan to provide an integrated Media, Marketing and Merchandising solution that aims to save our customers significant time and money that would need to be incurred to replicate equivalent services.

We have also leveraged our existing library of original content, and distribution network, to build this infrastructure hub and launch our initial digital Lifestyle Network: “VegasOnDemand.tv”.

Through the cross-promotional integration of Sponsored Live Events, Contests and Media creation and distribution, PNTV’s Platform can deliver a targeted audience that can be monetized in multiple ways. The Platform is a Revenue Engine that grows as audience and page views increase. The Platform also provides a self-perpetuating aggregation juncture where Las Vegas businesses and “Insiders” can connect socially with their audience/customer and generate shared revenues.

The ability to Monetize Video in so many ways, coupled with an efficient, easy-to-use technical and administrative back-end dashboard, is a powerful feature of PNTV’s Platform. It allows the creation of unlimited, new Channel Destinations using our scalable Content Management System (“CMS”) framework, with cost-competitive operations. Importantly, it allows Content Management by administrative and editorial level employees without the expense of having a full-time technical engineering staff in-house.

The Company’s platform has two main membership categories: 1) the Consumer/User who visits our digital communities and partakes in viewing ad-supported and pay-per-view premium videos, purchases products and connects with “Insiders”, who are our 2) Premium Members.

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Premium Members must be industry Insiders and/or experts in their Lifestyle category. For example, with regard to Vegas On Demand, Insiders are designed to be the who’s-who of Vegas: Entertainers, Nightclub Promoters, Casino Hosts, famous Chefs, etc. who offer our Members deals on transactions connected to their sphere of influence. Deals may include being invited to a special VIP Event, Line Passes, two-for-one offers, PPV Video discounts, etc.

Transactions can be purchased using credit cards, or our incentivized Virtual Economy. When using our Virtual Economy, we set the value of the goods and services that are redeemed through a Points (Virtual Currency) System. Points can be bought or earned using our CPA Ad Network. Our Virtual Economy allows the Company to realize revenue every time Points are earned, as well as every time Points are redeemed.

On May 11, 2011, we acquired a 10% interest in iCandy, Inc. (“ICI”), and a 10% interest in iCandy Burlesque, Inc. (“ICB”), Nevada entertainment companies that develop and operate a variety of entertainment shows in the United States, primarily in casinos within Las Vegas, NV and Atlantic City, NJ. We acquired these interests in exchange for $25,499 that was in turn spent on the development of a promotional video that will be distributed over our media channels. In addition, we agreed to pay a license fee of 20% of the adjusted gross revenues that we earn from the distribution and sales related to the promotional video content. No such revenues have been earned to date. At December 31, 2011, we recognized a complete reserve for the impairment of this investment due to uncertainties regarding the future economic benefit. On November 1, 2012, we elected to convert a Note Receivable in the amount of $22,477, consisting of $20,000 of principal and $2,477 of interest receivable in exchange for an additional 7.5% ownership interest in iCandy, Inc. (“ICI”), and 7.5% interest in iCandy Burlesque, Inc. (“ICB”). The conversion results in a total ownership of 17.5% in both entities as of November 1, 2012.

In December of 2011, the Company signed an agreement with J&H Productions to produce a series of three reality shows centered on a family that is in the Las Vegas nightlife and night club business. The agreement also provides for the production of forty short video segments to be used to develop a new branded Channel Destination using the Company’s scalable platform.

Results of Operations for the Three Months Ended September 30, 2012 and 2011:

	For the Three Months Ended
	September 30,		Increase /
	2012	2011	(Decrease)

Revenues	$11,254	$12,207	$(953)

Direct operating costs	46,302	70,153	(23,851)
General and administrative	94,550	126,438	(31,888)
Officer salaries	85,450	142,974	(57,524)
Salaries and wages	19,649	22,548	(2,899)
Bad debts (recoveries)	(10,000)	–	10,000
Depreciation and amortization	5,736	1,306	4,430

Total Operating Expenses	241,687	363,419	(121,732)

Net Operating (Loss)	(230,433)	(351,212)	(120,779)

Total other income (expense)	(1,833)	49	(1,882)

Net (Loss)	$(232,266)	$(351,163)	$(118,897)

Revenues:

During the three months ended September 30, 2012 and 2011, we received revenues primarily from licensing fees from our private networks, including the sale of in-home media and advertising fees. Aggregate revenues for the three months ended September 30, 2012 were $11,254 compared to revenues of $12,207 in the three months ended September 30, 2011, a decrease in revenues of $953, or approximately 8%. Revenues decreased due to decreased market saturation of our video content through our existing media channels.

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In addition to building and expanding our technology and revenues for the future through the development of a new e-commerce website that we launched in October of 2011, we continued production during the three months ended September 30, 2012 on a series of three reality shows centered on a family that is in the Las Vegas nightlife and night club business, including the production of forty short video segments to be used to develop a new branded Channel Destination using the Company’s scalable platform. As of September 30, 2012, we have collected a total of $205,000 pursuant to the production of these pilot episodes; however, the revenue is deferred until delivery and acceptance of the completed pilot episodes in accordance with the individual-film-forecast-computation method.

Direct Operating Costs:

Direct operating costs were $46,302 for the three months ended September 30, 2012 compared to $70,153 for the three months ended September 30, 2011, a decrease of $23,851, or approximately 34%. Our direct operating costs decreased during the three months ended September 30, 2012 compared to the three months ended September 30, 2011 due to our shift in content development from our On-Demand and internet channels to the development of a series of three reality shows centered on a family that is in the Las Vegas nightlife and night club business, including the production of forty short video segments to be used to develop a new branded Channel Destination using the Company’s scalable platform. Our production costs incurred in the development of our content during the three months ended September 30, 2011 were expensed as incurred due to practical limitations applicable to monetizing our developed content over On-Demand networks, and the inability to be reasonably assured of the collectability of advertising or television license revenues, accordingly, the Company has expensed production costs related to the development of our On-Demand and internet-based content. During the three months ended September 30, 2012, the Company has deferred a total of $162,001 of television production costs for pilot episodes, which are to be expensed as revenues are recognized upon delivery and acceptance of the completed pilots using the individual-film-forecast-computation method for each television show produced. The Company has not recognized revenues from the creation of these pilot episodes yet. Accordingly, no production costs have been expensed as of September 30, 2012.

During the three months ending September 30, 2012 we granted 200,000 shares of common stock valued at $22,000 for video production services, while in the same period in 2011 we issued 85,000 shares valued at $6,800 for video production services.

General and Administrative:

General and administrative expenses were $94,550 for the three months ended September 30, 2012 compared to $126,438 for the three months ended September 30, 2011, a decrease of $31,888, or approximately 25%. The decrease in general and administrative expense for the three months ended September 30, 2012 compared to 2011 was due to decreased professional fees as we reigned in our operating activities and realized a reduction in our management personnel. During the three months ending September 30, 2012 we granted 545,000 shares of common stock valued at $76,750, for professional fees, business development and information technology services, while in the same period in 2011 we issued 141,667 shares valued at $11,333 and 315,00 stock options valued at $12,339 for professional fees and public relations services.

Salaries and Wages:

Officer salaries was $85,450 for the three months ended September 30, 2012 compared to $142,974 for the three months ended September 30, 2011, a decrease of $57,524 or approximately 40%. The decrease in officer salaries was primarily due to the salary of the former President and COO incurred during the three months ending September 30, 2011 that were not incurred in the same three month period ending September 30, 2012 pursuant to his resignation effective January 1, 2012.

Office salaries and wages expense was $19,649 for the three months ended September 30, 2012 compared to $22,548 for the three months ended September 30, 2011, a decrease of $2,899, or approximately 13%.

The Company recorded non-cash payments on accrued salaries and wages totaling $35,243 and $155,082, during the three months ended September 30, 2012 and 2011, respectively, which included accrued salaries from prior periods. The non-cash payments consisted of 234,954 shares and 997,500 shares of common stock, recorded at fair value of $35,243 and $79,800, issued to officers for the three months ended September 30, 2012 and 2011, respectively, as well as, common stock options, recorded at fair value of $-0- and $25,870 for the three months ended September 30, 2012 and 2011, respectively.

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Bad Debts (Recoveries):

Bad Debts (Recoveries) were $(10,000) for the three months ended September 30, 2012 compared to $-0- for the three months ended September 30, 2011, an increase of $10,000, or approximately 100%. The increase was due to the reversal of a previous expense for the change in our estimated allowance for doubtful accounts during the three months ended September 30, 2012 that was not present in the comparative three months ended September 30, 2011.

Depreciation and Amortization:

Depreciation and amortization expense was $5,736 for the three months ended September 30, 2012 compared to $1,306 for the three months ended September 30, 2011, an increase of $4,430, or approximately 339%. Depreciation expense increased due to the additional depreciation on the launch of our internet-based proprietary scalable technology platform in October of 2011 that was not in existence during the comparative three months ended September 30, 2011.

Net Operating Loss:

Net operating loss for the three months ended September 30, 2012 was $230,433, or ($0.00) per share, compared to a net operating loss of $351,212 for the three months ended September 30, 2011, or ($0.01) per share, a decrease of $120,779 or 34%. Net operating loss decreased primarily as a result of our decreased professional fees, officer salaries and direct operating costs in the three months ended September 30, 2012 compared to the same period in 2011, as we became more efficient, operated with one less officer and deferred $37,570 of financing costs in 2012 until we can recognize the related deferred revenue from our pilot episodes.

Other Income (Expense):

Other income (expense) was $(1,833) for the three months ended September 30, 2012 compared to $49 for the three months ended September 30, 2011, a decrease of $1,882, or approximately 3,841%. Other income decreased primarily due to the change in derivative liability and related expenses incurred in the three months ended September 30, 2012 and were not yet present in the three months ended September 30, 2011.

Net Loss:

The net loss for the three months ended September 30, 2012 was $232,266 compared to a net loss of $351,163 for the three months ended September 30, 2011, a decreased net loss of $118,897, or 34%. Net loss decreased primarily as a result of decreased professional fees and officer salaries as diminished by the additional expenses related to the change in our derivative liability in the three months ended September 30, 2012 compared to the same period in 2011.

Results of Operations for the Nine Months Ended September 30, 2012 and 2011:

	For the Nine Months Ended
	September 30,		Increase /
	2012	2011	(Decrease)

Revenues	$41,953	$50,820	$(8,867)

Direct operating costs	95,678	278,043	(182,365)
General and administrative	324,697	409,427	(84,730)
Officer salaries	256,350	334,038	(77,688)
Salaries and wages	59,342	63,681	(4,339)
Bad debts (recoveries)	(240)	–	240
Depreciation and amortization	17,209	2,420	14,789

Total Operating Expenses	753,036	1,087,609	(334,573)

Net Operating (Loss)	(711,083)	(1,036,789)	(325,706)

Total other income (expense)	(178,126)	16,903	(195,029)

Net (Loss)	$(889,209)	$(1,019,886)	$(130,677)

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Revenues:

During the nine months ended September 30, 2012 and 2011, we received revenues primarily from licensing fees from our private networks, including the sale of in-home media and advertising fees. Aggregate revenues for the nine months ended September 30, 2012 were $41,953 compared to revenues of $50,820 in the nine months ended September 30, 2011, a decrease in revenues of $8,867, or approximately 17%. Revenues from networks decreased due to decreased market saturation of our video content through our newly revamped websites and the Company’s existing media channels.

In addition to building and expanding our technology and revenues for the future through the development of a new e-commerce website that we launched in October of 2011, we continued production during the three months ended September 30, 2012 on a series of three reality shows centered on a family that is in the Las Vegas nightlife and night club business, including the production of forty short video segments to be used to develop a new branded Channel Destination using the Company’s scalable platform. As of September 30, 2012, we have collected a total of $205,000 pursuant to the production of these pilot episodes; however, the revenue is deferred until delivery and acceptance of the completed pilot episodes in accordance with the individual-film-forecast-computation method.

Direct Operating Costs:

Direct operating costs were $95,678 for the nine months ended September 30, 2012 compared to $278,043 for the nine months ended September 30, 2011, a decrease of $182,365, or approximately 66%. Our direct operating costs decreased during the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011 due to our shift in content development from our On-Demand and internet channels to the development of a series of three reality shows centered on a family that is in the Las Vegas nightlife and night club business, including the production of forty short video segments to be used to develop a new branded Channel Destination using the Company’s scalable platform. Our production costs incurred in the development of our content during the nine months ended September 30, 2011 were expensed as incurred due to practical limitations applicable to monetizing our developed content over On-Demand networks, and the inability to be reasonably assured of the collectability of advertising or television license revenues, accordingly, the Company has expensed production costs related to the development of our On-Demand and internet-based content. During the nine months ended September 30, 2012, the Company has deferred a total of $162,001 of television production costs for pilot episodes, which are to be expensed as revenues are recognized upon delivery and acceptance of the completed pilots using the individual-film-forecast-computation method for each television show produced. The Company has not recognized revenues from the creation of these pilot episodes yet. Accordingly, no production costs have been expensed as of September 30, 2012.

During the nine months ending September 30, 2012 we granted 505,800 shares of common stock valued at $41,214 for video production services, while in the same period in 2011 we issued 385,000 shares valued at $61,730 for video production services.

General and Administrative:

General and administrative expenses were $324,697 for the nine months ended September 30, 2012 compared to $409,427 for the nine months ended September 30, 2011, a decrease of $84,730, or approximately 21%. The decrease in general and administrative expense for the nine months ended September 30, 2012 compared to 2011 was due to decreased professional fees as we reigned in our operating activities and realized a reduction in our management personnel. During the nine months ending September 30, 2012 we granted 3,215,000 shares of common stock valued at $203,415, for legal, business development, accounting, board of directors, and information technology services, while in the same period in 2011 we issued 441,667 shares valued at $62,813 and 315,00 stock options valued at $12,339 for business development, administrative and consulting services.

Salaries and Wages:

Officer salaries was $256,350 for the nine months ended September 30, 2012 compared to $334,038 for the nine months ended September 30, 2011, a decrease of $77,688 or approximately 23%. The decrease in officer salaries was primarily due to the salary of the former President and COO incurred during the nine months ending September 30, 2011 that were not incurred in the same nine month period ending September 30, 2012 pursuant to his resignation effective January 1, 2012.

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Office salaries and wages expense was $59,342 for the nine months ended September 30, 2012 compared to $63,681 for the nine months ended September 30, 2011, a decrease of $4,339, or approximately 7%.

The Company recorded non-cash payments on accrued salaries and wages totaling $177,243 and $139,870, during the nine months ended September 30, 2012 and 2011, respectively, which included accrued salaries from prior periods. The non-cash payments consisted of 2,384,954 shares and 997,500 shares of common stock, recorded at fair value of $177,243 and $79,800, issued to officers for the nine months ended September 30, 2012 and 2011, respectively, as well as, common stock options, recorded at fair value of $-0- and $60,070 for the nine months ended September 30, 2012 and 2011, respectively.

Bad Debts (Recoveries):

Bad Debts (Recoveries) were $(240) for the nine months ended September 30, 2012 compared to $-0- for the nine months ended September 30, 2011, an increase of $240, or approximately 100%. The increase was due to the reversal of a previous expense for the change in our estimated allowance for doubtful accounts during the nine months ended September 30, 2012 that was not present in the comparative nine months ended September 30, 2011.

Depreciation and Amortization:

Depreciation and amortization expense was $17,209 for the nine months ended September 30, 2012 compared to $2,420 for the nine months ended September 30, 2011, an increase of $14,789, or approximately 611%. Depreciation expense increased due to the additional depreciation on the launch of our internet-based proprietary scalable technology platform in October of 2011 that was not in existence during the comparative nine months ended September 30, 2011.

Net Operating Loss:

Net operating loss for the nine months ended September 30, 2012 was $711,083, or ($0.01) per share, compared to a net operating loss of $1,036,789 for the nine months ended September 30, 2011, or ($0.02) per share, a decrease of $325,706 or 31%. Net operating loss decreased primarily as a result of our decreased professional fees, officer salaries and direct operating costs in the three months ended September 30, 2012 compared to the same period in 2011, as we became more efficient, operated with one less officer and deferred $162,001 of financing costs in 2012 until we can recognize the related deferred revenue from our pilot episodes.

Other Income (Expense):

Other income (expense) was $(178,126) for the nine months ended September 30, 2012 compared to $16,903 for the nine months ended September 30, 2011, a decrease of $195,029, or approximately 1,154%. Other income decreased primarily due to the change in derivative liability and related expenses incurred in the nine months ended September 30, 2012 and were not yet present in the nine months ended September 30, 2011.

Net Loss:

The net loss for the nine months ended September 30, 2012 was $889,209 compared to a net loss of $1,019,886 for the nine months ended September 30, 2011, a decreased net loss of $130,677, or 13%. Net loss decreased primarily as a result of decreased professional fees and officer salaries as diminished by the additional expenses related to the change in our derivative liability in the three months ended September 30, 2012 compared to the same period in 2011.

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Results of Operations for the Years Ended December 31, 2011 and December 31, 2010:

	For the Years Ended December 31,		Increase /
	2011	2010	(Decrease)
Revenues	$75,367	$63,731	$11,636

Direct operating costs	328,640	722,237	(393,597)
General and administrative	252,412	469,933	(217,521)
Salaries and wages	558,186	591,908	(33,722)
Board of director services	50,501	17,399	33,102
Rent	33,615	26,000	7,615
Depreciation and amortization	8,725	610	8,115

Total Operating Expenses	1,232,079	1,828,087	(596,008)

Net Operating (Loss)	(1,156,712)	(1,764,356)	(607,644)

Total other income (expense)	(24,769)	72,146	(96,915)

Net (Loss)	$(1,181,481)	$(1,692,210)	$(510,729)

Revenues:

During the years ended December 31, 2011 and 2010, we received revenues primarily from licensing fees from our private networks, including the sale of in-home media and advertising fees, and production revenues, which included fees from third party programming production. Aggregate revenues for the year ended December 31, 2011 were $75,367 compared to revenues of $63,731 in the year ended December 31, 2010, an increase in revenues of $11,636, or 18%. Revenues from networks were up 497%, or $57,007 in the year ended December 31, 2011 compared to 2010, due to increased market saturation of our video content through our newly revamped websites and the Company’s existing media channels. Production revenues decreased by 87% due to a short term project in 2010 to develop media content for a local adventure sport business, that did not generate revenues in the year ended December 31, 2011. We have focused entirely on building and expanding our technology and revenues for the future, primarily through the development of a new internet based technology platform that was launched in October of 2011.

Direct Operating Costs:

Direct operating costs were $328,640 for the year ended December 31, 2011 compared to $722,237 for the year ended December 31, 2010, a decrease of $393,597 or 54%. Our direct operating costs in 2011 decreased due to our decreased content development costs as we focused our resources on our internet based technology platform that was launched to expand our distribution through new media channels. During the year ending December 31, 2011 we granted 315,000 shares of common stock valued at $58,850 for video production services, while in the same period in 2010 we issued 3,660,588 shares of our common stock valued at $486,218 for video production services.

General and Administrative:

General and administrative expenses were $252,412 for the year ended December 31, 2011 compared to $469,933 for the year ended December 31, 2010, a decrease of $(217,521), or 46%. General and administrative expense decreased primarily due to a change in estimated payroll tax liabilities during 2011 that was not present in 2010.

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Salaries and Wages:

Salaries and wages expense totaled $558,186 for the year ended December 31, 2011 compared to $591,908 for the year ended December 31, 2010, a decrease of $33,722 or 6%. The decrease in officer salaries was primarily due to differences in the value of non-cash bonuses granted to Officers in the year ended, December 31, 2011 compared to the year ended, 2010.

Board of Director Services:

Board of director services expense was $50,501 for the year ended December 31, 2011 compared to $17,399 for the year ended December 31, 2010, an increase of $33,102 or 190%. The increase was primarily due to an increased value in the vested portion of stock options granted to a new board of director for their service in 2011 that was not present in the 2010. Our Board of Director compensation was entirely paid in common stock options.

Rent:

Rent expense was $33,615 and $26,000 for the years ended December 31, 2011 and 2010, respectively. Our rent expense increased by $7,615, or 29%, as our monthly rent increased from $2,000 to $4,025 due to our expansion of office space within the same office complex on August 1, 2011. We expect our quarterly rent expense will be $12,075 for the foreseeable future.

Depreciation and Amortization:

Depreciation and amortization expense was $8,725 for the year ended December 31, 2011 compared to $610 for the year ended December 31, 2010, an increase of $8,115 or 1,330%. Depreciation expense increased due to the additional depreciation on new office equipment and our internet based technology platform purchased and developed during 2011.

Net Operating Loss:

Net operating loss for the year ended December 31, 2011 was $1,156,712 or ($0.02) per share compared to a net operating loss of $1,764,356 for the year ended December 31, 2010, or ($0.03) per share, a decrease of $607,644 or 34%. Net operating loss decreased primarily due to a change in estimated payroll tax liabilities during 2011 and our decreased non-cash direct operating costs and decreased officer compensation for the year ended December 31, 2011 compared to the same period in 2010. We decreased production as we focused our resources on our newly created and revamped websites that will be used to expand our distribution through new media channels, and hired a new President and COO and welcomed back the return of Michael Berk, our President of Programming.

Other Income (Expense):

Other income (expense) was $(24,769) for the year ended December 31, 2011 compared to $72,146 for the year ended December 31, 2010, a decrease of $96,915 or 134%. Other income (expense) decreased primarily due to an increase in bad debts expense of $14,240, an impairment of equity method investment expense of $25,499 realized in 2011, and a reduction in debt forgiveness income of $59,942 due to realized forgiveness of debts and common stock settlement gains of $17,115 compared to $77,057 during the years ended December 31, 2011 and 2010, respectively. Other components of other income (expense) include interest income and interest expense.

Net Loss:

The net loss for the year ended December 31, 2011 was $1,181,481 compared to a net loss of $1,692,210 for the year ended December 31, 2010, a decreased net loss of $510,729 or 30%. Net loss decreased primarily as a result of our decreased direct operating costs in 2011 due to our diminished content development activities as we focused our resources on our internet based technology platform that was launched to expand our new media distribution channels in the year ended December 31, 2011 compared to the same period in 2010.

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LIQUIDITY AND CAPITAL RESOURCES

The following table summarizes total assets, accumulated deficit, stockholders’ equity and working capital at September 30, 2012 compared to December 31, 2011.

	September 30,	December 31,	Increase /
	2012	2011	(Decrease)
Total Assets	$276,334	$181,851	$94,483

Accumulated (Deficit)	$(21,621,137)	$(20,731,928)	$889,209

Stockholders’ Equity (Deficit)	$(1,144,297)	$(736,707)	$407,590

Working Capital (Deficit)	$(1,241,013)	$(850,268)	$390,745

Our principal source of operating capital has been provided from private sales of our common stock, revenues from operations, and debt and equity financings. At September 30, 2012, we had a negative working capital position of $1,241,013.

Debt Financing

During the nine months ended September 30, 2012, we received a total of $183,000 in exchange for a total of four convertible debentures. The convertible debentures mature on various dates through June 10, 2013 and are convertible into shares of common stock at various conversion rates ranging from fifty-five percent (55%) of the average of the three lowest trading bid prices to seventy percent (70%) of the average of the three (3) lowest reported daily sale or daily closing bid prices (whichever is the lowest) of the Company’s common stock for the ten (10) trading days prior to the conversion date.

Equity Financing

On April 20, 2012, the Company sold 120,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 14, 2012, the Company sold 80,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $8,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 15, 2012, the Company sold 250,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $25,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

We have utilized these funds to expand our media distribution platforms and to continue production of original programming for our own distribution platforms, as well as our expanding distribution network. Although our revenues are expected to grow as we expand our operations, our revenues are not expected to exceed our investment and operating costs in the next twelve months, and we do not have funds sufficient to fund our operations at their current level for the next twelve months. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of operations. To address these risks, we must, among other things, seek growth opportunities through investment and acquisitions in our industry, effectively monitor and manage our claims for payments that are owed to us, implement and successfully execute our business strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. We cannot assure that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition and results of operations.

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To conserve on the Company's capital requirements, the Company has issued shares in lieu of cash payments to outside consultants, and the Company expects to continue this practice. In the nine months ending September 30, 2012, the Company granted 6,155,754 shares of common stock valued at $436,618 in lieu of cash payments to employees and outside consultants. In the nine months ending September 30, 2011, the Company issued 1,839,167 shares of common stock valued at $208,383 in lieu of cash payments to employees and outside consultants. In the year ending December 31, 2011, the Company issued 2,317,599 shares of common stock valued at $420,178 in lieu of cash payments to employees and outside consultants, consisting of the value of common stock and common stock options, recorded at fair value. The Company is not now in a position to determine an approximate number of shares that the Company may issue for the preceding purpose in the remainder of 2012.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and positions of our executive officers and directors.

Name	Age	Position	Director Since
Mark Bradley	49	Chief Executive Officer, Principal Financial Officer and Director	1993
Michael Berk	65	President of Programming and Director	2000
Doug Miller	66	Director	2005

Mark Bradley founded the Company and has been its Chief Executive Officer and a director since 1993. Mr. Bradley was a staff producer/director at United Artists where he produced original programming and television commercials. In 1985 he created the Real Estate Broadcast Network that was the first 24-hour real estate channel. In 1993 he founded Players Network. Mr. Bradley is a graduate of the Producers Program at the University of California Los Angeles. Under his direction, Players Network became the first user of a digital broadcast system for television programming and the first private label gaming network. Mr. Bradley pioneered, developed and executive produced the production of Players Network’s unique gaming-centric programming. Mr. Bradley graduated from the UCLA producer’s program and became a producer/director at United Artists, where he produced original programming, television commercials, multi-camera music videos, live-to-tape sports and a variety show and was studio manager and postproduction supervisor with United Cable Television in Los Angeles. In this capacity he engaged in the production, packaging and syndication of television and film productions for such media venues as HBO, Nickelodeon, Prime Ticket and MTV. As an independent producer/director, Mr. Bradley created and promoted live pay-per-view events, negotiated entertainment programming distribution deals, budgeted and packaged TV programming. In 1985, Mr. Bradley created the Real Estate Broadcast Network, which was credited as being the first 24-hour real estate channel. As a founder and Chief Executive Officer of the Company, Mr. Bradley has extensive media production expertise as well as deep knowledge and relationships in the Las Vegas, Nevada entertainment industry. Mr. Bradley’s experience with the Company from its founding also offers the Board insight to the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view.

Michael Berk has been a director since 2000 and was appointed as the Company's president of programming on March 22, 2005. He created and Executive Produced “Baywatch,” the most popular series in television history, and is currently producing a large-budget “Baywatch” feature film for DreamWorks. Mr. Berk wrote and produced the first three-hour movie ever made for television, "The Incredible Journey of Dr. Meg Laurel," the highest-rated movie of the year, averaging a 42 share over three hours, "The Ordeal of Dr. Mudd," another three-hour movie that received two Emmy Awards, "The Haunting Passion," winner of the Venice Film Festival Award and "The Last Song," recipient of the Edgar Allan Poe Award for Mystery Writing. Mr. Berk is also a significant figure in the Las Vegas community. He was a founding Board Member and President of the highly acclaimed “CineVegas” Film Festival, now in its sixth year at the Palms Hotel, and was recognized with the prestigious Las Vegas Chamber of Commerce Community Achievement Award in the category of Entertainment. He also received the Nevada Film Office/Las Vegas Film Critics Society Silver Spike Award for his contributions to the film and television industry in Nevada. Mr. Berk maintains offices both in Hollywood and in Las Vegas. Mr. Berk’s extensive experience and contacts in the media and entertainment industry provides the Company and the Board a unique perspective on this industry and insight into the Company’s business.

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Douglas R. Miller has been a member of the Board of Directors of the Company since 2005. Mr. Miller has served as President, Chief Operating Officer, Secretary and a director of GWIN, Inc., a publicly traded media and entertainment company focused on sports and gaming, since its reorganization in July 2001. Mr. Miller also served as Gwin’s Chief Financial Officer from November 2001 to April 2003. From 1999 to 2001, Mr. Miller served as President of Gwin’s subsidiary, Global Sports Edge, Inc. From 1998 to 1999, Mr. Miller was the Chief Financial Officer of Body Code International, an apparel manufacturer. Mr. Miller holds a B.A. degree in economics from the University of Nebraska, and an MBA degree from Stanford University. Mr. Miller serves on the compensation committee of the Company’s Board of Directors. Mr. Miller’s experience running media companies as well as publicly traded companies provides him with an understanding of the operation of other boards of directors that he can contribute in his role as a member of the Board.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director's liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry. Or as an affiliated person, director or employee of an investment company, bank, savings and loan association. Also an insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, we believe that during 2011 our Directors and executive officers did not comply with all Section 16(a) filing requirements. Specifically, Mr. Bradley and Mr. Berk failed to file Form 4s with respect to the issuance of common shares and options for 2011. Doug Miller failed to file Form 4’s with respect to the issuance of common stock options that were granted during 2011.

37

Audit Committee

We do not have an Audit Committee, our board of directors acted as the Company's Audit Committee during fiscal 2011, recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

Our board of directors has determined that if we were required to have a financial expert and/or an audit committee, Doug Miller, a Director, would be considered an “audit committee financial expert,” as defined by applicable Commission rules and regulations. Based on the definition of “independent” applicable to audit committee members of Nasdaq-traded companies, our board of directors has further determined that Mr. Miller is considered to be “independent”.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

On April 7, 2004, the Company adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer and principal accounting officer. Anyone can obtain a copy of the Code of Ethics by contacting the Company at the following address: 1771 E. Flamingo Road, Suite # 201-A, Las Vegas, NV 89119, attention: Chief Executive Officer, telephone: (702) 734-3457. The first such copy will be provided without charge. The Company will post any amendments to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of either the Securities and Exchange Commission or the National Association of Dealers.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performed some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are continuously updating our operations and have limited resources with which to establish additional committees of our board of directors.

Compensation Committee

At this time, Mr. Miller is the only member of the committee and has performed in his role by reviewing our employment agreements with Mr. Bradley and Mr. Berk. The board of directors intends to add additional members to the compensation committee and expects it to consist of solely of independent members. Until more members are appointed to the compensation committee, our entire board of directors will review all forms of compensation provided to any new executive officers, directors, consultants and employees, including stock compensation and options.

38

EXECUTIVE COMPENSATION

The following table sets forth certain information relating to all compensation of our named executive officers for services rendered in all capacities to the Company during the years ended December 31, 2011, 2010 and 2009:

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c)	Stock Awards (e)(1)	Option Awards (f)(1)	All Other Compensation	Total Compensation
Mark Bradley,	2011	$177,955	$71,800	$14,229	$-0-	$263,984
Chief Executive	2010	$36,204	$103,500	$304,745	$-0-	$444,449
Officer (2)	2009	$33,908	$150,157	$249,455	$-0-	$433,520

Michael Berk,	2011	$70,152	$–	$14,229	$-0-	$84,381
President of	2010	$25,000	$5,000	$4,942	$-0-	$34,942
Programming(3)	2009	$4,000	$73,474	$112,638	$-0-	$190,112

_____________________

(1)	The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2011, 2010 and 2009, in accordance with FASB ASC 718-10 of awards of stock and stock options. Assumptions used in the calculation of this amount are included in the footnotes to our audited financial statements for the fiscal year ended December 31, 2011, included in this prospectus.
(2)	This row reflects the fair value of shares of Common Stock issued by the Company to Mr. Bradley in lieu of cash salary within column (e).
(3)	This row reflects the fair value of shares of Common Stock issued by the Company to Mr. Berk in lieu of cash salary within column (e).

Employment Agreements

Mark Bradley, Chief Executive Officer

In 2005 we employed Mr. Bradley under an extension of his employment agreement. This agreement provides that Mr. Bradley is entitled to receive an annual salary of $150,000. Provided that established criteria are met, Mr. Bradley is also entitled to 10% of all royalties that we receive from sources directly resulting from his efforts. On September 1, 2010 we extended Mr. Bradley’s employment under a replacement employment agreement. This agreement provides that Mr. Bradley is entitled to receive an annual salary of $175,000, with an additional monthly automobile allowance of $700. Mr. Bradley is entitled to participate in any and all employee benefit plans established for the employees of the Company. The employment agreement confers upon Mr. Bradley a right of first refusal with respect to any proposed sale of all or a substantial portion of the Company's assets. The employment agreement does not contain a covenant not to compete preventing Mr. Bradley from competing with the Company after the termination of the employment agreement. The employment agreement was renewed for a five (5) year period through August 31, 2015.

Michael Berk, President of Programming

On January 1, 2005, we entered into a five-year employment agreement with Mr. Michael Berk, our President of Programming pursuant to which we agreed to pay Mr. Berk an annual salary of $150,000 plus 10% of all royalties that we receive from sources directly resulting from his efforts. Mr. Berk took an unpaid leave of absence from July 1, 2009 through October 1, 2010, at which time we replaced Mr. Berk’s expired employment agreement. We extended Mr. Berk’s employment under a replacement employment agreement which provides that Mr. Berk is entitled to receive an annual salary of $150,000, with an additional monthly automobile allowance of $700. On October 1, 2010, the employment agreement was renewed for a five (5) year period through August 31, 2015, with amendments to include a monthly automobile allowance of $700.

39

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the value of all unexercised options previously awarded to the Named Executive Officers at the fiscal year ended December 31, 2011.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($) (g)
Mark Bradley	100,000	–	0.25	02/07/2014	–	–
	1,500,000	–	0.22	07/18/2014	–	–
	100,000	–	0.10	02/28/2013	–	–
	250,000	–	0.20	11/29/2013	–	–
	1,500,000	–	0.15	08/27/2013	–	–
	50,000	–	0.20	01/08/2013	–	–
	250,000	–	0.20	01/08/2013	–	–
	300,000	–	0.20	01/08/2012	–	–
Michael Berk	100,000	–	0.25	02/07/2014	–	–
	100,000	–	0.10	02/28/2013	–	–
	250,000	–	0.20	11/29/2013	–	–
	50,000	–	0.20	01/08/2013	–	–
	250,000	–	0.20	01/08/2013	–	–
	400,000	–	0.20	01/08/2012	–	–

_______________________

(1)	All options granted were fully vested on the date of grant.

Termination of Employment; Severance Agreements

Mr. Bradley and Mr. Berk are each parties to employment agreements with the Company that provide for severance benefits in the event their employment is terminated by the Company (other than as a result of death or for cause) or by the employee as a result of a material breach by the Company of the employment agreement. In the event of such termination, the employee will be entitled to his base salary and all benefits for the remainder of the term of the employment agreement plus a lump sum cash payment in an amount equal to two times his then current base salary and annual bonus (without regard to the performance requirements associated with such bonus). In addition, all outstanding stock options will be immediately vested. If the employee or his family is ineligible under the terms of any insurance to continue to be covered, the Company will either provide substantially equivalent coverage or pay the employee a lump sum payment equal to the value of the continuation of such insurance coverage.

40

Director Compensation

The table below summarizes the compensation that we paid to non-employee directors for the years ended December 31, 2011.

Name (a)	Year	Stock Awards ($) (c)	Option Awards ($) (d)	All Other Compensation ($) (g)(1)	Total ($) (h)
Doug Miller(1)	2011	$-0-	$14,229	$-0-	$14,229

________________

The amounts in columns (c) and (d) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2011, in accordance with FASB ASC 718-10-30-2 of awards of stock and stock options and thus include amounts from awards granted in and prior to 2011. Assumptions used in the calculation of this amount are included in the footnotes to our audited financial statements for the year ended December 31, 2011 included in Part II, Item 8, Financial Statements and Supplementary Data of this Annual Report on Form 10-K.

(1)	On February 8, 2011 the Company granted Doug Miller cashless options to purchase 100,000 shares of its common stock in exchange for services rendered as a director. The options carry an exercise price of $0.25 per share, exercisable over 36 months from the grant date.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the $0.001 par value common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our $0.001 par value common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock November 29, 2012, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after November 29, 2012 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock. Unless otherwise indicated, the address of each listed stockholder is c/o Players Network, 1771 E. Flamingo Road, #201A-1, Las Vegas, NV 89119.

42

	$0.001 Par Value Common Stock		Series A Preferred Stock		Series B Preferred Stock
Name of Beneficial Owner(1)	Number of Shares	% of Class(2)	Number of Shares	% of Class(3)	Number of Shares		% of Class(4)
Officers and Directors:
Mark Bradley, CEO and Director(5)	17,001,217	23.3%	1,000,000	50%	–		–
Michael Berk, President of Programming and Director(6)	4,813,127	7.0%	1,000,000	50%	–		–
Doug Miller, Director(7)	800,000	1.2%	–	–	–		–
Directors and Officers as a Group (5 persons)	22,614,344	30.4%	2,000,000	100%	4,349,339		100%
5% Holders:
David W. Tice(8)	7,554,768	11.1%	–	–	4,349,339	(9)	100%

_______________________

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of $0.001 par value common stock or Series A Preferred Stock owned by such person.
(2)	Percentage of beneficial ownership is based upon 68,235,424 shares of $0.001 par value common stock outstanding as of November 29, 2012. For each named person, this percentage includes Common Stock that the person has the right to acquire either currently or within 60 days of November 29, 2012, including through the exercise of an option or warrant; however, such Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.
(3)	Percentage of beneficial ownership is based upon 2,000,000 shares of Series A Preferred Stock outstanding as of November 29, 2012.
(4)	Percentage of beneficial ownership is based upon 4,349,339 shares of Series B Preferred Stock outstanding as of November 29, 2012.
(5)	Includes stock options and warrants to purchase 4,699,565 shares of Common Stock exercisable within 60 days of November 29, 2012 and 25,000 shares held for the benefit of Mr. Bradley’s minor daughter.
(6)	Includes (i) 38,000 shares held by MJB Productions, which is 100% owned by Mr. Berk, (ii) options to purchase 750,000 shares of Common Stock exercisable within 60 days of November 29, 2012.
(7)	Includes options to purchase 700,000 shares of Common Stock exercisable within 60 days of November 29, 2012.
(8)	Information based on Schedule 13D filed with the SEC on October 19, 2011, Form 4 filed on October 10, 2011 and October 11, 2011 and the Company’s shareholder reports.
(9)	Includes 4,349,339 shares of Series B Preferred held by Tice Capital, LLC. Mr. Tice is the sole member and manager of Tice Capital, LLC and has voting and dispositive control over the shares held by Tice Capital, LLC. Therefore, Mr. Tice is deemed to be the beneficial owner of these shares.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

43

INDEX TO FINANCIAL STATEMENTS

Interim Unaudited Condensed Financial Statements

September 30, 2012

Page
Unaudited Interim Financial Statements

Condensed Balance Sheets as of September 30, 2012 (Unaudited) and December 31, 2011	F-2
Condensed Statements of Operations for the Three and Nine Months ended September 30, 2012 and 2011 (Unaudited)	F-3
Condensed Statements of Cash Flows for the Nine Months ended September 30, 2012 and 2011 (Unaudited)	F-4
Notes to the Condensed Financial Statements (Unaudited)

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-20
Balance Sheets	F-21
Statements of Operations	F-22
Statement of Stockholders’ Equity (Deficit)	F-23
Statements of Cash Flows	F-24
Notes to Financial Statements	F-25

F-1

PLAYERS NETWORK

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
Assets	(Unaudited)

Current assets:
Cash	$7,492	$49,208
Accounts receivable, net of allowance for doubtful accounts of $-0- and $240, at September 30, 2012 and December 31, 2011, respectively	10,000	4,000
Deferred television costs	162,001	–
Prepaid expenses	125	15,082
Total current assets	179,618	68,290

Fixed assets, net	91,440	113,561
Debt issuance costs	5,276	–

Total Assets	$276,334	$181,851

Liabilities and Stockholders' (Deficit)

Current liabilities:
Accounts payable	$591,124	$581,970
Accrued expenses	205,650	209,183
Deferred revenues	205,000	92,405
Convertible debentures, net of discounts of $157,003 and $-0- at September 30, 2012 and December 31, 2011, respectively	25,997	–
Short term debt	35,000	35,000
Derivative liabilities	357,860	–
Total current liabilities	1,420,631	918,558

Total Liabilities	1,420,631	918,558

Stockholders' (Deficit):
Series A preferred stock, $0.001 par value, 2,000,000 shares authorized; 2,000,000 shares issued and outstanding	2,000	2,000
Series B preferred stock, $0.001 par value, 10,873,347 shares authorized; 4,349,339 shares issued and outstanding	4,349	4,349
Common stock, $0.001 par value, 150,000,000 shares authorized; 66,595,379 and 61,131,390 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	66,595	61,131
Additional paid-in capital	20,403,896	19,927,741
Accumulated (deficit)	(21,621,137)	(20,731,928)
Total Stockholders' (Deficit)	(1,144,297)	(736,707)

Total Liabilities and Stockholders' (Deficit)	$276,334	$181,851

See accompanying notes to financial statements.

F-2

PLAYERS NETWORK

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenue:	$11,254	$12,207	$41,953	$50,820

Expenses:
Direct operating costs	46,302	70,153	95,678	278,043
General and administrative	94,550	126,438	324,697	409,427
Officer salaries	85,450	142,974	256,350	334,038
Salaries and wages	19,649	22,548	59,342	63,681
Bad debts (recoveries)	(10,000)	–	(240)	–
Depreciation and amortization	5,736	1,306	17,209	2,420
Total operating expenses	241,687	363,419	753,036	1,087,609

Net operating loss	(230,433)	(351,212)	(711,083)	(1,036,789)

Other income (expense):
Other income	2,221	–	23,520	17,115
Gain on sale of fixed assets	–	–	5,250	–
Interest income	–	302	–	623
Interest (expense)	(24,134)	(253)	(32,036)	(835)
Change in derivative liabilities	20,080	–	(174,860)	–
Total other income (expense)	1,833)	49	(178,126)	16,903

Net loss	$(232,266)	$(351,163)	$(889,209)	$(1,019,886)

Weighted average number of common shares outstanding - basic and fully diluted	66,315,764	60,628,990	64,352,286	60,071,857

Net (loss) per share - basic and fully diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

See accompanying notes to financial statements.

F-3

PLAYERS NETWORK

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended
	September 30,
	2012	2011
Cash flows from operating activities
Net (loss)	$(889,209)	$(1,019,886)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Bad debts expense (recoveries)	(240)	–
Depreciation and amortization expense	17,209	2,420
Gain on sale of fixed assets	(5,250)	–
Forgiveness of debt	–	(17,115)
Change in fair market value of derivative liabilities	174,860	–
Amortization of convertible note payable discounts	25,997	–
Amortization of debt issuance costs	1,224	–
Stock issued for services	234,165	128,583
Stock issued for compensation, related party	177,243	79,800
Options and warrants granted for services	8,404	15,243
Options and warrants granted for services, related party	16,807	113,814
Decrease (increase) in assets:
Accounts receivable	(5,760)	8,831
Deferred television costs	(162,001)	–
Prepaid expenses	14,957	(16,325)
Interest receivable	–	(623)
Increase (decrease) in liabilities:
Deferred revenues	112,595	41,429
Accounts payable	9,154	13,910
Accrued expenses	(3,533)	(25,625)
Net cash used in operating activities	(273,378)	(675,544)

Cash flows from investing activities
Payment of investment in note receivable	–	(20,000)
Payment on equity method investments	–	(25,499)
Proceeds from the sale of fixed assets	10,162	–
Purchase of fixed assets	–	(120,638)
Net cash provided by (used in) investing activities	10,162	(166,137)

Cash flows from financing activities
Proceeds from convertible debentures	183,000	–
Repayment of long term debt	–	(18,000)
Payments on debt issuance costs	(6,500)	–
Proceeds from sale of common stock	25,000	–
Proceeds from sale of common stock, related party	20,000	200,000
Net cash provided by (used in) financing activities	221,500	182,000

Net increase (decrease) in cash	(41,716)	(659,681)
Cash - beginning	49,208	812,245
Cash - ending	$7,492	$152,564

Supplemental disclosures:
Interest paid	$655	$623
Income taxes paid	$–	$–

Non-cash investing and financing activities:
Value of debt discount	$183,000	$–
Cancellation of shares of common stock, 361,765 shares	$362	$–

See accompanying notes to financial statements.

F-4

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Note 1 – Basis of Presentation

The interim condensed financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to not make the information presented misleading.

These statements reflect all adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. Except as otherwise disclosed, all such adjustments are of a normal recurring nature. It is suggested that these interim condensed financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2011 and notes thereto included in the Company's 10-K annual report. The Company follows the same accounting policies in the preparation of interim reports.

Reclassifications

Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no other items that required fair value measurement on a recurring basis.

Cost Method of Accounting for Investments

Investee companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such Investee companies is not included in the Balance Sheet or Statement of Operations. However, impairment charges are recognized in the Statement of Operations. If circumstances suggest that the value of the Investee Company has subsequently recovered, such recovery is not recorded. Impairment analysis on our investments which are accounted for on the cost method of accounting resulted in complete impairment at December 31, 2011.

Revenue Recognition

The Company recognizes revenue from its internet television platform from internally generated products and from partnered merchants when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria are met when the customers purchase a product or access a web-based video, the product or web-based video has been electronically delivered to the purchaser and payment has been received. At that time, the Company's obligations to the customer is substantially complete. The Company records the net amount it retains from the sale of items from its internet television platform after paying any agreed upon percentage of the purchase price to the featured advertising merchant excluding any applicable taxes. Revenue is recorded on a net basis because the Company is acting as an agent of the partnered merchant in the transaction. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Network revenue consists of monthly network broadcast subscription revenue, which is recognized over the period in which the subscription service is available. Broadcast television advertising revenue is recognized when advertisements are aired. Video production revenue is recognized as digital video film is completed and accepted by the customer and collection is reasonably assured.

F-5

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Revenue from the distribution of domestic television series is recognized as earned using the following criteria:

•	Persuasive evidence of an arrangement exists;
•	The show/episode is complete, and in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery;
•	The license period has begun and the customer can begin its exploitation, exhibition or sale;
•	The price to the customer is fixed and determinable; and
•	Collectability is reasonably assured.

Due to practical limitations applicable to operating relationships with On-Demand networks, the Company has not considered collectability of advertising or television license revenues to be reasonably assured, and accordingly, the Company has not recognize such revenue unless payment has been received.

Audio/Video content licensing revenues were recognized when the underlying royalties from the sales of the related products were earned. The Company recognized minimum revenue guarantees, if any, ratably over the term of the license or as earned royalties based on actual sales of the related products, if greater.

Deferred revenues consist of the following at September 30, 2012 and December 31, 2011:

	September 30,	December 31,
	2012	2011
Deferred revenues on television pilot episodes	$205,000	$55,000
Deferred revenues on audio/video content licensing	–	37,405
Total deferred revenues	$205,000	$92,405

Derivative Liability

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. We analyzed the derivative financial instruments (the Convertible Note and tainted Warrant), in accordance with ASC 815. The objective is to provide guidance for determining whether an equity-linked financial instrument is indexed to an entity’s own stock. This determination is needed for a scope exception which would enable a derivative instrument to be accounted for under the accrual method. The classification of a non-derivative instrument that falls within the scope of ASC 815-40-05 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” also hinges on whether the instrument is indexed to an entity’s own stock. A non-derivative instrument that is not indexed to an entity’s own stock cannot be classified as equity and must be accounted for as a liability. There is a two-step approach in determining whether an instrument or embedded feature is indexed to an entity’s own stock. First, the instrument's contingent exercise provisions, if any, must be evaluated, followed by an evaluation of the instrument's settlement provisions. The Company utilized multinomial lattice models that value the derivative liability within the notes based on a probability weighted discounted cash flow model. The Company utilized the fair value standard set forth by the Financial Accounting Standards Board, defined as the amount at which the assets (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

F-6

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Deferred Television Costs

Deferred television costs as of September 30, 2012, included direct production and development costs stated at the lower of cost or net realizable value based on anticipated revenue. Production overhead is not included as the Company outsources its production costs to third party vendors. Capitalized television production costs for each pilot episode are to be expensed as revenues are recognized upon delivery and acceptance of the completed pilot episodes using the individual-film-forecast-computation method for each television show produced. The Company has not recognized revenues from the creation of these pilot episodes yet. Accordingly, no production costs have been expensed as of September 30, 2012.

Deferred television costs consist of the following at September 30, 2012 and December 31, 2011:

	September 30,	December 31,
	2012	2011
Development and pre-production costs	$20,000	$–
In-production	83,476	–
Post production	58,525	–
Total deferred television costs	$162,001	$–

Due to practical limitations applicable to monetizing our developed content over On-Demand networks, the Company has not considered collectability of advertising or television license revenues to be reasonably assured, and accordingly, the Company has expensed production costs related to the development of our On-Demand and internet-based content as incurred.

Recent Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

F-7

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Note 2 – Going Concern

As shown in the accompanying condensed financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of ($21,621,137), and as of September 30, 2012, the Company’s current liabilities exceeded its current assets by $1,241,013 and its total liabilities exceeded its total assets by $1,144,297. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

Officers

On July 10, 2012 the Company’s Board of Directors granted the issuance of 143,154 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $21,473 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company’s Board of Directors granted the issuance of 91,800 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $13,770 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 20, 2012, the Company sold 120,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 29, 2012 the Company’s Board of Directors granted the issuance of 650,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $40,000 based on the closing price of the Company’s common stock on the date of grant.

F-8

On February 14, 2012, the Company sold 80,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $8,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Officer compensation expense was $256,350 and $334,038 at September 30, 2012 and 2011, respectively. The balance owed was $51,160 and $68,007 at September 30, 2012 and 2011, respectively.

Board of Directors

On February 29, 2012, the Company’s Board of Directors granted fully vested cashless common stock options to purchase 300,000 shares of the Company’s common stock over a three year period to one of the Company’s Directors as a compensation bonus. The options are exercisable until February 29, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $16,807.

Officer and Director Departures

On May 16, 2012 the Company cancelled 361,765 shares for non-performance of services commensurate with the departure of one of the Company’s former Officers.

On January 13, 2012, Paul Chachko resigned as Chairman of the Board of Directors and Mark Bradley resumed the position. Pursuant to his departure 999,000 common stock options were forfeited.

On January 18, 2012, Merrill Brown resigned as Director.

On March 12, 2012, Peter Heumiller resigned as President and COO. Pursuant to his departure he purchased certain equipment at the net book value, which approximated fair value for a total of $4,912. He also repaid a total of $11,299 of previously reimbursed moving costs and general expenses. In addition, Mr. Heumiller forfeited all unearned common stock grants and options, effective January 1, 2012. On May 16, 2012, a total of 361,765 of shares of common stock previously granted and delivered to Mr. Heumiller were voluntarily returned to treasury and cancelled.

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has convertible notes that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

F-9

The following schedule summarizes the valuation of financial instruments at fair value on a non-recurring basis in the balance sheets as of September 30, 2012 and December 31, 2011:

	Fair Value Measurements at September 30, 2012
	Level 1	Level 2	Level 3
Assets
None	$–	$–	$–
Total assets	–	–	–
Liabilities
Convertible debentures, net of discounts of $157,003	–	–	25,997
Short term debt	–	35,000	–
Derivative liability	–	–	357,860
Total liabilities	–	35,000	383,857
	$–	$(35,000)	$(383,857)

Fair Value Measurements at December 31, 2011
	Level 1	Level 2	Level 3
Assets
None	$–	$–	$–
Total assets	–	–	–
Liabilities
None	–	–	–
Total liabilities	–	–	–
	$–	$–	$–

Note 5 – Fixed Assets

Fixed assets consist of the following:

	September 30,	December 31
	2012	2011
Computers and office equipment	$15,627	$24,449
Website development costs	99,880	99,880
Total Fixed Assets	115,507	124,329
Less accumulated depreciation	(24,067)	(10,768)
	$91,440	$113,561

During the nine months ended September 30, 2012, we realized a gain on the sale of assets in the amount of $5,250 from total proceeds received of $10,162 received amongst two individuals for the sale of fixed assets with a combined carrying value of $4,912.

Depreciation expense totaled $17,209 and $2,420 for the periods ended September 30, 2012 and 2011, respectively.

Note 6 – Accrued Expenses

As of September 30, 2012 and December 31, 2011 accrued expenses included the following:

	September 30,	December 31,
	2012	2011
Customer Deposits	$13,500	$13,500
Accrued Payroll, Officers	51,160	60,357
Accrued Payroll and Payroll Taxes	136,738	135,234
Accrued Interest	4,252	92
	$205,650	$209,183

F-10

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Note 7 – Convertible Debentures

Convertible debentures consist of the following at September 30, 2012 and December 31, 2011, respectively:

	September 30,	December 31,
	2012	2011
Unsecured $37,500 convertible promissory note carries an 8% interest rate (“Third Asher Note”), matures on June 10, 2013. The principal is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty five percent (55%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	$37,500	$–

Unsecured $50,000 convertible promissory note carries an 8% interest rate (“Continental Note”), matures on May 31, 2013. The principal is convertible into shares of common stock at the discretion of the note holder at a price equal to seventy percent (70%) of the average of the three lowest reported daily sale or daily closing bid prices (whichever is the lower) for the Company’s common stock as reported on the OTCQB (or such other OTC Markets or OTC Tiers, stock markets or stock exchange upon which the Company’s common stock is listed or traded) during the thirty (30) trading days immediately preceding the Conversion Date, subject to adjustment as provided herein (including, without limitation, adjustment pursuant to Section 6), or a fixed conversion price of $0.001 per share, whichever is greater. Interest shall be due and payable, in arrears, on the last day of each month while any portion of the Principal Amount remains outstanding. The note carries a twenty two percent (16%) interest rate in the event of default.	50,000	–

Unsecured $37,500 convertible promissory note carries an 8% interest rate (“Second Asher Note”), matures on April 12, 2013. The principal is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	37,500	–

Unsecured $58,000 convertible promissory note carries an 8% interest rate (“First Asher Note”), matures on February 7, 2013. The principal is convertible into shares of common stock at the discretion of the note holder at a price equal to sixty percent (60%) of the average of the three (3) lowest trading bid prices of the Company’s common stock for the ten (10) trading days prior to the conversion date. The note carries a twenty two percent (22%) interest rate in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares.	$58,000	$–

Total convertible debenture	183,000	–
Less: unamortized debt discount	(157,003)	–
Convertible debenture	$25,997	$–

In accordance with ASC 470-20 Debt with Conversion and Other Options, the Company recorded total discounts of $183,000 and $-0- for the variable conversion feature of the convertible debts incurred during the nine months ended September 30, 2012 and year ended December 31, 2011, respectively. The discount will be amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $25,997 and $-0- of interest expense pursuant to the amortization of the note discounts during the nine months ended September 30, 2012 and 2011, respectively.

F-11

Players Network

Notes to Condensed Financial Statements

(Unaudited)

The three “Asher” convertible debentures carry default provisions that place a “maximum share amount” on the note holders. The maximum share amount that can be owned as a result of the conversions to common stock by the note holders is 4.99% of the Company’s issued and outstanding shares.

In accordance with ASC 815-15, the Company determined that the variable conversion feature and shares to be issued represented embedded derivative features, and these are shown as derivative liabilities on the balance sheet. The Company calculated the fair value of the compound embedded derivatives associated with the convertible debentures utilizing a lattice model.

The Company recorded interest expense in the amount of $3,110 and $-0- for the nine months ended September 30, 2012 and 2011, respectively related to convertible debt.

Note 8 – Short Term Debt

Short-term debt consists of the following at September 30, 2012 and December 31, 2011:

	September 30	December 31,
	2012	2011
4% unsecured debenture, due June 7, 2012. Currently in default.	$35,000	$35,000

Accrued interest on the above promissory notes totaled $1,142 and $92 at September 30, 2012 and December 31, 2011, respectively.

The following presents components of interest expense by instrument type at September 30, 2012 and 2011, respectively:

	September 30,	September 30,
	2012	2011
Interest on convertible debentures	$3,110	$–
Amortization on discount on convertible debentures	25,997	–
Amortization on debt issuance costs	1,224	–
Interest on short term debt	1,050	–
Accounts payable related finance charges	655	835
	$32,036	$835

Note 9 – Derivative Liabilities

As discussed in Note 7 under Convertible Debentures, the Company issued convertible notes payable that provide for the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible note is variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted and all additional convertible debentures and warrants are included in the value of the derivative. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and warrants and shares to be issued were recorded as derivative liabilities on the issuance date.

The fair values of the Company’s derivative liabilities were estimated at the issuance date and are revalued at each subsequent reporting date, using a lattice model. The Company recorded current derivative liabilities of $325,671 and $-0- at September 30, 2012 and December 31, 2011, respectively. The change in fair value of the derivative liabilities resulted in a loss of $174,860 and $-0- for the nine months ended September 30, 2012 and 2011, respectively, which has been reported as other income (expense) in the condensed statements of operations.

F-12

Players Network

Notes to Condensed Financial Statements

(Unaudited)

The following presents the derivative liability value by instrument type at September 30, 2012 and December 31, 2011, respectively:

	September 30,	December 31,
	2012	2012
Convertible debentures	$256,892	$–
Common stock warrants	100,968	–
	$357,860	$–

The following is a summary of changes in the fair market value of the derivative liability during the nine months ended September 30, 2012 and the year ended December 31, 2011:

Derivative Liability Total
Balance, December 31, 2011	$–
Increase in derivative value due to issuances of convertible promissory notes	261,441
Increase in derivative value attributable to tainted warrants	64,230
Change in fair market value of derivative liabilities due to the mark to market adjustment	32,189
Balance, September 30, 2012	$357,860

Key inputs and assumptions used to value the convertible debentures and warrants issued during the nine months ended September 30, 2012 and the year ended December 31, 2011:

•	Stock prices on all measurement dates were based on the fair market value and would fluctuate with projected volatility.
•	The warrant exercise prices ranged from $0.15 to $1.00, exercisable over 2 to 3 year periods from the grant date.
•	The holders of the securities would convert monthly to the ownership limit starting at 4.99% increasing by 10% per month.
•	The holders would automatically convert the note at the maximum of 3 times the conversion price if the Company was not in default.
•	The monthly trading volume would reflect historical averages and would increase at 1% per month.
•	The Company would redeem the notes based on availability of alternative financing, increasing 2% monthly to a maximum of 10%.
•	The holder would automatically convert the note at maturity if the registration was effective and the Company was not in default.
•	The computed volatility was projected based on historical volatility.

Note 10 – Changes in Stockholders’ Equity (Deficit)

Preferred Stock

No preferred shares were issued during the nine months ended September 30, 2012 or 2011.

Common Stock Issuances

On August 28, 2012 the Company granted 200,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $22,000 based on the closing price of the Company’s common stock on the date of grant.

On August 28, 2012 the Company granted 75,000 shares of free trading common stock to a consultant for business development services provided. The total fair value of the common stock was $8,250 based on the closing price of the Company’s common stock on the date of grant.

F-13

Players Network

Notes to Condensed Financial Statements

(Unaudited)

On August 28, 2012 the Company granted 50,000 shares of free trading common stock to a consultant for website development services provided. The total fair value of the common stock was $5,500 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company granted 25,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $3,750 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company granted 150,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $22,500 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company issued 50,000 shares of free trading common stock for professional services provided. The total fair value of the common stock was $7,500 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company issued 70,000 shares of free trading common stock for professional services provided. The total fair value of the common stock was $10,500 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company granted 25,000 shares of free trading common stock to a consultant for services provided. The total fair value of the common stock was $3,750 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company granted 100,000 shares of free trading common stock to a consultant for services provided. The total fair value of the common stock was $15,000 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company’s Board of Directors granted the issuance of 143,154 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $21,473 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company’s Board of Directors granted the issuance of 91,800 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $13,770 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company granted 175,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $8,750 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company issued 500,000 shares of restricted common stock for business development services provided. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company issued 500,000 shares of restricted common stock to another consultant for business development services provided. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

F-14

Players Network

Notes to Condensed Financial Statements

(Unaudited)

On April 30, 2012 the Company issued 50,000 shares of free trading common stock for professional services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company issued 50,000 shares of restricted common stock for professional services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

On April 20, 2012, the Company sold 120,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On April 18, 2012 the Company issued 600,000 shares of restricted common stock for professional services provided. The total fair value of the common stock was $42,000 based on the closing price of the Company’s common stock on the date of grant. The Company retained the right to re-purchase the shares for $42,000 during the next six months.

On February 29, 2012 the Company granted 50,000 shares of free trading common stock for professional services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on May 14, 2012.

On February 29, 2012 the Company granted 50,000 shares of free trading common stock for Information Technology services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on May 14, 2012.

On February 29, 2012 the Company’s Board of Directors granted the issuance of 650,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $40,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 25,000 shares of restricted common stock to an employee as a bonus for services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 15,000 shares of restricted common stock to an employee as a bonus for services provided. The total fair value of the common stock was $1,200 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 130,800 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $10,464 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 100,000 shares of restricted common stock to a consultant for Information Technology services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On February 14, 2012, the Company sold 80,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $8,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 15, 2012, the Company sold 250,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $25,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

F-15

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Common Stock Cancellations

On May 16, 2012 the Company cancelled 361,765 shares for non-performance of services commensurate with the departure of one of the Company’s Officers.

Common Stock Option Issuances

On February 29, 2012 the Company’s Board of Directors granted 150,000 cashless stock options as compensation for business development services to a consultant. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $8,404.

On February 29, 2012 the Company’s Board of Directors granted 300,000 cashless stock options as compensation for service on the Board of Directors to one of its directors. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $16,807.

Note 11 – Warrants and Options

Options Granted

On February 29, 2012 the Company’s Board of Directors granted 150,000 cashless stock options as compensation for business development services to a consultant. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $8,404.

On February 29, 2012 the Company’s Board of Directors granted 300,000 cashless stock options as compensation for service on the Board of Directors to one of its directors. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $16,807.

Warrants Granted

On August 9, 2012 the Company issued warrants to purchase 200,000 shares at $0.18 per share, exercisable for 60 months in exchange for cash proceeds of $50,000 received pursuant to a convertible debenture. The proceeds received were allocated between the debenture and warrants on a relative fair value basis.

On April 20, 2012, the Company granted 120,000 warrants, exercisable at $0.15 per share over a three year period as part of the sale of a unit offering, including the sale of 120,000 shares of common stock, in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 14, 2012 the Company issued warrants to purchase 80,000 shares at $0.15 per share, exercisable for 36 months in exchange for cash proceeds of $8,000 from the Company’s CEO in conjunction with the sale of 80,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 15, 2012 the Company issued warrants to purchase 250,000 shares at $0.15 per share, exercisable for 36 months in exchange for cash proceeds of $25,000 in conjunction with the sale of 250,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Options and Warrants Cancelled

A total of 2,299,000 options were forfeited and cancelled with the departure of two of the Company’s Directors and one of its Officers during the nine months ended September 30, 2012.

No warrants were cancelled during the nine months ended September 30, 2012.

F-16

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Options and Warrants Expired

During the nine months ended September 30, 2012, a total of 1,100,000 options and 2,407,780 warrants that were outstanding as of December 31, 2011 expired.

Options Exercised

No options were exercised during the nine months ended September 30, 2012.

Note 12 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the nine months ended September 30, 2012 and the year ended December 31, 2011, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2012, the Company had approximately $13,640,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2025.

The components of the Company’s deferred tax asset are as follows:

	September 30,	December 31,
	2012	2011
Deferred tax assets:
Net operating loss carry forwards	$4,774,000	$4,515,000

Net deferred tax assets before valuation allowance	$4,774,000	$4,515,000
Less: Valuation allowance	(4,774,000)	(4,515,000)
Net deferred tax assets	$–	$–

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2012 and December 31, 2011, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	September 30,		December 31,
	2012		2011

Federal and state statutory rate	35%		35%
Change in valuation allowance on deferred tax assets	(35%	)	(35%	)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

F-17

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Note 13 – Subsequent Events

Convertible Debentures

On November 6, 2012, the Company received net proceeds of $27,000 in exchange for a non-interest bearing, unsecured convertible promissory note with a face value of $35,000 that matures on May 6, 2013. Upon an event of default, the face value is convertible into shares of common stock at the discretion of the note holder at a price equal to, the lesser of either (i) 60% of the lowest closing bid price during the twenty (20) trading days immediately preceding the Notice of Conversion or (ii) seven cents ($0.07) per share. On the ninetieth (90th) day following Closing, the Company shall make mandatory monthly payments to the Holder in the amount of one thousand ($1,000) per month. The Company paid a debt issuance cost of $3,000 and 73,000 shares of restricted stock as part of this agreement.

Equity Line Financing

On November 7, 2012, pursuant to an Investment Agreement, Dutchess Capital Opportunity Fund II, LP committed to purchase up to $8,500,000 of the Company's common stock, over the course of thirty-six months (the "Equity Line Financing").

The Company may draw on the Equity Line Financing facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that the Company is entitled to put in any one notice is 1) 300% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days, or 2) $50,000. The purchase price will be set at ninety-five percent (95%) of the lowest daily volume weighted average price ("VWAP") of the Company's common stock during the four consecutive trading day period beginning on the trading day immediately following the date the Investor receives the applicable put notice. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During this time, the Company may not deliver another put notice. In addition, the Investor is not obligated to purchase shares if the Investor's total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company's outstanding common stock, as determined in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement (as further explained below) to cover the resale of the shares.

The Investment Agreement further provides that the Investors and the Company are each entitled to customary indemnification from the other for any losses or liabilities they may suffer as a result of any breach by the other of any provisions of the Investment Agreement or Registration Rights Agreement (as defined below), or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the Registration Rights Agreement.

The Investment Agreement also contains representations and warranties of each of the Company and the Investor. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Pursuant to the terms of a Registration Rights Agreement ("Registration Rights Agreement") dated November 7, 2012 between the Company and the Investor, the Company is obligated to file a registration statement with the Securities and Exchange Commission ("SEC") to register the resale by the Investor of 14,500,000 shares of the common stock underlying the Investment Agreement by or before 21 days following the date of the Registration Rights Agreement. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the date the registration statement is filed.

In connection with the preparation of the Investment Agreement and the Registration Rights Agreement, the Company is required to pay the Investor a document preparation fee in the amount of $10,000.

F-18

Players Network

Notes to Condensed Financial Statements

(Unaudited)

Common Stock Issuances

On November 6, 2012 the Company granted 73,000 shares of restricted common stock as a debt offering cost on the Dutchess Opportunity Fund convertible debt financing. The total fair value of the common stock was $5,110 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted 100,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted another 100,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant. As of the date of this filing,

On October 12, 2012 the Company granted 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted another 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company issued 150,000 shares of free trading common stock for professional services provided. The total fair value of the common stock was $12,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted 50,000 shares of free trading common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company’s Board of Directors granted the issuance of 250,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $20,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company’s Board of Directors granted the issuance of 312,500 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

Investments

On November 1, 2012, the Company elected to convert a Note Receivable in the amount of $22,477, consisting of $20,000 of principal and $2,477 of interest receivable in exchange for an additional 7.5% ownership interest in iCandy, Inc. (“ICI”), and 7.5% interest in iCandy Burlesque, Inc. (“ICB”). The conversion results in a total ownership of 17.5% in both entities as of November 1, 2012. Both the investments and the note receivable were written off as impaired at December 31, 2011 due to valuation and collectability uncertainties.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Players Network

We have audited the accompanying balance sheets of Players Network as of December 31, 2011 and 2010 and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Players Network as of December 31, 2011 and 2010, and the results of its operations and cash flows for the periods described above in conformity with U.S. generally accepted principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses and insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 16, 2012

F-20

PLAYERS NETWORK

BALANCE SHEETS

	December 31,	December 31,
	2011	2010
Assets

Current assets:
Cash	$49,208	$812,245
Accounts receivable, net of allowance for doubtful accounts of $240 and $5,000, at December 31, 2011 and 2010, respectively	4,000	12,432
Prepaid expenses	15,082	–
Total current assets	68,290	824,677

Fixed assets, net	113,561	463

Total Assets	$181,851	$825,140

Liabilities and Stockholders' (Deficit)

Current liabilities:
Accounts payable	$581,970	$554,785
Accrued expenses	209,183	417,759
Deferred revenues	92,405	–
Current maturities of long term debt	35,000	28,000
Total current liabilities	918,558	1,000,544

Total Liabilities	918,558	1,000,544

Stockholders' (Deficit):
Series A preferred stock, $0.001 par value, 2,000,000 shares authorized; 2,000,000 shares issued and outstanding	2,000	2,000
Series B preferred stock, $0.001 par value, 10,873,347 shares authorized; 4,349,339 shares issued and outstanding	4,349	4,349
Common stock, $0.001 par value, 150,000,000 shares authorized; 61,131,390 and 59,534,226 shares issued and outstanding at December 31, 2011 and 2010, respectively	61,131	59,535
Additional paid-in capital	19,927,741	19,309,159
Accumulated (deficit)	(20,731,928)	(19,550,447)
Total Stockholders' (Deficit)	(736,707)	(175,404)

Total Liabilities and Stockholders' (Deficit)	$181,851	$825,140

The accompanying notes are an integral part of these financial statements.

F-21

PLAYERS NETWORK

STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2011	2010
Revenue:
Network	$68,481	$11,474
Production and other	6,886	52,257
Total revenue	75,367	63,731

Expenses:
Direct operating costs	328,640	722,237
General and administrative	252,412	469,933
Officer salaries	477,854	507,220
Salaries and wages	80,332	84,688
Board of director services	50,501	17,399
Rent	33,615	26,000
Depreciation and amortization	8,725	610
Total operating expenses	1,232,079	1,828,087

Net operating (loss)	(1,156,712)	(1,764,356)

Other income (expense):
Interest expense	(1,145)	(3,911)
Bad debts expense	(15,240)	(1,000)
Impairment of cost method investment	(25,499)	–
Forgiveness of debt	17,115	77,057
Total other income (expense)	(24,769)	72,146

Net (loss)	$(1,181,481)	$(1,692,210)

Weighted average number of common shares outstanding - basic and fully diluted	60,219,637	56,355,887

Net (loss) per share - basic and fully diluted	$(0.02)	$(0.03)

The accompanying notes are an integral part of these financial statements.

F-22

PLAYERS NETWORK

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance, December 31, 2009	2,000,000	$2,000	–	$–	48,784,659	$48,785	$16,919,674	$(17,858,237)	$(887,778)

Shares issued for cash	–	–	4,349,339	4,349	–	–	995,651	–	1,000,000

Shares issued for cash	–	–	–	–	3,552,780	3,553	237,697	–	241,250

Shares issued for services	–	–	–	–	5,771,787	5,772	721,976	–	727,748

Shares issued for compensation, related party	–	–	–	–	1,425,000	1,425	115,825	–	117,250

Options granted for compensation, related party	–	–	–	–	–	–	318,336	–	318,336

Net (loss) for the year ended December 31, 2010								(1,692,210)	(1,692,210)

Balance, December 31, 2010	2,000,000	$2,000	4,349,339	$4,349	59,534,226	$59,535	$19,309,159	$(19,550,447)	$(175,404)

Shares issued for cash, related party	–	–	–	–	869,565	869	199,131	–	200,000

Shares cancelled for non-performance of services	–	–	–	–	(1,590,000)	(1,590)	1,590	–	–

Shares issued for services	–	–	–	–	1,108,334	1,108	148,809	–	149,917

Shares issued for compensation, related party	–	–	–	–	1,209,265	1,209	97,649	–	98,858

Options granted for services	–	–	–	–	–	–	15,243	–	15,243

Options granted for compensation, related party	–	–	–	–	–	–	156,160	–	156,160

Net (loss) for the year ended December 31, 2011								(1,181,481)	(1,181,481)

Balance, December 31, 2011	2,000,000	$2,000	4,349,339	$4,349	61,131,390	$61,131	$19,927,741	$(20,731,928)	$(736,707)

The accompanying notes are an integral part of these financial statements.

F-23

PLAYERS NETWORK

STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,
	2011	2010
Cash flows from operating activities
Net (loss)	$(1,181,481)	$(1,692,210)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Bad debts expense	15,240	–
Impairment of cost method investment	25,499	–
Depreciation and amortization expense	8,725	610
Forgiveness of debt	(17,115)	(64,767)
Stock issued for services	149,917	678,038
Stock issued for compensation, related party	98,858	117,250
(Gain) loss on stock issued for debt	–	(12,290)
Options and warrants granted for services	15,243	318,336
Options and warrants granted for services, related party	156,160	–
Decrease (increase) in assets:
Accounts receivable	13,192	(8,932)
Prepaid expenses	(15,082)	1,000
Increase (decrease) in liabilities:
Checks written in excess of deposits	–	(1,719)
Deferred revenues	92,405	(5,000)
Accounts payable	29,341	165,571
Accrued expenses	(203,617)	75,108
Net cash used in operating activities	(812,715)	(429,005)

Cash flows from investing activities
Payment of investment in note receivable	(20,000)	–
Payments for cost method investments	(25,499)	–
Purchase of fixed assets	(121,823)	–
Net cash used in investing activities	(167,322)	–

Cash flows from financing activities
Proceeds from long term debt	35,000	5,300
Repayment of long term debt	(18,000)	(5,300)
Proceeds from sale of series B preferred stock	–	1,000,000
Proceeds from sale of common stock	–	241,250
Proceeds from sale of common stock, related party	200,000	–
Net cash provided by (used in) financing activities	217,000	1,241,250

Net increase (decrease) in cash	(763,037)	812,245
Cash - beginning	812,245	–
Cash - ending	$49,208	$812,245

Supplemental disclosures:
Interest paid	$1,053	$1,588
Income taxes paid	$–	$–

The accompanying notes are an integral part of these financial statements.

F-24

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies

Players Network (PNTV) was incorporated in the State of Nevada in March of 1993. Our business for most of our existence has been the ownership and operation of a digital 24-hour Video On Demand and Broadband gaming and entertainment television network called “PLAYERS NETWORK,” which specializes in producing television programming to serve the gaming industry. Our programming is broadcast directly into 30 million cable and satellite homes and available worldwide through broadband internet. The Company operates three separate channels, Players Network, which focuses on gaming lifestyle, Vegas On Demand, which involves the Las Vegas lifestyle and entertainment experience, and Sexy Sin City TV which covers the sexy side of Las Vegas.

In addition to the PLAYERS NETWORK, gaming and Las Vegas related content, the Company has launched its own internet television platform that incubates several other program categories that have their own brand and appeal to new audiences. The Company’s internet television platform includes advertising and sponsorship sales, web-based merchandise transactions, online memberships, Pay-Per-View and syndication activities.

Reclassifications

Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

PNTV maintains cash balances in non-interest-bearing transaction accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents on hand at December 31, 2011 and 2010.

Income Taxes

PNTV recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. PNTV provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Segment Reporting

Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no other items that required fair value measurement on a recurring basis.

F-25

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

Cost Method of Accounting for Investments

Investee companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such Investee companies is not included in the Balance Sheet or Statement of Operations. However, impairment charges are recognized in the Statement of Operations. If circumstances suggest that the value of the Investee Company has subsequently recovered, such recovery is not recorded. Impairment analysis on our investments which are accounted for on the cost method of accounting resulted in impairment expense of $25,499 and accordingly, has been expensed in our statement of operations for the year ended December 31, 2011.

Revenue Recognition

The Company recognizes revenue from its internet television platform from internally generated products and from partnered merchants when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collectability is reasonably assured. These criteria are met when the customers purchase a product or access a web-based video, the product or web-based video has been electronically delivered to the purchaser and payment has been received. At that time, the Company's obligations to the customer is substantially complete. The Company records the net amount it retains from the sale of items from its internet television platform after paying any agreed upon percentage of the purchase price to the featured advertising merchant excluding any applicable taxes. Revenue is recorded on a net basis because the Company is acting as an agent of the partnered merchant in the transaction. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Network revenue consists of monthly network broadcast subscription revenue, which is recognized over the period in which the subscription service is available. Broadcast television advertising revenue is recognized when advertisements are aired. Video production revenue is recognized as digital video film is completed and accepted by the customer and collection is reasonably assured.

Fixed Assets

Fixed assets are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Video filming and broadcast equipment	10 years
Computer and office equipment	3-7 years

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which have extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

Long-lived assets held and used by PNTV are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Recoverability is assessed using undiscounted cash flows based upon historical results and current projections of earnings before interest and taxes. Impairment is measured using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Impairments are recognized in operating results to the extent that carrying value exceeds discounted cash flows of future operations. PNTV did not recognize any impairment losses on the disposal of fixed assets during 2011 and 2010.

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $93,999 and $48,000 for the years ended December 31, 2011 and 2010, respectively.

F-26

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

Website Development Costs

The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

1)	Initial stage (planning), whereby the related costs are expensed.

2)	Development (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

3)	Post-implementation (after site is up and running: security, training, admin), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

The Company capitalized a total of $99,880 of website development costs during the year ended December 31, 2011 related to its internet television platform which have been incurred pursuant to the development stage. No website development costs were incurred during the year ended December 31, 2010.

Allowance for Doubtful Accounts

We generate the majority of our revenues and corresponding accounts receivable from video production services on a project basis and subscriptions for video content. We evaluate the collectability of our accounts receivable considering a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, we record a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount we reasonably believe will be collected. For all other customers, we recognize reserves for bad debts based on past write-off experience and the length of time the receivables are past due. Bad debts expense was $15,240 and $1,000 for the years ended December 31, 2011 and 2010, respectively.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For 2011 and 2010, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation on January 1, 2006. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Stock and stock options issued for services and compensation totaled $420,178 and $1,113,624 for the years ended December 31, 2011 and 2010, respectively.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

F-27

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on January 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on January 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements.

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PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. The Company does not expect that the guidance effective in future periods will have a material impact on its financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of ($20,731,928), and as of December 31, 2011, the Company’s current liabilities exceeded its current assets by $850,268 and its total liabilities exceeded its total assets by $736,707. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

Officers

On September 30, 2011, the Company’s Board of Directors granted 1,200,000 restricted shares of the Company’s common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus, vesting in 1/17th monthly increments over the remaining term of Mr. Heumiller’s employment agreement. The total fair value of the common stock was $108,000 based on the closing price of the Company’s common stock on the date of grant, and is being amortized over the vesting period. The Company recognized $19,059 of compensation expense during the year ended December 31, 2011. The Company issued 211,765 vested shares on December 30, 2011. The Company issued 211,765 vested shares on December 30, 2011. The total fair value of the common stock was $18,848 based on the closing price of the Company’s common stock on the date of grant. Mr. Heumiller resigned on January 1, 2012 and the remaining unvested shares were forfeited.

On August 26, 2011 the Company’s Board of Directors granted the issuance of 100,000 shares of restricted common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011, the Company’s Board of Directors granted fully vested cashless common stock options to purchase 100,000 shares of the Company’s common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus. The options were exercisable until August 26, 2013 at an exercise price of $0.15 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $3,871 and was recognized as compensation expense during the year ended December 31, 2011. Mr. Heumiller resigned on January 1, 2012 and the options subsequently terminated unexercised.

On August 26, 2011 the Company’s Board of Directors granted the issuance of 897,500 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $71,800 based on the closing price of the Company’s common stock on the date of grant.

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PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On April 20, 2011 the Company sold 869,565 shares of common stock, along with warrants to purchase 869,565 shares of common stock at $0.41 per share, exercisable over a 36 month term from the date of purchase to the Company’s CEO in exchange for total proceeds of $200,000 based on a $0.23 per share sales price. The Company’s closing stock price on the date of sale was $0.17 per share.

On March 1, 2011 Peter Heumiller was appointed President and COO. As President and COO, Mr. Heumiller was compensated at an annualized base salary of $90,000 per year pursuant to a two year employment agreement. In addition, Mr. Heumiller was entitled to a quarterly bonus based on the Company’s net revenues at various amounts between $7,500 and $22,500 based on net quarterly revenues from $300,000 to $600,000 and above. Mr. Heumiller resigned on January 1, 2011.

On March 2, 2011, the Company’s Board of Directors granted Mr. Heumiller common stock options to purchase 1,200,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “Option”), vesting in 1/24th monthly increments over the two year term of the employment agreement. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 194% and a call option value of $0.1467, was $175,993, and was amortized over the life of the options. The Company recognized $73,330 of compensation expense during the year ended December 31, 2011. Mr. Heumiller resigned on January 1, 2012 and the options subsequently terminated unexercised.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s CEO as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s President of Programming as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

Officer compensation expense was $477,854 and $507,220 at December 31, 2011 and 2010, respectively. The balance owed was $60,357 and $34,290 at December 31, 2011 and 2010, respectively.

Board of Directors

On November 8, 2011, the Company’s Board of Directors appointed Merrill Brown, as a Director of the Company to fill an existing vacancy and to serve until his successor is duly elected and qualified. On January 17, 2012 Mr. Brown resigned.

On October 24, 2011, John English, one of the Company’s Board of Directors resigned.

On September 22, 2011, the Company’s Board of Directors appointed Paul Chachko, as a Director of the Company to fill an existing vacancy in accordance with the provisions of the Company’s Series B Preferred Stock Award, in which the holders of the Company’s Series B Preferred Stock have the right to designate or elect one of the Company’s directors (the “Series B Director”) to serve until his successor is duly elected and qualified. The Board also appointed Mr. Chachko as Chairman of the Board. Mark Bradley, the former Chairman of the Board will continue to serve as a member of the Board. On January 13, 2012 Mr. Chachko resigned and Mr. Bradley returned as Chairman of the Board.

On September 22, 2011, the Company’s Board of Directors granted Mr. Chachko common stock options to purchase shares of the Company’s common stock over a five year term in the amounts and at the exercise prices set forth below, which vest as follows subject to Mr. Chachko’s continued service to the Company:

-	275,000 shares at the exercise price of price of $0.11 per share (the per share closing price on the day of grant), vesting in six equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0925, was $25,433;

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PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

-	225,000 shares at the exercise price of $0.14 per share, vesting in 12 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.914, was $20,568;
-	167,000 shares at the exercise price of price of $0.20 per share, vesting in 18 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0894, was $14,926;
-	166,000 shares at the exercise price of price of $0.20 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that the exercise of this Option is subject to the Company receiving financing of not less than $1,000,000 within 18 months after the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0880, was $14,614; and
-	166,000 shares at the exercise price of price of $0.25 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that this Option is exercisable only if the moving average of the Company's per share price is $0.25 or more for any six-month period after the first six months following the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0857, was $14,233.

The total fair value of the common stock options was $89,774, and was amortized over the vesting periods. The Company recognized $22,043 of compensation expense during the year ended December 31, 2011. Mr. Chachko resigned on January 13, 2012 and the options were forfeited unexercised.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company does not have any financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

F-31

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

The following schedule summarizes the valuation of financial instruments at fair value on a non-recurring basis in the balances sheet as of December 31, 2011 and 2010:

Fair Value Measurements at December 31, 2011
	Level 1	Level 2	Level 3
Assets
Notes receivable	$–	$–	$–
Investment accounted for under the cost method	–	–	–
	$–	$–	$–

Fair Value Measurements at December 31, 2010
	Level 1	Level 2	Level 3
Assets
None	$–	$–	$–
	$–	$–	$–

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the years ended December 31, 2011 and 2010.

Level 3 assets consist of Notes receivable as adjusted for a non-recurring $20,000 adjustment for the impairment due to uncertainties regarding the future economic benefit during the year ended December 31, 2011, and an Investment accounted for under the cost method as adjusted on December 31, 2011 for a non-recurring $25,499 impairment adjustment.

Note 5 – Note Receivable

On March 23, 2011 and April 20, 2011 we loaned $19,000 and $1,000, respectively, to iCandy, Inc. on an unsecured convertible promissory note carrying a 6% interest rate, maturing on May 11, 2012. In accordance with ASC 310-10-35-17, we applied normal loan review procedures and determined it was probable all amounts due from our loan would not be collected due to the financial condition of the debtor. As a result, we recognized impairment bad debts expense of $20,000 during the year ended December 31, 2011.

Note 6 – Investments

On May 11, 2011 we acquired a 10% interest in iCandy, Inc. (“ICI”), and a 10% interest in iCandy Burlesque, Inc. (“ICB”), Nevada entertainment companies that develop and operate a variety of entertainment shows in the United States, primarily in casinos within Las Vegas, NV and Atlantic City, NJ. We acquired the interests in exchange for $25,499 that was in turn spent on the development of a promotional video that will be distributed on our website. In addition, we agreed to pay a license fee of 20% of the adjusted gross revenues that we earn from the distribution and sales related to the promotional video content. No such revenues have been earned to date.

During the year ended December 31, 2011, we determined that our cost-method investment in iCandy, Inc. was impaired largely due to the current economic environment and changing business conditions from the time of the initial investment. As a result, we recorded charges of $25,499 in our statement of operations for the year ended December 31, 2011 to write-off our investment in iCandy, Inc.

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PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

Note 7 – Property and Equipment

Property and equipment consist of the following:

	December 31,
	2011	2010

Computers and office equipment	$24,449	$2,506
Website development costs	99,880	–
Less accumulated depreciation	(10,768)	(2,043)
	$113,561	$463

Depreciation expense totaled $8,725 and $610 for the years ended December 31, 2011 and 2010, respectively.

Note 8 – Accrued Expenses

As of December 31, 2011 and December 31, 2010 accrued expenses included the following:

	December 31,	December 31,
	2011	2010
Customer Deposits	$13,500	$26,000
Accrued Payroll, Officers	60,357	34,290
Accrued Payroll and Payroll Taxes	135,234	352,510
Accrued Interest	92	4,959
	$209,183	$417,759

Note 9 – Long Term Debt

Long-term debt consists of the following at December 31, 2011 and December 31, 2010:

	December 31,	December 31,
	2011	2010

8% unsecured convertible debentures, due in September of 2011, convertible into 500,000 shares of common stock at any time prior to maturity based on a conversion price of $0.05 per share. Accrued interest was convertible as well at a conversion price of $0.05 per share.	$–	$25,000
4% unsecured debenture, due June 7, 2012.	35,000	–
Unsecured demand note due to a related party.	–	3,000
Total debt	35,000	28,000
Less: current portion	35,000	28,000
Long-term debt, less current portion	$–	$–

On February 22, 2011 we settled the convertible promissory note in the original principal amount of $25,000 with a payment of $15,000. The note holder forgave the remaining $10,000 of principal and $4,641 of accrued interest.

Accrued interest on the above promissory notes totaled $92 and $4,959 at December 31, 2011 and December 31, 2010, respectively.

Interest expense totaled $1,145 and $3,911 for the years ended December 31, 2011 and 2010, respectively, of which $1,053 and $1,588, respectively, was incurred from credit card finance charges and accounts payable finance charges.

F-33

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

Note 10 –Stockholders’ Equity (Deficit)

The Company had 2,000,000 shares of $0.001 par value series A preferred stock authorized and issued and outstanding at December 31, 2011 and 2010, and 10,873,347 shares of $0.001 par value series B preferred stock authorized, 4,349,339 of which, were issued and outstanding as of December 31, 2011 and 2010.

The Company has also authorized 12,126,653 shares of preferred stock that remains undesignated and unissued as of December 31, 2011.

Preferred Stock (2011)

No preferred shares were issued during the year ended December 31, 2011.

Preferred Stock (2010)

On December 17, 2010 the Company sold 4,349,339 shares of $0.001 par value series B convertible preferred stock, along with warrants to purchase an additional 4,349,339 shares of series B convertible preferred stock at $0.41 per share over a three year period from the date of issuance, in exchange for proceeds of $1,000,000. The shares are convertible at the option of the holder beginning six months from the filing date, or May 17, 2011, into shares of common stock at a ratio of one share of series B preferred stock into one share of common stock (1:1). The maximum shares of common stock convertible are to be reserved from the authorized shares.

Common Stock Issuances (2011)

On September 30, 2011, the Company’s Board of Directors granted 1,200,000 restricted shares of the Company’s common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus, vesting in 1/17th monthly increments over the remaining term of Mr. Heumiller’s employment agreement. The total fair value of the common stock was $108,000 based on the closing price of the Company’s common stock on the date of grant, and is being amortized over the vesting period. The Company recognized $19,059 of compensation expense during the year ended December 31, 2011. The Company issued 211,765 vested shares on December 30, 2011. The total fair value of the common stock was $18,848 based on the closing price of the Company’s common stock on the date of grant. Mr. Heumiller resigned on January 1, 2012 and the remaining unvested shares were forfeited.

On August 26, 2011 the Company’s Board of Directors granted the issuance of 100,000 shares of restricted common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011 the Company’s Board of Directors granted the issuance of 897,500 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $71,800 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011 the Company’s Board of Directors granted the issuance of 25,000 shares of restricted common stock to an independent contractor for business development services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011 the Company’s Board of Directors granted the issuance of 35,000 shares of restricted common stock to an independent contractor for business development services provided. The total fair value of the common stock was $2,800 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011 the Company’s Board of Directors granted the issuance of 25,000 shares of restricted common stock to an independent contractor for merchandise and product sales & services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011 the Company’s Board of Directors granted the issuance of 25,000 shares of restricted common stock to an independent contractor for merchandise and product sales & services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

F-34

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On August 26, 2011 the Company’s Board of Directors granted the issuance of 50,000 shares of free trading common stock to an independent contractor for accounting services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On August 26, 2011, the Company’s Board of Directors granted 1,000,000 restricted shares of the Company’s common stock to an independent contractor as part of an investor relations program that includes developing nine areas of communications to bring awareness to the Company’s business, vesting in fifteen monthly increments. The total fair value of the common stock was $80,000 based on the closing price of the Company’s common stock on the date of grant, and is being amortized over the vesting period. The Company recognized $21,333 of public relations expense during the year ended December 31, 2011, with the issuance of 66,667 vested shares on September 26, 2011 and 266,667 vested shares on December 30, 2011.

On May 23, 2011 the Company’s Board of Directors granted the issuance of 65,000 shares of restricted common stock, along with a cash payment of $10,000 to a consultant to establish a series of events that will provide media content development opportunities. The total fair value of the common stock was $10,400 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on July 29, 2011.

On May 23, 2011 the Company’s Board of Directors granted the issuance of 65,000 shares of restricted common stock to a consultant to establish a series of events that will provide media content opportunities. The total fair value of the common stock was $10,400 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on July 29, 2011.

On May 23, 2011 the Company’s Board of Directors granted the issuance of 50,000 shares of restricted common stock to an independent contractor for business development services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on July 29, 2011.

On April 20, 2011 the Company sold 869,565 shares of common stock, along with warrants to purchase 869,565 shares of common stock at $0.41 per share, exercisable over a 36 month term from the date of purchase to the Company’s CEO in exchange for total proceeds of $200,000 based on a $0.23 per share sales price. The Company’s closing stock price on the date of sale was $0.17 per share. The shares were subsequently issued on July 20, 2011.

On April 18, 2011 the Company’s Board of Directors granted the issuance of 50,000 shares of free trading common stock to an independent contractor for video production services provided. The total fair value of the common stock was $8,500 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on July 20, 2011.

On February 8, 2011 the Company’s Board of Directors issued 35,000 shares of restricted common stock to an independent contractor for video editing services provided. The total fair value of the common stock was $6,650 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011 the Company’s Board of Directors issued 50,000 shares of restricted common stock to an employee as a bonus for administration services provided. The total fair value of the common stock was $9,500 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011 the Company’s Board of Directors issued 35,000 shares of restricted common stock to an employee as a bonus for administration services provided. The total fair value of the common stock was $6,650 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011 the Company’s Board of Directors issued 10,000 shares of restricted common stock to an employee as a bonus for administration services provided. The total fair value of the common stock was $1,900 based on the closing price of the Company’s common stock on the date of grant.

F-35

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On February 8, 2011 the Company’s Board of Directors issued 15,000 shares of restricted common stock to an independent contractor for video production services provided. The total fair value of the common stock was $2,850 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011 the Company’s Board of Directors issued 90,000 shares of restricted common stock to the Company’s major vendor in satisfaction for video production services provided. The total fair value of the common stock was $17,100 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011 the Company’s Board of Directors issued 25,000 shares of free trading common stock to an independent contractor for office support services provided. The total fair value of the common stock was $4,750 based on the closing price of the Company’s common stock on the date of grant.

On February 8, 2011 the Company’s Board of Directors granted the issuance of 105,000 shares of free trading common stock to an independent contractor for video production services provided. The total fair value of the common stock was $19,950 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on April 20, 2011.

On February 8, 2011 the Company’s Board of Directors granted the issuance of 20,000 shares of free trading common stock to an independent contractor for video production services provided. The total fair value of the common stock was $3,800 based on the closing price of the Company’s common stock on the date of grant. The shares were subsequently issued on April 20, 2011.

Common Stock Issuances (2010)

On October 11, 2010 the Company issued 110,000 shares of common stock, along with warrants to purchase 110,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $16,500.

On October 11, 2010 the Company issued 75,000 shares of common stock, along with warrants to purchase 75,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $11,250.

On October 1, 2010 the Company issued 25,000 shares of free trading common stock to a consultant for video production services provided. The total fair value of the common stock was $6,500 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 25,000 shares of free trading common stock to a law firm for legal services provided. The total fair value of the common stock was $6,500 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 200,000 shares of restricted common stock to a consultant for investor relation services provided. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 40,000 shares of restricted common stock to a law firm for legal services provided. The total fair value of the common stock was $15,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 100,000 shares of restricted common stock to its CEO for unpaid compensation. The total fair value of the common stock was $26,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 35,000 shares of restricted common stock to an employee for administration services provided. The total fair value of the common stock was $9,100 based on the closing price of the Company’s common stock on the date of grant.

F-36

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On October 1, 2010 the Company issued 20,000 shares of restricted common stock to an employee for administration services provided. The total fair value of the common stock was $5,200 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 10,000 shares of restricted common stock to an employee for administration services provided. The total fair value of the common stock was $2,600 based on the closing price of the Company’s common stock on the date of grant.

On September 27, 2010 the Company issued 35,000 shares of common stock, along with warrants to purchase 35,000 shares at $0.20 per share, exercisable for 36 months to the Company’s major vendor in exchange for cash proceeds of $5,250.

On September 16, 2010 the Company issued 35,000 shares of free trading common stock to a consultant for website development services provided. The total fair value of the common stock was $8,400 based on the closing price of the Company’s common stock on the date of grant.

On September 16, 2010 the Company issued 35,000 shares of free trading common stock to a consultant for website development services provided. The total fair value of the common stock was $8,400 based on the closing price of the Company’s common stock on the date of grant.

On September 16, 2010 the Company issued 45,000 shares of free trading common stock to a consultant for video production services provided. The total fair value of the common stock was $10,800 based on the closing price of the Company’s common stock on the date of grant.

On September 16, 2010 the Company issued 75,000 shares of free trading common stock to a consultant for website development services provided. The total fair value of the common stock was $18,000 based on the closing price of the Company’s common stock on the date of grant.

On September 16, 2010 the Company issued 15,000 shares of free trading common stock to a consultant for software programming services provided. The total fair value of the common stock was $3,600 based on the closing price of the Company’s common stock on the date of grant.

On September 16, 2010 the Company issued 35,000 shares of free trading common stock to an employee for administrative services provided. The total fair value of the common stock was $8,400 based on the closing price of the Company’s common stock on the date of grant.

On September 16, 2010 the Company issued 100,000 shares of free trading common stock to a consultant for video production services provided. The total fair value of the common stock was $24,000 based on the closing price of the Company’s common stock on the date of grant.

On September 16, 2010 the Company issued 50,000 shares of free trading common stock to a law firm for services provided. The total fair value of the common stock was $12,000 based on the closing price of the Company’s common stock on the date of grant.

On September 10, 2010 the Company issued 55,000 shares of common stock, along with warrants to purchase 55,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $8,250.

On August 31, 2010 the Company issued 240,000 shares of common stock, along with warrants to purchase 120,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 120,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $12,000.

On August 25, 2010 the Company granted 100,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $16,000 based on the closing price of the Company’s common stock on the date of grant.

F-37

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On July 19, 2010 the Company issued 40,000 shares of free trading common stock to a law firm for legal services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On July 19, 2010 the Company issued 50,000 shares of free trading common stock to a consultant for website development services provided. The total fair value of the common stock was $10,000 based on the closing price of the Company’s common stock on the date of grant.

On July 19, 2010 the Company issued 50,000 shares of free trading common stock to a consultant for website development services provided. The total fair value of the common stock was $10,000 based on the closing price of the Company’s common stock on the date of grant.

On July 19, 2010 the Company issued 75,000 shares of free trading common stock to a law firm for legal services provided. The total fair value of the common stock was $15,000 based on the closing price of the Company’s common stock on the date of grant.

On July 19, 2010 the Company issued 30,000 shares of free trading common stock to a consultant for video production services provided. The total fair value of the common stock was $6,000 based on the closing price of the Company’s common stock on the date of grant.

On July 19, 2010 the Company issued 70,588 shares of restricted common stock to the Company’s major vendor as payment on outstanding accounts payable invoices in the total amount of $12,000. The total fair value of the common stock was $14,118 based on the closing price of the Company’s common stock on the date of grant, resulting in an additional expense of $2,118.

On July 19, 2010 the Company issued 100,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $20,000 based on the closing price of the Company’s common stock on the date of grant.

On July 19, 2010 the Company issued 50,000 shares of restricted common stock to a consultant for business development services provided. The total fair value of the common stock was $10,000 based on the closing price of the Company’s common stock on the date of grant.

On July 19, 2010 the Company issued 50,000 shares of free trading common stock to a consultant for accounting services provided. The total fair value of the common stock was $10,000 based on the closing price of the Company’s common stock on the date of grant.

On July 19, 2010 the Company issued 125,000 shares of restricted common stock to its CEO for unpaid compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On June 11, 2010 the Company issued 5,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $1,100 based on the closing price of the Company’s common stock on the date of grant.

On June 11, 2010 the Company issued 100,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $22,000 based on the closing price of the Company’s common stock on the date of grant.

On June 9, 2010 the Company issued 200,000 shares of common stock, along with warrants to purchase 100,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 100,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $10,000. In addition, $7,500 of the proceeds was used to repay a portion of the accounts payable balance back to the vendor.

F-38

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On June 9, 2010 the Company issued 111,112 shares of common stock, along with warrants to purchase 111,112 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $20,000.

On June 9, 2010 the Company issued 83,334 shares of common stock, along with warrants to purchase 83,334 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $15,000.

On June 9, 2010 the Company issued 27,778 shares of common stock, along with warrants to purchase 27,778 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $5,000.

On June 9, 2010 the Company issued 55,556 shares of common stock, along with warrants to purchase 55,556 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $10,000.

On May 25, 2010 the Company issued 40,000 shares of free trading common stock to a consultant for website development services provided. The total fair value of the common stock was $6,800 based on the closing price of the Company’s common stock on the date of grant.

On May 25, 2010 the Company issued 80,000 shares of free trading common stock to a consultant for website development services provided. The total fair value of the common stock was $13,600 based on the closing price of the Company’s common stock on the date of grant.

On April 29, 2010 the Company issued 560,000 shares of common stock, along with warrants to purchase 280,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 280,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $28,000. In addition, $16,000 of the proceeds was used to pay for services performed by the vendor.

On April 22, 2010 the Company issued 1,500,000 shares of restricted common stock to a consultant for work related to the production of a television series. The total fair value of the common stock was $150,000 based on the closing price of the Company’s common stock on the date of grant.

On April 22, 2010 the Company issued 20,000 shares of free trading common stock for legal services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

On April 22, 2010 the Company issued 40,000 shares of free trading common stock to a consultant for website development services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On April 22, 2010 the Company issued 25,000 shares of free trading common stock to a consultant for website development services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

On April 22, 2010 the Company issued 50,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $5,000 based on the closing price of the Company’s common stock on the date of grant.

On April 22, 2010 the Company issued 175,000 shares of restricted common stock to a consultant for business development services provided. The total fair value of the common stock was $17,500 based on the closing price of the Company’s common stock on the date of grant.

On April 22, 2010 the Company issued 100,000 shares of restricted common stock to a consultant for business development services provided. The total fair value of the common stock was $10,000 based on the closing price of the Company’s common stock on the date of grant.

On April 22, 2010 the Company issued 125,000 shares of common stock to its CEO for unpaid compensation. The total fair value of the common stock was $12,500 based on the closing price of the Company’s common stock on the date of grant.

F-39

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On April 22, 2010 the Company issued 300,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $30,000 based on the closing price of the Company’s common stock on the date of grant.

On April 1, 2010 the Company issued 600,000 shares of common stock, along with warrants to purchase 300,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 300,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $30,000. In addition, $15,000 of the proceeds was used to pay for services performed by the vendor.

On March 23, 2010 the Company received $30,000 in exchange for 600,000 shares of common stock, along with warrants to purchase 300,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 300,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor. In addition, $21,000 of the proceeds was used to repay a portion of the accounts payable balance back to the vendor.

On March 11, 2010 the Company issued 400,000 shares of common stock, along with warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000. In addition, $10,000 of the proceeds was used to repay a portion of the accounts payable balance back to the vendor.

On March 1, 2010 the Company issued 400,000 shares of common stock, along with warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000. In addition, $10,000 of the proceeds was used to repay a portion of the accounts payable balance back to the vendor.

On March 1, 2010 the Company issued 994,199 shares of restricted common stock to the Company’s major vendor as payment on outstanding accounts payable invoices in the total amount of $62,000. The total fair value of the common stock was $49,710 based on the closing price of the Company’s common stock on the date of grant, resulting in debt forgiveness of $12,290.

On March 1, 2010 the Company issued 700,000 shares of common stock to its CEO for unpaid compensation. The total fair value of the common stock was $35,000 based on the closing price of the Company’s common stock on the date of grant.

On March 1, 2010 the Company issued 100,000 shares of free trading common stock to a consultant for accounting services provided. The total fair value of the common stock was $5,000 based on the closing price of the Company’s common stock on the date of grant.

On March 1, 2010 the Company issued 100,000 shares of restricted common stock to the Company’s CEO as prepaid compensation for service on the board of directors in 2010. The fair value of the common stock in total was $5,000 based on the closing price of the Company’s common stock on the date of grant.

On March 1, 2010 the Company issued 100,000 shares of restricted common stock to the Company’s President of Programming as prepaid compensation for service on the board of directors in 2010 to one of its directors. The fair value of the common stock in total was $5,000 based on the closing price of the Company’s common stock on the date of grant.

On March 1, 2010 the Company issued 100,000 shares of restricted common stock as prepaid compensation for service on the board of directors in 2010. The fair value of the common stock in total was $5,000 based on the closing price of the Company’s common stock on the date of grant.

On March 1, 2010 the Company issued 75,000 shares of restricted common stock as prepaid compensation for service on the board of directors in 2010 to one of its directors. The fair value of the common stock in total was $3,750 based on the closing price of the Company’s common stock on the date of grant.

F-40

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On March 1, 2010 the Company issued 100,000 shares of restricted common stock to a consultant for business development services provided. The total fair value of the common stock was $5,000 based on the closing price of the Company’s common stock on the date of grant.

On March 1, 2010 the Company issued 400,000 shares of common stock, along with warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000. In addition, $10,000 of the proceeds was used to repay a portion of the accounts payable balance back to the vendor.

On January 8, 2010 the Company issued 150,000 shares of free trading common stock to a consultant for video production services rendered. The total fair value of the common stock was $9,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2010 the Company issued 200,000 shares of free trading common stock to a consultant for website development services provided. The total fair value of the common stock was $12,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2010 the Company issued 50,000 shares of free trading common stock to a consultant for administrative services provided. The total fair value of the common stock was $3,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2010 the Company issued 100,000 shares of free trading common stock to a consultant for accounting services provided. The total fair value of the common stock was $6,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2010 the Company issued 100,000 shares of free trading common stock to a consultant for business development services provided. The total fair value of the common stock was $6,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2010 the Company issued 100,000 shares of free trading common stock to a law firm for legal services provided. The total fair value of the common stock was $6,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2010 the Company issued 500,000 shares of free trading common stock to a consultant for business development services provided. The total fair value of the common stock was $30,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2010 the Company issued 67,000 shares of free trading common stock to a law firm for legal services provided. The total fair value of the common stock was $4,020 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2010 the Company issued 50,000 shares of free trading common stock to an employee for administrative services provided. The total fair value of the common stock was $3,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2010 the Company issued 25,000 shares of free trading common stock to an employee for administrative services provided. The total fair value of the common stock was $1,500 based on the closing price of the Company’s common stock on the date of grant.

F-41

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On January 8, 2010 the Company issued 200,000 shares of restricted common stock to a consultant for website development services provided. The total fair value of the common stock was $12,000 based on the closing price of the Company’s common stock on the date of grant.

On January 8, 2010 the Company issued 100,000 shares of restricted common stock to a consultant for business development services provided. The total fair value of the common stock was $6,000 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Cancellations (2011)

On August 26, 2011 the Company cancelled 1,500,000 shares for non-performance of services.

On August 26, 2011 the Company cancelled 15,000 shares for non-performance of services.

On August 26, 2011 the Company cancelled 75,000 shares for non-performance of services.

Common Stock Cancellations (2010)

On June 11, 2010 the Company cancelled 760,000 shares for non-performance of services.

On January 8, 2010 the Company cancelled 100,000 shares for non-performance of services.

Note 11 – Series B Preferred Stock Warrants

Series B Preferred Stock Warrants Granted

On December 17, 2010 the Company issued warrants to purchase 4,349,339 shares of series B convertible preferred stock at $0.41 per share over a three year period from the date of issuance, in exchange for proceeds of $1,000,000 in conjunction with the sale of 4,349,339 shares of series B convertible preferred stock.

Series B Preferred Stock Warrants Cancelled

No series B preferred stock warrants were cancelled during the years ended December 31, 2011 and 2010.

Series B Preferred Stock Warrants Expired

No series B preferred stock warrants were expired during the years ended December 31, 2011 and 2010.

Series B Preferred Stock Warrants Exercised

No series B preferred stock warrants were exercised during the years ended December 31, 2011 and 2010.

The following is a summary of information about the Series B Preferred Stock Warrants outstanding at December 31, 2011.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.41	4,349,339	2 years	$0.41	-0-	$-0-

F-42

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2011	2010

Average risk-free interest rates	0.99%	0.99%
Average expected life (in years)	1.5	1.5
Volatility	429%	429%

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s series B preferred stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its series B preferred stock warrants. During 2011 and 2010, there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock during the years ended December 31, 2011 and 2010 was approximately $0.41 per warrant.

The following is a summary of activity of outstanding series B preferred stock warrants:

Weighted
Average
	Number	Exercise
	of Shares	Price

Balance, December 31, 2009	–	$–
Options expired	–	–
Options cancelled	–	–
Options granted	4,349,339	0.41
Options exercised	–	–

Balance, December 31, 2010	4,349,339	0.41
Options expired	–	–
Options cancelled	–	–
Options granted	–	–
Options exercised	–	–

Balance, December 31, 2011	4,349,339	$0.41

Exercisable, December 31, 2011	4,349,339	$0.41

F-43

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

Note 12 – Warrants and Options

Common Stock Options and Warrants Granted (2011)

On September 22, 2011, the Company’s Board of Directors granted Mr. Chachko common stock options to purchase shares of the Company’s common stock over a five year term in the amounts and at the exercise prices set forth below, which vest as follows subject to Mr. Chachko’s continued service to the Company:

-	275,000 shares at the exercise price of price of $0.11 per share (the per share closing price on the day of grant), vesting in six equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0925, was $25,433;
-	225,000 shares at the exercise price of $0.14 per share, vesting in 12 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.914, was $20,568;
-	167,000 shares at the exercise price of price of $0.20 per share, vesting in 18 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0894, was $14,926;
-	166,000 shares at the exercise price of price of $0.20 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that the exercise of this Option is subject to the Company receiving financing of not less than $1,000,000 within 18 months after the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0880, was $14,614; and
-	166,000 shares at the exercise price of price of $0.25 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that this Option is exercisable only if the moving average of the Company's per share price is $0.25 or more for any six-month period after the first six months following the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0857, was $14,233.

The total fair value of the common stock options was $89,774, and was amortized over the vesting periods. The Company recognized $22,043 of compensation expense during the year ended December 31, 2011. Mr. Chachko resigned on January 13, 2012 and the options were forfeited unexercised.

On August 26, 2011, the Company’s Board of Directors granted fully vested cashless common stock options to purchase 100,000 shares of the Company’s common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $3,871 and was expensed during the year ended December 31, 2011.

On August 26, 2011 the Company’s Board of Directors granted 240,000 stock options to a consultant as compensation for business development services. The options are exercisable until August 26, 2014 at an exercise price of $0.25 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0419, was $10,062 and was expensed during the year ended December 31, 2011.

On August 26, 2011 the Company’s Board of Directors granted 75,000 stock options to a consultant as compensation for business development services. The options are exercisable until August 26, 2013 at an exercise price of $0.25 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0304, was $2,277 and was expensed during the year ended December 31, 2011.

On August 26, 2011 the Company’s Board of Directors granted 50,000 cashless stock options to an employee as a compensation bonus for services provided. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $1,936 and was expensed during the year ended December 31, 2011.

F-44

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On August 26, 2011 the Company’s Board of Directors granted 25,000 cashless stock options to an employee as a compensation bonus for services provided. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $968 and was expensed during the year ended December 31, 2011.

On April 20, 2011 the Company sold 869,565 shares of common stock, along with warrants to purchase 869,565 shares of common stock at $0.41 per share, exercisable over a 36 month term from the date of purchase to the Company’s CEO in exchange for total proceeds of $200,000 based on a $0.23 per share sales price. The Company’s closing stock price on the date of sale was $0.17 per share. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On March 2, 2011, the Company’s Board of Directors granted Mr. Heumiller common stock options to purchase 1,200,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “Option”), vesting in 1/24th monthly increments over the two year term of the employment agreement. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 194% and a call option value of $0.1467, was $175,993, and was amortized over the life of the options. The Company recognized $73,330 of compensation expense during the year ended December 31, 2011. Mr. Heumiller resigned on January 1, 2012 and the options subsequently terminated unexercised.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s CEO as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s President of Programming as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

Common Stock Options and Warrants Granted (2010)

On September 27, 2010 the Company issued warrants to purchase 35,000 shares at $0.20 per share, exercisable for 36 months to the Company’s major vendor in exchange for cash proceeds of $5,250 in conjunction with the sale of 35,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On September 10, 2010 the Company issued warrants to purchase 55,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $8,250 in conjunction with the sale of 55,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On August 31, 2010 the Company issued warrants to purchase 120,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 120,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $12,000 in conjunction with the sale of 240,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

F-45

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On July 19, 2010 the Company granted 1,500,000 cashless stock options as a bonus to the Company’s CEO. The options are exercisable until July 18, 2014 at an exercise price of $0.22 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 483% and a call option value of $0.1999, was $299,803 and was expensed during the year ended December 31, 2010.

On June 10, 2010 the Company issued warrants to purchase 100,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 100,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $10,000 in conjunction with the sale of 200,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On June 10, 2010 the Company issued warrants to purchase 111,112 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $20,000 in conjunction with the sale of 111,112 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On June 10, 2010 the Company issued warrants to purchase 83,334 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $15,000 in conjunction with the sale of 83,334 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On June 10, 2010 the Company issued warrants to purchase 27,778 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $50,000 in conjunction with the sale of 27,778 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On June 10, 2010 the Company issued warrants to purchase 55,556 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $10,000 in conjunction with the sale of 55,556 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On April 29, 2010 the Company issued warrants to purchase 280,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 280,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $28,000 in conjunction with the sale of 560,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On April 1, 2010 the Company issued warrants to purchase 300,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 300,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $30,000 in conjunction with the sale of 600,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On March 23, 2010 the Company issued warrants to purchase 300,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 300,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $30,000 in conjunction with the sale of 600,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On March 11, 2010 the Company issued warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000 in conjunction with the sale of 400,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On March 1, 2010 the Company granted 100,000 cashless stock options as prepaid compensation for service on the board of directors in 2010 to the Company’s CEO. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $4,942 and was expensed during the year ended December 31, 2010.

F-46

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On March 1, 2010 the Company granted 100,000 cashless stock options as prepaid compensation for service on the board of directors in 2010 to the Company’s President of Programming. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $4,942 and was expensed during the year ended December 31, 2010.

On March 1, 2010 the Company granted 100,000 cashless stock options as compensation for service on the board of directors in 2010 to one of its directors. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $4,942 and was expensed during the year ended December 31, 2010.

On March 1, 2010 the Company granted 75,000 cashless stock options as prepaid compensation for service on the board of directors in 2010 to one of its directors. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $3,706.

On March 1, 2010 the Company issued warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000 in conjunction with the sale of 400,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock Options and Warrants Cancelled

No options or warrants were cancelled during the years ended December 31, 2011 and 2010.

Common Stock Options and Warrants Expired (2011)

During the year ended December 31, 2011, a total of 1,075,000 options and 120,000 warrants that were outstanding as of December 31, 2010 expired. The expiration of the options and warrants had no impact on the current period operations.

Common Stock Options and Warrants Expired (2010)

During the year ended December 31, 2010, a total of 1,935,000 options and warrants that were outstanding as of December 31, 2009 expired. The expiration of the options and warrants had no impact on the current period operations.

Common Stock Options Exercised

No options were exercised during the years ended December 31, 2011 and 2010.

The following is a summary of information about the Common Stock Options outstanding at December 31, 2011.

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Options	Contractual	Exercise	Options	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.10 – $0.25	9,364,000	1.90 years	$0.19	8,614,000	$0.19

F-47

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2011	2010

Average risk-free interest rates	0.46%	1.26%
Average expected life (in years)	1.90	2.07
Volatility	197%	441%

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s common stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its common stock options. During 2011 and 2010, there were no options granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of options granted with exercise prices at the current fair value of the underlying stock during the years ended December 31, 2011 and 2010 was approximately $0.22 and $0.20 per option, respectively.

The following is a summary of activity of outstanding common stock options:

	Number of Shares	Weighted Average Exercise

Balance, December 31, 2009	7,160,000	$0.23
Options expired	(1,685,000)	(0.36)
Options cancelled	–	–
Options granted	1,875,000	0.20
Options exercised	–	–

Balance, December 31, 2010	7,350,000	0.19
Options expired	(1,075,000)	(0.19)
Options cancelled	–	–
Options granted	3,089,000	0.22
Options exercised	–	–

Balance, December 31, 2011	9,364,000	$0.19

Exercisable, December 31, 2011	8,614,000	$0.19

The following is a summary of information about the Common Stock Warrants outstanding at December 31, 2011.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.15 - $1.00	6,842,345	1.14 years	$0.31	6,842,345	$0.31

F-48

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2011	2010

Average risk-free interest rates	0.46%	1.26%
Average expected life (in years)	1.90	2.07
Volatility	197%	441%

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s common stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its common stock warrants. During 2011 and 2010, there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock during the years ended December 31, 2011 and 2010 was approximately $0.31 and $0.41 per warrant, respectively.

The following is a summary of activity of outstanding common stock warrants:

	Number	Weighted Average Exercise
	of Shares	Price

Balance, December 31, 2009	2,670,000	$0.23
Warrants expired	(250,000)	0.30
Warrants cancelled	–	–
Warrants granted	3,552,780	0.33
Warrants exercised	–	–

Balance, December 31, 2010	5,972,780	0.29
Warrants expired	(290,000)	(0.18)
Warrants cancelled	–	–
Warrants granted	869,565	0.41
Warrants exercised	–	–

Balance, December 31, 2011	6,552,345	$0.31

Exercisable, December 31, 2011	6,552,345	$0.31

Note 13 – Forgiveness of Debt

The Company recognized debt forgiveness in the total amount of $17,115 and $77,057 during the year ended December 31, 2011 and 2010, respectively.

F-49

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On February 22, 2011 we settled a convertible promissory note in the original principal amount of $25,000 with a payment of $15,000. The note holder forgave the remaining $10,000 of principal and $4,641 of accrued interest. An additional $318 of accrued interest was forgiven from another lender whose principal debt balance was paid in full on December 17, 2010.

On March 1, 2010 we issued a total of 994,199 shares with a fair market value of $49,710 as payment on accounts payable invoices totaling $62,000, resulting in a gain of $12,290.

Note 14 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the years ended December 31, 2011 and 2010, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2011, the Company had approximately $12,899,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2025.

The components of the Company’s deferred tax asset are as follows:

	December 31,
	2011	2010
Deferred tax assets:
Net operating loss carry forwards	$4,515,000	$4,062,000

Net deferred tax assets before valuation allowance	4,515,000	4,062,000
Less: Valuation allowance	(4,515,000)	(4,062,000)
Net deferred tax assets	$–	$–

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2011 and 2010, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	December 31,
	2011		2010

Federal and state statutory rate	35%		35%
Change in valuation allowance on deferred tax assets	(35%	)	(35%	)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

F-50

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

Note 15 – Operating Lease

The Company leases its office facilities under a month to month, cancelable operating sublease agreement from one of its vendors that provide video production and editing services. The monthly rental amount under the agreement is $4,025. Lease expense totaled $33,615 and $26,000 during 2011 and 2010, respectively.

Note 16 – Commitments

On October 10, 2005 the Company entered into a ten-year distribution agreement with Comcast Programming Development, Inc. (“Comcast”), an affiliated entity of Comcast Corporation. Pursuant to the terms of the agreement, Comcast will carry PNTV’s Gaming Channel on its Digital VOD Cable Platform, which will provide programming directly related to the gaming industry and targeting the existing approximately $70 billion market. The Company will own and operate 100% of the channel. Pursuant to the agreement, the Company formed a wholly owned subsidiary, Players Network on Demand. Comcast has the option to purchase up to 40% of the common stock in the subsidiary for fair market value beginning on April 10, 2007.

Note 17 – Concentrations in Sales to Few Customers

The largest two customers accounted for 84% and 39% of revenues for the year ended December 31, 2011 and 2010, respectively, as well as, 100% and 15% of the Company’s accounts receivable balance at December 31, 2011 and 2010, respectively. An adverse change in the Company’s relationship with these customers could negatively affect the Company’s revenues and their results of operations. One of these customers subsequently terminated services as of February 29, 2012, and the other customer has prepaid licensing fees in 2011 for the right to use certain audio/video content through approximately September 30, 2012. We currently have no agreements with them beyond that date.

Note 18 – Company is Dependent on Few Major Suppliers

The Company is dependent on third-party vendors for all of its video content production and services. In 2011 and 2010, purchases from the Company’s two largest vendors accounted for approximately 54% and 43% of direct operating costs, respectively. The Company is dependent on the ability of its vendors to provide services and content on a timely basis and on favorable pricing terms. The loss of certain suppliers could have a material adverse effect on the Company. The Company believes that its relationships with its suppliers are satisfactory.

Note 19 – Subsequent Events

Officer and Director Departures

On January 13, 2012, Paul Chachko resigned as Chairman of the Board of Directors and Mark Bradley resumed the position.

On January 18, 2012, Merrill Brown resigned as Director.

On March 12, 2012, Peter Heumiller resigned as President and COO.

Common Stock Issuances

On March 31, 2012, the Company issued 266,667 shares of common stock on the vested portion of 1,000,000 previously granted restricted shares of the Company’s common stock to an independent contractor as part of an investor relations program that includes developing nine areas of communications to bring awareness to the Company’s business. The shares vest over fifteen monthly increments.

F-51

PLAYERS NETWORK

NOTES TO FINANCIAL STATEMENTS

On February 29, 2012 the Company issued 650,000 shares of common stock to its CEO for unpaid compensation. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company issued 500,000 shares of common stock to its President of Programming for unpaid compensation. The total fair value of the common stock was $40,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 25,000 shares of restricted common stock to an employee as a bonus for services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 15,000 shares of restricted common stock to an employee as a bonus for services provided. The total fair value of the common stock was $1,200 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 130,800 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $10,464 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 100,000 shares of restricted common stock to a consultant for Information Technology services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company issued 50,000 shares of free trading common stock for professional services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company issued 50,000 shares of free trading common stock for Information Technology services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On February 14, 2012, the Company sold 80,000 shares of its common stock and an equal number of warrants pursuant to a unit offering in exchange for proceeds of $8,000 to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 15, 2012, the Company sold 250,000 shares of its common stock and an equal number of warrants pursuant to a unit offering in exchange for proceeds of $25,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock Option Issuances

On February 29, 2012 the Company’s Board of Directors granted 150,000 cashless stock options as compensation for business development services to a consultant. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $8,404.

On February 29, 2012 the Company’s Board of Directors granted 300,000 cashless stock options as compensation for service on the Board of Directors to one of its directors. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $16,807.

F-52

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock being registered. All amounts other than the SEC registration fee are estimates.

SEC Registration Fee	$155
Printing and Engraving Expenses	–
Legal Fees and Expenses	20,000	*
Accounting Fees and Expenses	1,500	*
Miscellaneous	500	*
Total	$22,155

*Estimated as permitted under Rule 511 of Regulation S-K

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5 of our Bylaws provides that the Company shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Company, or (ii) while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Revised Statutes of the State of Nevada, as the same exists or may hereafter be amended. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

Common Stock

On November 6, 2012 the Company granted 73,000 shares of restricted common stock as a debt offering cost on the Dutchess Opportunity Fund convertible debt financing. The total fair value of the common stock was $5,110 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted 100,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted another 100,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

II-1

On October 12, 2012 the Company granted another 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company granted 50,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $4,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company’s Board of Directors granted the issuance of 250,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $20,000 based on the closing price of the Company’s common stock on the date of grant.

On October 12, 2012 the Company’s Board of Directors granted the issuance of 312,500 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On August 28, 2012 the Company granted 200,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $22,000 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company granted 25,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $3,750 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company granted 150,000 shares of restricted common stock to a consultant for services provided. The total fair value of the common stock was $22,500 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company’s Board of Directors granted the issuance of 143,154 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $21,473 based on the closing price of the Company’s common stock on the date of grant.

On July 10, 2012 the Company’s Board of Directors granted the issuance of 91,800 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $13,770 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company granted 175,000 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $8,750 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company issued 500,000 shares of restricted common stock for business development services provided. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company issued 500,000 shares of restricted common stock to another consultant for business development services provided. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $25,000 based on the closing price of the Company’s common stock on the date of grant.

On April 30, 2012 the Company issued 50,000 shares of restricted common stock for professional services provided. The total fair value of the common stock was $2,500 based on the closing price of the Company’s common stock on the date of grant.

II-2

On April 20, 2012, the Company sold 120,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 29, 2012 the Company’s Board of Directors granted the issuance of 650,000 shares of restricted common stock to the Company’s CEO as payment on accrued compensation. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company’s Board of Directors granted the issuance of 500,000 shares of restricted common stock to the Company’s President of Programming as payment on accrued compensation. The total fair value of the common stock was $40,000 based on the closing price of the Company’s common stock on the date of grant.

On February 14, 2012, the Company sold 80,000 shares of its common stock and an equal number of warrants, exercisable at $0.15 per share over a three year period pursuant to a unit offering in exchange for total proceeds of $8,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 29, 2012 the Company issued 650,000 shares of common stock to its CEO for unpaid compensation. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company issued 500,000 shares of common stock to its President of Programming for unpaid compensation. The total fair value of the common stock was $40,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 25,000 shares of restricted common stock to an employee as a bonus for services provided. The total fair value of the common stock was $2,000 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 15,000 shares of restricted common stock to an employee as a bonus for services provided. The total fair value of the common stock was $1,200 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 130,800 shares of restricted common stock to a consultant for video production services provided. The total fair value of the common stock was $10,464 based on the closing price of the Company’s common stock on the date of grant.

On February 29, 2012 the Company granted 100,000 shares of restricted common stock to a consultant for Information Technology services provided. The total fair value of the common stock was $8,000 based on the closing price of the Company’s common stock on the date of grant.

On February 14, 2012, the Company sold 80,000 shares of its common stock and an equal number of warrants pursuant to a unit offering in exchange for proceeds of $8,000 to the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 15, 2012, the Company sold 250,000 shares of its common stock and an equal number of warrants pursuant to a unit offering in exchange for proceeds of $25,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On October 1, 2010 the Company issued 200,000 shares of restricted common stock to a consultant for investor relation services provided. The total fair value of the common stock was $52,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 40,000 shares of restricted common stock to a law firm for legal services provided. The total fair value of the common stock was $15,000 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 100,000 shares of restricted common stock to its CEO for unpaid compensation. The total fair value of the common stock was $26,000 based on the closing price of the Company’s common stock on the date of grant.

II-3

On October 1, 2010 the Company issued 35,000 shares of restricted common stock to an employee for administration services provided. The total fair value of the common stock was $9,100 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 20,000 shares of restricted common stock to an employee for administration services provided. The total fair value of the common stock was $5,200 based on the closing price of the Company’s common stock on the date of grant.

On October 1, 2010 the Company issued 10,000 shares of restricted common stock to an employee for administration services provided. The total fair value of the common stock was $2,600 based on the closing price of the Company’s common stock on the date of grant.

On October 11, 2010 the Company issued 110,000 shares of common stock, along with warrants to purchase 110,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $16,500.

On October 11, 2010 the Company issued 75,000 shares of common stock, along with warrants to purchase 75,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $11,250.

On March 11, 2010 the Company issued 400,000 shares of common stock, along with warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000. In addition, $10,000 of the proceeds was allocated to be used to repay a portion of the accounts payable balance back to the vendor.

On March 1, 2010 the Company issued 994,199 shares of restricted common stock to the Company’s major vendor as payment on outstanding accounts payable invoices in the total amount of $62,000. The total fair value of the common stock was $49,710, resulting in debt forgiveness of $12,290.

On March 1, 2010 the Company issued 700,000 shares of common stock to its CEO for unpaid compensation. The total fair value of the common stock on March 1, 2010 was $35,000.

On March 1, 2010 the Company issued 100,000 shares of restricted common stock as prepaid compensation for service on the board of directors in 2010 to each of three directors totaling 300,000 shares. The fair value of the common stock in total was $15,000.

On March 1, 2010 the Company issued 75,000 shares of restricted common stock as prepaid compensation for service on the board of directors in 2010 to one of its directors. The fair value of the common stock in total was $3,750.

On March 1, 2010 the Company issued 100,000 shares of restricted common stock to a consultant for business development services provided. The total fair value of the common stock was $5,000.

On March 1, 2010 the Company issued 400,000 shares of common stock, along with warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000. In addition, $10,000 of the proceeds was allocated to be used to repay a portion of the accounts payable balance back to the vendor.

On January 8, 2010 the Company issued 200,000 shares of restricted common stock to a consultant for web development services provided. The total fair value of the common stock was $12,000.

On January 8, 2010 the Company issued 100,000 shares of restricted common stock to a consultant for business development services provided. The total fair value of the common stock was $6,000.

On November 30, 2009 the Company issued 183,068 shares of restricted common stock to a note holder per the conversion terms of the convertible promissory note. The shares were exchanged for a total of $10,984 of principal and accrued interest.

On November 30, 2009 the CEO accepted 500,000 shares of restricted common stock in exchange for $45,000 of unpaid salary, the fair market value of the common stock.

On November 30, 2009 the Company issued 25,000 shares of restricted common stock to a consultant for administrative services rendered. The fair market value of the shares based on the closing stock price at the grant date was $2,250.

II-4

On November 30, 2009 the Company issued 10,000 shares of restricted common stock to a consultant for administrative services rendered. The fair market value of the shares based on the closing stock price at the grant date was $900.

On November 30, 2009 the Company issued 35,000 shares of restricted common stock to a consultant for administrative services rendered. The fair market value of the shares based on the closing stock price at the grant date was $3,150.

On November 30, 2009 the Company issued 30,000 shares of restricted common stock to an employee for administrative services rendered. The fair market value of the shares based on the closing stock price at the grant date was $2,700.

On November 30, 2009 the Company issued 125,000 shares of restricted common stock to a consultant for public relation services rendered. The fair market value of the shares based on the closing stock price at the grant date was $11,250.

On November 30, 2009 the Company issued 478,000 shares of restricted common stock to a video production company for video encoding and production services. The total fair value of the common stock was $43,020. In addition, the production company agreed to forgive $39,780 of unpaid accounts payable debt.

On November 30, 2009 the Company issued 100,000 shares of restricted common stock to a consultant for public relation services rendered. The fair market value of the shares based on the closing stock price at the grant date was $9,000.

On November 30, 2009 the Company issued 75,000 shares of restricted common stock to a consultant for video production services rendered. The fair market value of the shares based on the closing stock price at the grant date was $6,750.

On November 9, 2009 the Company issued 700,000 shares of restricted common stock to a consulting firm for public relations services rendered. The fair market value of the shares based on the closing stock price at the grant date was $77,000.

On October 27, 2009 the Company issued 30,000 shares of restricted common stock that had been previously authorized and unissued.

On October 23, 2009 the Company sold 170,000 shares of restricted common stock, and warrants to purchase an additional 170,000 shares at $0.20 per share over a two year term, to an investor in exchange for proceeds of $25,500.

On October 19, 2009 the Company issued 600,000 shares of restricted common stock that had been previously authorized and unissued.

Options and Warrants

On August 9, 2012 the Company issued warrants to purchase 200,000 shares at $0.18 per share, exercisable for 60 months in exchange for cash proceeds of $50,000 received pursuant to a convertible debenture. The proceeds received were allocated between the debenture and warrants on a relative fair value basis.

On April 20, 2012, the Company granted 120,000 warrants, exercisable at $0.15 per share over a three year period as part of the sale of a unit offering, including the sale of 120,000 shares of common stock, in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 29, 2012 the Company’s Board of Directors granted 150,000 cashless stock options as compensation for business development services to a consultant. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $8,404.

On February 29, 2012 the Company’s Board of Directors granted 300,000 cashless stock options as compensation for service on the Board of Directors to one of its directors. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $16,807.

On February 14, 2012 the Company issued warrants to purchase 80,000 shares at $0.15 per share, exercisable for 36 months in exchange for cash proceeds of $8,000 from the Company’s CEO in conjunction with the sale of 80,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

II-5

On January 15, 2012 the Company issued warrants to purchase 250,000 shares at $0.15 per share, exercisable for 36 months in exchange for cash proceeds of $25,000 in conjunction with the sale of 250,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On September 22, 2011, the Company’s Board of Directors granted Mr. Chachko common stock options to purchase shares of the Company’s common stock over a five year term in the amounts and at the exercise prices set forth below, which vest as follows subject to Mr. Chachko’s continued service to the Company:

-	275,000 shares at the exercise price of price of $0.11 per share (the per share closing price on the day of grant), vesting in six equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0925, was $25,433;
-	225,000 shares at the exercise price of $0.14 per share, vesting in 12 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.914, was $20,568;
-	167,000 shares at the exercise price of price of $0.20 per share, vesting in 18 equal monthly installments from the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0894, was $14,926;
-	166,000 shares at the exercise price of price of $0.20 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that the exercise of this Option is subject to the Company receiving financing of not less than $1,000,000 within 18 months after the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0880, was $14,614; and
-	166,000 shares at the exercise price of price of $0.25 per share, vesting in 12 equal monthly installments from the Grant Date; provided, however, that this Option is exercisable only if the moving average of the Company's per share price is $0.25 or more for any six-month period after the first six months following the Grant Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 173% and a call option value of $0.0857, was $14,233.

The total fair value of the common stock options was $89,774, and was amortized over the vesting periods. The Company recognized $22,043 of compensation expense during the year ended December 31, 2011. Mr. Chachko resigned on January 13, 2012 and the options were forfeited unexercised.

On August 26, 2011, the Company’s Board of Directors granted fully vested cashless common stock options to purchase 100,000 shares of the Company’s common stock to Peter Heumiller, the Company’s former President and COO as a compensation bonus. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $3,871 and was expensed during the year ended December 31, 2011.

On August 26, 2011 the Company’s Board of Directors granted 240,000 stock options to a consultant as compensation for business development services. The options are exercisable until August 26, 2014 at an exercise price of $0.25 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0419, was $10,062 and was expensed during the year ended December 31, 2011.

On August 26, 2011 the Company’s Board of Directors granted 75,000 stock options to a consultant as compensation for business development services. The options are exercisable until August 26, 2013 at an exercise price of $0.25 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0304, was $2,277 and was expensed during the year ended December 31, 2011.

On August 26, 2011 the Company’s Board of Directors granted 50,000 cashless stock options to an employee as a compensation bonus for services provided. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $1,936 and was expensed during the year ended December 31, 2011.

On August 26, 2011 the Company’s Board of Directors granted 25,000 cashless stock options to an employee as a compensation bonus for services provided. The options are exercisable until August 26, 2013 at an exercise price of $0.15 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 172% and a call option value of $0.0387, was $968 and was expensed during the year ended December 31, 2011.

II-6

On April 20, 2011 the Company sold 869,565 shares of common stock, along with warrants to purchase 869,565 shares of common stock at $0.41 per share, exercisable over a 36 month term from the date of purchase to the Company’s CEO in exchange for total proceeds of $200,000 based on a $0.23 per share sales price. The Company’s closing stock price on the date of sale was $0.17 per share. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On March 2, 2011, the Company’s Board of Directors granted Mr. Heumiller common stock options to purchase 1,200,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “Option”), vesting in 1/24th monthly increments over the two year term of the employment agreement. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 194% and a call option value of $0.1467, was $175,993, and was amortized over the life of the options. The Company recognized $73,330 of compensation expense during the year ended December 31, 2011. Mr. Heumiller resigned on January 1, 2012 and the options subsequently terminated unexercised.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s CEO as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options to the Company’s President of Programming as compensation for services to be performed on the Board of Directors in 2011. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On February 8, 2011 the Company’s Board of Directors granted 100,000 cashless stock options as compensation for service on the Board of Directors in 2011 to one of its directors. The options are exercisable until February 8, 2014 at an exercise price of $0.25 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 200% and a call option value of $0.1423, was $14,229 and was expensed during the year ended December 31, 2011.

On December 17, 2010 the Company issued warrants to purchase 4,349,339 shares of series B convertible preferred stock at $0.41 per share over a three year period from the date of issuance, in exchange for proceeds of $1,000,000 in conjunction with the sale of 4,349,339 shares of series B convertible preferred stock.

On October 11, 2010 the Company issued warrants to purchase 165,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $24,750 in conjunction with the sale of 165,000 shares of common stock.

On October 11, 2010 the Company issued warrants to purchase 75,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $11,250 in conjunction with the sale of 75,000 shares of common stock.

On September 27, 2010 the Company issued warrants to purchase 35,000 shares at $0.20 per share, exercisable for 36 months to the Company’s major vendor in exchange for cash proceeds of $5,250 in conjunction with the sale of 35,000 shares of common stock.

On September 10, 2010 the Company issued warrants to purchase 55,000 shares at $0.20 per share, exercisable for 36 months in exchange for cash proceeds of $8,250 in conjunction with the sale of 55,000 shares of common stock.

On August 31, 2010 the Company issued warrants to purchase 120,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 120,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $12,000 in conjunction with the sale of 240,000 shares of common stock.

On July 19, 2010 the Company granted 1,500,000 cashless stock options as a bonus to the Company’s CEO. The options are exercisable until July 18, 2014 at an exercise price of $0.22 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 483% and a call option value of $0.1999, was $299,803.

II-7

On June 10, 2010 the Company issued warrants to purchase 100,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 100,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $10,000 in conjunction with the sale of 200,000 shares of common stock.

On June 10, 2010 the Company issued warrants to purchase 111,112 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $20,000 in conjunction with the sale of 111,112 shares of common stock.

On June 10, 2010 the Company issued warrants to purchase 83,334 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $15,000 in conjunction with the sale of 83,334 shares of common stock.

On June 10, 2010 the Company issued warrants to purchase 27,778 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $50,000 in conjunction with the sale of 27,778 shares of common stock.

On June 10, 2010 the Company issued warrants to purchase 55,556 shares at $0.25 per share, exercisable for 24 months in exchange for cash proceeds of $10,000 in conjunction with the sale of 55,556 shares of common stock.

On April 29, 2010 the Company issued warrants to purchase 280,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 280,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $28,000 in conjunction with the sale of 560,000 shares of common stock.

On March 23, 2010 the Company issued warrants to purchase 300,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 300,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $30,000 in conjunction with the sale of 600,000 shares of common stock.

On April 1, 2010 the Company issued warrants to purchase 300,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 300,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $30,000 in conjunction with the sale of 600,000 shares of common stock.

On March 11, 2010 the Company issued warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000 in conjunction with the sale of 400,000 shares of common stock.

On March 1, 2010 the Company granted 100,000 cashless stock options as prepaid compensation for service on the board of directors in 2010 to the Company’s CEO. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $4,942.

On March 1, 2010 the Company granted 100,000 cashless stock options as prepaid compensation for service on the board of directors in 2010 to the Company’s President of Programming. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $4,942.

On March 1, 2010 the Company granted 100,000 cashless stock options as compensation for service on the board of directors in 2010 to one of its directors. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $4,942.

On March 1, 2010 the Company granted 75,000 cashless stock options as prepaid compensation for service on the board of directors in 2010 to one of its directors. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0494, was $3,706.

On March 1, 2010 the Company issued warrants to purchase 200,000 shares at $0.20 per share, exercisable for 36 months and warrants to purchase another 200,000 shares at $0.50 per share, exercisable for 36 months, to the Company’s major vendor in exchange for cash proceeds of $20,000 in conjunction with the sale of 400,000 shares of common stock.

On November 30, 2009 the Company granted 250,000 cashless stock options to the CEO as a bonus for services rendered. The options are exercisable until November 29, 2013 at an exercise price of $0.20 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 480% and a call option value of $0.0899, was $22,477.

II-8

On November 30, 2009 the Company granted 250,000 cashless stock options to the President of Programming as a bonus for services rendered. The options are exercisable until November 29, 2013 at an exercise price of $0.20 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 480% and a call option value of $0.0899, was $22,477.

On November 30, 2009 the Company granted 250,000 cashless stock options to a consultant as compensation for video production services. The options are exercisable until November 29, 2013 at an exercise price of $0.20 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 480% and a call option value of $0.0899, was $22,477.

On August 28, 2009 the Company granted cashless options to purchase 1,500,000 shares of its common stock to the CEO as a bonus for services rendered. The options are exercisable until August 27, 2013 at an exercise price of $0.15 per share. The estimated value expensed using the Black-Scholes Pricing Model, based on a volatility rate of 438% and a call option value of $0.0998, was $149,646.

On August 28, 2009 the Company granted 150,000 stock options to a consultant as compensation for video production services. The options are exercisable until August 27, 2011 at an exercise price of $0.15 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 438% and a call option value of $0.0965, was $14,480.

On August 28, 2009 the Company granted 200,000 stock options to a consultant as compensation for investor relations services. The options are exercisable until August 27, 2012 at an exercise price of $0.20 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 438% and a call option value of $0.0990, was $19,796.

On August 28, 2009 the Company granted 200,000 stock options to a consultant as compensation for investor relations services. The options are exercisable until August 27, 2012 at an exercise price of $0.15 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 438% and a call option value of $0.0991, was $19,823.

On August 28, 2009 the Company granted a total of 300,000 cashless stock options as compensation for service to two of the Company’s board of directors. The options are exercisable until August 27, 2013 at an exercise price of $0.15 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 438% and a call option value of $0.0998, was $29,930.

On March 1, 2009 the Company granted 100,000 cashless stock options as prepaid compensation for service on the board of directors in 2010 to each of three of its directors. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0892, was $26,766.

On March 1, 2009 the Company granted 75,000 cashless stock options as prepaid compensation for service on the board of directors in 2010 to one of its directors. The options are exercisable until March 1, 2013 at an exercise price of $0.10 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 431% and a call option value of $0.0892, was $6,691.

On January 9, 2009 the Company granted cashless options to purchase 250,000 shares of its common stock to the CEO as a bonus for services rendered. The options are exercisable until January 8, 2013 at an exercise price of $0.20 per share. The estimated value expensed using the Black-Scholes Pricing Model, based on a volatility rate of 417% and a call option value of $0.1295, was $32,372.

On January 9, 2009 the Company granted cashless options to purchase 250,000 shares of its common stock to the President of Programming as a bonus for services rendered. The options are exercisable until January 8, 2013 at an exercise price of $0.20 per share. The estimated value expensed using the Black-Scholes Pricing Model, based on a volatility rate of 417% and a call option value of $0.1295, was $32,372.

On January 9, 2009 the Company granted cashless options to purchase 300,000 shares of its common stock to the CEO as a bonus for services rendered. The options are exercisable until January 8, 2012 at an exercise price of $0.20 per share. The estimated value expensed using the Black-Scholes Pricing Model, based on a volatility rate of 417% and a call option value of $0.1283, was $38,486.

On January 9, 2009 the Company granted cashless options to purchase 400,000 shares of its common stock to the President of Programming as a bonus for services rendered. The options are exercisable until January 8, 2012 at an exercise price of $0.20 per share. The estimated value expensed using the Black-Scholes Pricing Model, based on a volatility rate of 417% and a call option value of $0.1283, was $51,315.

On January 9, 2009 the Company granted 50,000 cashless stock options as compensation for service on the board of directors in 2009 to each of five of its directors. The options are exercisable until January 8, 2013 at an exercise price of $0.20 per share. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 417% and a call option value of $0.1295, was $32,372.

II-9

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

3.1(1)	Articles of Incorporation, filed with the Commission on February 7, 2000
3.2(1)	Bylaws of the Company, filed with the Commission on February 7, 2000
3.3(4)	Certificate of Amendment of Articles of Incorporation adopting name change to Players Network filed with the Nevada Secretary of State on June 9, 1994
3.4(5)	Certificate of Amendment of Articles of Incorporation Increasing the Authorized Stock filed June 4, 2007
4.1(2)	2004 Non-Qualified Stock Option Plan
4.2(3)	2006 Non-Qualified Attorneys & Accountants Stock Compensation Plan
4.3 (6)	Certificate of Designation for Series A Preferred Stock filed July 24, 2007
4.4 (9)	Amended and Restated 2004 Non-Qualified Stock Option Plan
4.5 (12)	Certificate of Designation for Series B Preferred Stock filed December 17, 2010
4.6 (12)	Form of Series B Stock Warrant dated December 17, 2010
5.1	Opinion of Crone Law Group***
10.1(4)	Distribution Agreement between the Company and Comcast Programming Development, Inc. dated October 10, 2005 **
10.2(4)	Employment Agreement dated January 1, 2005 for Mark Bradley Feldgreber
10.3(4)	Employment Agreement dated January 1, 2005 for Michael Berk
10.4(7)	Subscription Agreement dated as of October 10, 2007 by and between the Company and Timothy Sean Shiah
10.5(8)	Distribution Agreement dated June 5, 2008, between Players Network and MicroPlay, Inc. **
10.6 (12)	Series B Preferred Stock and Warrant Purchase Agreement dated December 17, 2010
10.7 (12)	Investor’s Rights Agreement dated December 17, 2010
10.8 (13)	Employment Agreement dated March 1, 2011 for Peter Heumiller
10.9 (14)	Convertible Promissory Note dated September 6, 2012 issued to Asher Enterprises, Inc. (Asher 3)
10.10 (14)	Securities Purchase Agreement dated September 6, 2012 with Asher Enterprises, Inc. (Asher 3)
10.11 (14)	Convertible Promissory Note dated July 10, 2012 issued to Asher Enterprises, Inc. (Asher 2)
10.12 (14)	Securities Purchase Agreement dated July 10, 2012 with Asher Enterprises, Inc. (Asher 2)
10.13 (14)	Convertible Promissory Note dated May 14, 2012 issued to Asher Enterprises, Inc. (Asher 1)
10.14 (14)	Securities Purchase Agreement dated May 14, 2012 with Asher Enterprises, Inc. (Asher 1)
10.15 (14)	8% Convertible Promissory Note dated August 9, 2012 issued to Continental Equities, LLC (Continental)
10.16 (14)	Note and Warrant Purchase Agreement dated August 9, 2012 with Continental Equities, LLC (Continental)
10.17 (14)	Amendment to 8% Convertible Promissory Note dated August 9, 2012 issued to Continental Equities, LLC (Continental)
10.18 (14)	Investment Agreement by and between Players Network and Dutchess Opportunity Fund, II, LP, dated November 7, 2012
10.19 (14)	Registration Rights Agreement by and between Players Network and Dutchess Opportunity Fund, II, LP, dated November 7, 2012
10.20 (14)	Promissory Note dated November 7, 2012 payable to Dutchess Opportunity Fund, II, LP with a face value of $35,000
23.1	Consent of Crone Law Group (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC*
101	Interactive Data File formatted in XBRL (eXtensible Business Reporting Language) pursuant to Rule 405 of Regulation S-T (furnished herewith)****

* Filed herewith

** Confidential Treatment Requested

***To be filed by amendment to this Registration Statement

**** Pursuant to Rule 406T of Regulation S-T, the interactive data files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, or Section 18 of the Securities Act of 1934, as amended, and otherwise are not subject to liability under those sections.

(1) Filed as an exhibit to the Company’s Registration Statement on Form 10-SB filed with the Commission on February 7, 2000.

(2) Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on September 13, 2004.

(3) Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on January 18, 2007.

(4) Filed as an exhibit to the Company's Form 10-KSB filed with the Commission on April 13, 2007.

(5) Filed as an exhibit to the Company's Form 8-K filed with the Commission on June 8, 2007.

(6) Filed as an exhibit to the Company's Form 8-K filed with the Commission on July 26, 2007.

II-10

(7) Filed as an exhibit to the Company's Form 8-K filed with the Commission on December 5, 2007.

(8) Filed as an exhibit to the Company's Form 8-K filed with the Commission on June 12, 2008

(9) Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on July 22, 2009

(10) Filed as an exhibit to the Company's Form 10-K filed with the Commission on April 7, 2010

(11) Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on September 17, 2010

(12) Filed as an exhibit to the Company's Form 8-K filed with the Commission on December 23, 2010

(13) Filed as an exhibit to the Company's Form 8-K filed with the Commission on March 10, 2011

(14) Filed as an exhibit to the Company's Form 10-Q filed with the Commission on November 19, 2012

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on December 3, 2012.

PLAYERS NETWORK

By:	/s/ Mark Bradley
Date: December 3, 2012	Mark Bradley, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

indicated.

Name	Title	Date

/s/ Mark Bradley	Director & Chief Executive Officer (Principal	December 3, 2012
Mark Bradley	Executive Officer, Principal Financial Officer & Principal Accounting Officer)

/s/ Michael Berk	Director and President of Programming	December 3, 2012
Michael Berk

/s/ Doug Miller	Director	December 3, 2012
Doug Miller